Exhibit 10.50(a)

MULTIPLE HEARTH FURNACE (MHF) CONTRACT

(CROWFOOT PROJECT)

UNIT # 1

Between

INDUSTRIAL FURNACE COMPANY, INC.,

As Seller

and

RED RIVER ENVIRONMENTAL PRODUCTS, LLC

As Purchaser

Project No. 65214

RFP No. EFH-101

*	indicates portions of the exhibit that have been omitted pursuant to a request for confidential information. The non-public information has been filed with the Commission.

Page i

TABLE OF ATTACHMENTS:

Attachment 1	Defined Terms

Attachment 2	Technical Requirements

Attachment 3	Schedule of Values

Attachment 4	Form of Notice of Unit Installation Completion

Attachment 5	Lien Waiver Forms

Attachment 6	Scheduled Completion Dates

Attachment 7	Performance Test Procedures, Conditions and Protocol

Attachment 8	Time and Material Rates

Attachment 9	EPC Schedule

Attachment 10	Supplemental Terms for On-Site Services

Attachment 11	Confidentiality Agreement

Attachment 12	Seller’s Customary Training Manual

Attachment 13	Form of Performance/Payment Bond

Attachment 14	Form of Parent Guaranty

Attachment 15	Arbitration Procedures

Attachment 16	Site Requirements

Attachment 17	Site Layout

Attachment 18	Description of Water, Electric Power and Other Utilities Required by Seller

Attachment 19	Spare Parts List and Delivery Schedule

Page ii

THIS AGREEMENT (“Contract”) is entered into as of the Effective Date by and between:

INDUSTRIAL FURNACE COMPANY, INC., a New York corporation, having a principal place of business at 40 Humboldt Street, Rochester, New York, 14609 (together with its successors and assigns permitted under this Contract, “Seller”); and

RED RIVER ENVIRONMENTAL PRODUCTS, LLC, a Delaware limited liability company having a principal place of business at 8100 SouthPark Way, Unit B, Littleton, Colorado 80120 (together with its successors and assigns permitted under this Contract, “Purchaser”). Purchaser and Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

Seller is engaged in the business of manufacturing, delivering, erecting, and commissioning various kinds of multi-hearth furnace (“MHF”) equipment and of providing services and training in support of the installation and use thereof.

Purchaser desires to purchase, and Seller desires to sell, one (1) of four (4) multi-hearth furnaces and associated equipment, together with certain installation support and training services in connection with Purchaser’s project (“Project”) located on the south side of Parish Road 604 in Armistead, Red River Parish, Louisiana, (“Site”) all subject to the terms set forth herein.

This Contract is one (1) of four (4) contracts, each for a separate multi-hearth furnace, which taken as a whole provide for the four (4) multi-hearth furnaces to be installed as part of the Project (collectively, the “Multi-Hearth Furnace Contracts”).

Purchaser has appointed its EPC contractor, BE&K Construction Company, LLC as its representative for purposes of administering this Contract on behalf of Purchaser.

Therefore, in consideration of the premises and promises stated herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Definitions

Defined terms are in Attachment 1 (“Defined Terms”).

Articles

Article 1.	Scope of Supply

Certain Seller Obligations. Seller shall manufacture, deliver, install, startup, test, and commission the Equipment and perform the associated Services as more fully described in Attachment 2 (“Technical Requirements”), subject to the terms and conditions in this Contract. The “Equipment” includes one Unit that shall be the first multi-hearth furnace to be installed at the Project (“Unit #1”). All Work shall be performed in strict accordance with this Contract. The Work to be performed by Seller is that Work specifically set forth in this Contract and the work necessarily incidental thereto. Except as otherwise provided in this Contract, Seller shall supply, at its own cost, all equipment, materials, labor and any other supplies, equipment or services

(other than those obligations to be performed by or on behalf of Purchaser pursuant to the terms of this Contract, including supplying those Certain Purchaser Test Obligations) necessary to properly perform the Work. Any quantity, list, division or classification of Work in any of the plans or drawings is furnished only to facilitate the Work and does not limit Seller’s obligations hereunder. Seller shall check all such information and satisfy itself that it is correct. In no event shall Purchaser’s review or comment relieve Seller of its responsibilities.

Seller shall at its expense comply with all of its obligations under the Contract Documents and shall provide everything required of it for the execution of the Work including, but not limited to, home office support, insurance, technical field assistance, engineering, fabrication, manufacturing, transportation, installation, drawings and documentation, operations and maintenance manuals, start-up services, commissioning, and performance testing unless explicitly excluded or limited in this Contract. Seller shall perform and execute the terms of this Contract as an independent contractor, and Seller acknowledges that Seller is not and shall not be, nor shall it act or hold itself out as an agent or employee of Purchaser or EPC Contractor pursuant to this Contract. As, and to the extent, the Parties may desire, Seller may be designated an agent of Purchaser pursuant to a separate agency agreement between the Parties. Seller shall be solely responsible for all construction means, methods, techniques, sequences, procedures, training and startup in connection with the performance of the Work, except as otherwise required hereunder (e.g., Seller shall comply with EPC Contractor’s Project safety program). Seller recognizes that the Work is part of the larger Project and Seller has included in the Contract Price all costs for complying with Site requirements set forth in Attachment 16 (“Site Requirements”) and EPC Contractor’s safety requirements (BE&K Safety and Health Procedures, Sept 2003) provided to Seller by Purchaser prior to the Effective Date. Seller shall prepare and submit to Purchaser written monthly progress reports in form and substance substantially similar to reports prepared by Seller for other projects similar to the Project and reasonably satisfactory to Purchaser; provided, however, that such reports may be consolidated with similar reports prepared in connection with one or more of the other Multi-Hearth Furnace Contracts related to the Units. Seller shall at all times keep the Site free from unreasonable accumulation its waste materials or rubbish. As soon as practicable after the completion of the Work on Site, Seller shall remove all waste material and rubbish from and around the Site, and Seller shall also remove all of its construction and installation equipment and materials not required to complete Seller’s obligations to Purchaser under the other Multi-Hearth Furnace Contracts.

Certain Purchaser Obligations. Purchaser shall provide (or cause to be provided) at the Site: (a) suitable roads, access, egress, laydown and storage areas for the Equipment and other Work, and parking all as more particularly described in Attachment 17 (“Site Layout”), and (b) water, electric power, and other utilities all as more particularly described in Attachment 18 (“Description of Water, Electric Power and Other Utilities Required by Seller”). Furthermore, if in performance of the Work Seller encounters unknown and concealed subsurface conditions at the Site which are inconsistent with and not reasonably inferable from the information provided by or on behalf of Purchaser to Seller concerning the Site or surrounding areas, then notice of such conditions shall be promptly given to Purchaser by Seller. If such conditions are, in fact, of such nature so as to materially and adversely affect the performance by Seller of its obligations under this Contract, then Seller will be entitled to equitable adjustment in the Contract Price or the Project Schedule, or both in accordance with Article 19. In addition, if part of the Work depends upon proper execution or results of other work to be performed by Purchaser, EPC Contractor, or anyone under the direction or control of either, Purchaser shall cause such work to be performed correctly and in a manner so as not to impede Seller’s progress in the Work pursuant to a Change Order executed in accordance with Article 19.

Hazardous Materials. Purchaser, at its sole cost and without cost or liability to Seller, shall remove and dispose of any Hazardous Materials that are identified at the Site by Seller in performing the Work except for Hazardous Materials that were brought onto the Site by Seller, its Subcontractors or any other person or entity performing Work on behalf of Seller, in which case Seller, at its sole cost and without cost or liability to Purchaser, shall remove and dispose of such Hazardous Materials. “Hazardous Materials” means any substance or material that is, or may become, dangerous or harmful to the health and welfare of life or the physical environment that is included within the definitions of “hazardous substances”, “hazardous waste”, “hazardous materials”, “toxic substances”, “hazardous pollutants” or “toxic pollutants” in any environmental or other federal, state or local Applicable Legal Requirements.

Article 2.	Contract Price

Purchaser shall pay to Seller the fixed-price Contract Price in the amount of * in full payment and consideration for the Work and the performance by Seller of its obligations under this Contract. All pricing information provided is in U.S. dollars. The Contract Price is subject to adjustment in accordance with Article 3 and the other terms of this Contract. Payment shall be made in accordance with the payment terms and conditions set forth in Article 4 and in accordance with the Schedule of Values set forth in Attachment 3.

Article 3.	Project Security and Favored Customer Status

Project Security. On or before the date of Financial Close for the Project, Seller shall furnish a separate performance and payment bond (the “Bond”) in an amount equal to the total Contract Price and otherwise in form and substance substantially similar to the forms of bond set forth in Attachment 13 (“Form of Performance/Payment Bond”). The Bond shall secure performance by Seller (other than for the portion of the Work constituting design services and any warranty and Performance Guarantees) of all of its obligations under this Contract to cause Unit #1 to achieve Substantial Completion as provided in Article 10 herein and shall also secure payment by Seller of each Subcontractor performing work with respect to Unit #1. The Bond applicable to Unit #1 shall only secure performance with respect to Unit #1. The Contract Price includes * in respect of this Bond. If Seller is unable to obtain or maintain the Bond, then Purchaser may terminate this Contract in whole or in part for such inability by Seller pursuant to this Article 3 and such termination shall be Purchaser’s sole remedy in such event. If Purchaser terminates this Contract pursuant to this Article 3, then Purchaser shall also be entitled to terminate all of the other Multi-Hearth Furnace Contracts pursuant to Article 3 thereunder. If Purchaser terminates any of the other Multi-Hearth Furnace Contracts pursuant to Article 3 thereunder, then Purchaser shall also be entitled to terminate this Contract pursuant to Article 3 hereunder.

At any time following the Unit Installation Completion Date, Purchaser may direct or approve, by written notice to Seller, a reduction in amount or termination of the Bond for Unit #1 so as to facilitate the issuance or enhancement of performance security provided by or on behalf of Seller under the other Multi-Hearth Furnace Contracts.

Any termination of this Contract by Purchaser under this Article 3 shall be effective upon receipt by Seller of written notice thereof. Upon receipt of such termination notice, Seller shall cease (and not merely suspend) performance of the Work. In the event of termination under this Article 3, Seller shall be entitled to the following payments:

(i)	the reimbursable costs, if any, incurred through the effective date of termination which have not yet been reimbursed by Purchaser, and

(ii)	all amounts outstanding under Article 4 and not yet paid for achievement of Milestones and/or progress payments and for Work performed, including work-in-progress at the time of termination, so long as such work-in-progress is made available to Purchaser.

In addition to the above payments in this Article 3, Seller shall be entitled to keep all funds previously paid by Purchaser under this Contract in accordance with Article 4 for Work performed prior to termination, and such amounts together with the above payments shall constitute payment in full of the Contract Price, and Seller shall receive no further payments under this Contract. Seller shall calculate amounts due pursuant to this Article 3 and submit such calculation to Purchaser within thirty (30) days of termination together with documentation substantiating all costs, which amounts will be subject to audit by Purchaser. In no event shall Seller be entitled to lost profits, opportunity costs or other amounts with respect to Work that has not been performed prior to termination under this Article 3. Payments resulting from this termination (or any portion thereof) will be made by Purchaser within thirty (30) days following a correct invoice therefor accompanied by reasonable documentation in support thereof. Purchaser shall own, and have salvage rights to, all materials and other Work to the extent that Purchaser has paid for the same, and Seller shall make such materials reasonably accessible to Purchaser or deliver to Purchaser, at Purchaser’s option, any materials or Work paid for by Purchaser but in the possession of Seller or its Subcontractors promptly after termination under this Article 3. In addition, Seller shall assign to Purchaser any or all of its contracts with Subcontractors relating to the Work (including, but not limited to, any warranties relating to equipment or materials previously supplied by such Subcontractor) as and to the extent requested in writing by Purchaser. Notwithstanding termination hereunder, the Parties shall remain liable to each other for liabilities that have accrued under other terms of this Contract prior to such termination, and the Parties shall remain obligated and liable for obligations under this Contract that by their express terms survive termination, but only to the extent applicable. The Parties recognize, agree and acknowledge that Purchaser’s termination right hereunder is a permitted action under this Contract and not a breach hereof or a default hereunder.

Within ten (10) Business Days following the execution of this Contract by both Parties, Purchaser shall furnish a guaranty by Owner, in form and substance substantially similar to the Form of Parent Guaranty set forth in Attachment 14, whereby Owner shall guarantee Purchaser’s financial obligations to Seller pursuant to the terms and conditions of this Contract (“Parent Guaranty”); provided, however, that such Parent Guaranty shall expire, and neither Purchaser nor Owner shall thereafter be required to provide security hereunder for the benefit of Seller upon the date of Financial Close for the Project.

Seller shall provide a level of service to Purchaser consistent with and reasonably no less than the level of services provided to Seller’s other customers for Seller’s services. Furthermore, upon Purchaser’s request and to the extent necessary considering the Project Schedule and the general progress of the Work, Seller shall make Bill Mansfield and Bill Lill available to the Project for up to three and one-half (3  1/2) days a week for the Work until Unit Installation for all four (4) of the Units has been achieved. Seller also agrees to give Purchaser a priority to use Seller’s capacity during the term of this Contract and each of the other Multi-Hearth Furnace Contracts *. Purchaser and Seller shall have up to seven (7) Business Days after receipt of such written notice from one Party to the other to determine if the Parties will negotiate in good faith to supply such additional multi-hearth furnace(s) to Purchaser. If the Parties so agree, they shall thereafter negotiate in good faith the agreement for the additional multi-hearth furnace(s). *

Article 4.	Payments and Liens

Contract Price. Purchaser shall pay the Contract Price to Seller in the manner and at the times specified in this Article 4, and Seller shall accept such payment of the Contract Price by Purchaser (exclusive of taxes and other governmental charges, for which Purchaser is responsible as provided in Article 17) for the Work to be performed and all materials to be delivered hereunder, which Contract Price shall only be subject to additions and deductions by Change Orders as provided in Article 19 of this Contract.

Schedule of Values. The Schedule of Values included as Attachment 3 will serve as the basis for progress payments; provided, however, that Purchaser shall withhold * percent (*%) from each payment as retainage until Substantial Completion is achieved for both Unit #1 and Unit #2. The retainage shall be held by Purchaser as security for performance of Seller’s obligations hereunder and any interest thereon shall accrue for the account of Purchaser and not Seller. Purchaser shall hold and apply the retainage to cure any Seller defaults, satisfy Seller’s obligation for payment of Liquidated Damages, make payments to remove liens filed by Subcontractors against Seller or any part of the Project or the Equipment (but not if Seller has provided a lien bond covering the full amount of the lien), and satisfy any and all other payment obligations of Seller under this Contract related to Unit #1. Upon Substantial Completion for both Unit #1 and Unit #2, all unapplied retainage and other amounts due Seller pursuant to this Contract shall be paid except retainage in an amount equal to one hundred fifty percent (150%) of the remaining Punch List items for Unit #1 shall continue to be held by Purchaser until such Punch List items have been completed. The retainage amount allocated to each Punch List item shall be paid promptly upon completion of such Punch List item and submission of an Application for Payment therefor.

Application for Payment. Seller shall, on or before the fifth (5th) day of each calendar month (or the following Business Day), prepare and submit to Purchaser Applications for Payment for the prior calendar month’s Work (each, “Application for Payment”) which shall include:

(i)	identification of each completed Milestone identified in Attachment 3 (“Schedule of Values”);

(ii)	description of the applicable Work completed;

(iii)	the total payment sought in the Application for Payment based upon the Schedule of Values, including the appropriate supporting documentation of the foregoing;

(iv)	partial waivers and releases of liens from Seller and each of its Subcontractors with contracts with Seller having a value of one hundred thousand dollars ($100,000) or more (each a “Major Subcontractor”), in each case in the appropriate form set forth in Attachment 5 (“Lien Waiver Forms”); or, if such waiver and release is not provided, a lien bond in the full amount then due under the applicable Major Subcontractor subcontract;

(v)	tax forms, legible copies of invoices, and such other information Purchaser may require, and which Seller possesses or may reasonably obtain, to support tax exemptions, rebates or other tax incentive programs for the Project; and

(vi)	such other information reasonably requested by Purchaser.

Within ten (10) Business Days after the receipt of each Application for Payment, Purchaser shall review the Application for Payment to verify:

(i)	completion of the Work for which payment is sought;

(ii)	that the Work conforms to its requirements;

(iii)	that the invoice and supporting documentation have been properly submitted and are accompanied by appropriate waivers and releases of liens (or lien bond) from Seller and applicable Major Subcontractors in the appropriate form set forth in Attachment 5 (“Lien Waiver Forms”); and

(iv)	that the invoiced amount reflects the value of the Work identified in the Schedule of Values.

Upon such verification, Purchaser shall approve the Application for Payment or shall advise Seller if all or any portion of the Application for Payment is not approved. Purchaser shall provide specific reasons for any disapproval of an Application for Payment or a portion thereof. If Purchaser disputes a portion of an Application for Payment, Purchaser shall nonetheless pay the undisputed portion of the Application for Payment in accordance with this Contract; provided, however, that Purchaser may withhold a maximum of * of disputed amounts at any one time under this Contract and all of the Multi-Hearth Furnace Contracts (collectively), and any disputed amount in excess of * shall nonetheless be paid to Seller, subject to Purchaser’s ability to recover the applicable portion of such amounts, together with interest to the extent the dispute is resolved in Purchaser’s favor. Disputes involving payments or Applications for Payments will be handled in accordance with Article 28.

Within thirty (30) days after receipt of each Application for Payment, Purchaser shall pay directly to the account of Seller all amounts properly due and owning in respect of the Application for Payment.

If any amounts withheld are subsequently found to have been due and owing in accordance with this Contract, Purchaser shall pay Seller a late charge on any such amount from the day following the original due date until the date of payment at the Late Payment Rate. If any amounts paid are subsequently found to have not been due and owing, Seller shall refund such amounts and pay Purchaser an improper payment charge at the Late Payment Rate on any such amount from the day following the date paid to Seller until the date of refund.

Payment of Subcontractors. Seller shall: (a) promptly pay each of its Subcontractors the amount to which such Subcontractor is entitled; (b) indemnify and hold harmless Purchaser from any loss, cost or expense, including, but not limited to, reasonable attorneys’ fees, arising from Seller’s uncured breach of this Article 4; and (c) by an appropriate agreement with each Subcontractor, require each Subcontractor to make payments to their respective subcontractors in a similar manner. Seller shall cause each Major Subcontractor to provide Purchaser with a lien waiver in the appropriate form in Attachment 5 (“Lien Waiver Forms”) at the time of each Application for Payment through the last payment received by Seller and upon completion of the Work. In lieu of a lien waiver, Seller may provide a lien bond or other security reasonably satisfactory to Purchaser. Purchaser shall have no obligation to pay or ensure the payment of any monies to any Subcontractor except as may otherwise be required by Applicable Legal Requirements.

Effect of Changes in Contract Price. Changes to the Contract Price will be made pursuant to Change Orders in accordance with Article 19.

Right of Offset. Either Party shall be entitled at all times to set-off against any amount due to the other Party under this Contract any amount otherwise due under this Contract. In addition, either Party shall be entitled at all times to set-off against any amount due to the other Party under any Multi-Hearth Furnace Contract any amount otherwise due under this Contract.

Conditions for Final Payment. As a condition for Purchaser’s final payment for the Work, Seller shall: (a) submit a final release and lien waiver in the appropriate form in Attachment 5 (“Lien Waiver Forms”), which release and lien waiver will be conditioned upon receipt of the final payment; (b) provide all final “as-built” drawings, manuals, documentation, and test reports as specified in Attachment 2 (“Technical Requirements”) and this Contract; (c) provide, or have provided, to Purchaser all spare parts specified in Attachment 19 (“Spare Parts List and Delivery Schedule”), if any; (d) prepare and submit the final and complete operations and maintenance manual and other submittals specifically required to be submitted; and (e) provide any other deliverables included within the Work that have not been previously provided.

Liens. Provided Purchaser makes all payments when due hereunder and under each of the other Multi-Hearth Furnace Contracts, Seller shall keep Purchaser’s Site and the Project (or any component thereof) free and clear of all claims and encumbrances arising from performance of the Work by Seller or its Subcontractors. Seller shall indemnify and save harmless Purchaser from all lien claims, demands, cause of action, or suits of any nature to the extent caused by the Services, labor, materials and any other component of the Work furnished by Seller or Subcontractors to the extent Purchaser has paid Seller therefor. Fully executed partial release and waiver of liens and claims in the forms set forth in Attachment 5 (“Lien Waiver Forms”) shall accompany each Application for Payment. Such partial waiver of liens shall be to the extent of payments made by Purchaser to Seller with respect to each applicable Major Subcontractor. Prior to final payment Seller shall furnish in the appropriate form in Attachment 5 a good and sufficient waiver of lien from itself and:

(i)	a release of liens and waiver from every Major Subcontractor, or,

(ii)	if any Major Subcontractor refuses to furnish a release and waiver in full, Seller shall, at its own expense, furnish a bond or other security reasonably satisfactory to

Purchaser and EPC Contractor to indemnify Purchaser and EPC Contractor against any claim of lien until the lien is removed or the statutory period to file any action on such lien has expired.

If any claim or lien is asserted by any Subcontractor or any person or entity claiming rights as a result of its relationship with Seller or any Subcontractor against the Site or the Project (or any component thereof) and Seller does not within a reasonable time remove, satisfy, or otherwise settle or provide reasonable security against such claim or lien, Purchaser may, in its sole discretion, withhold the full amount of such claim or lien from any amounts due to Seller hereunder (without obligation to satisfy or settle such claim or lien) until such time as such lien or claim is unconditionally released or Seller satisfies such lien or provides a bond or other security reasonably satisfactory to Purchaser.

Article 5.	Termination for Convenience

Purchaser shall have the right to terminate this Contract at any time for its convenience, and termination for convenience shall be effective upon receipt by Seller of written notice thereof. Upon termination for convenience, Seller shall be entitled to payment as set forth below; provided, however, that prior to the earlier of Financial Close for the Project or February 28, 2009, total payments due to Seller for all Work performed up to the date of termination shall in no event exceed * percent (*%) of the aggregate Contract Prices of the four (4) Multi-Hearth Furnace Contracts plus costs incurred pursuant to Article 24, if any. Seller shall be entitled (but shall not be obligated) to stop the Work under this Contract and upon such election and the provision of written notice thereof to Purchaser, the Work shall be considered suspended in accordance with Article 24 below if Purchaser fails to achieve Financial Close before February 28, 2009, in which case: (a) the reasonable costs of suspension as allowed pursuant to Article 24 will be recoverable by Seller, such costs shall be paid promptly to Seller upon submission of an Application for Payment therefor and such costs shall not be included within the * percent (*%) limit set forth above; and (b) notwithstanding anything to the contrary in Article 24, Seller shall not be required to resume any Work until it is reasonably assured that Purchaser can pay for such Work. In addition, if Financial Close for the Project has not occurred by April 30, 2009, Seller may terminate this Contract and the other Multi-Hearth Furnace Contracts for its convenience and shall not be required to continue the Work. In such event, Seller shall be entitled to recover all costs as if it had suspended the Work pursuant to Article 24, which shall be paid promptly to Seller upon submission of an Application for Payment therefor. Notwithstanding the reference to Article 24 in the preceding sentence, such reference is solely with respect to cost recovery, and Purchaser shall not be entitled to the additional cure periods described in Article 24 for purposes of this Article 5.

If the Project Schedule cannot be maintained as a result of the * percent (*%) limit set forth above, Seller shall notify Purchaser in writing as soon as it is aware that additional costs are required to maintain the Project Schedule. Approval to exceed the * percent (*%) limit set forth above or to extend the Project Schedule will be made solely and promptly by Purchaser in consultation with Seller. In no event shall total payments for Work performed up to the earlier of Financial Close for the Project or February 28. 2009 due to Seller exceed * percent (*%) of the aggregate Contract Prices of the four (4) Multi-Hearth Furnace Contracts, plus costs incurred pursuant to Article 24. If Financial Close for the Project occurs after February 28, 2009, then

Seller shall be entitled to an equitable adjustment of the * percent (*%) limitation described in the preceding sentence as required to maintain the Project Schedule notwithstanding such delay pursuant to a Change Order executed in accordance with Article 19.

In the event of termination for convenience and subject to the limitation above on spending prior to Financial Close for the Project, Seller shall be entitled to the following payments:

(i)	the reimbursable costs, if any, incurred through the effective date of termination which have not yet been reimbursed by Purchaser,

(ii)	all amounts outstanding under Article 4 and not yet paid for achievement of Milestones and/or progress payments for Work performed or in progress,

(iii)	all necessary and reasonable cancellation charges incurred by Seller in relation to its Subcontractors; provided, however, that Seller has exercised reasonable efforts to minimize such costs, and

(iv)	reasonably incurred actual costs of demobilization.

The foregoing payments described in clauses (i) to (iv) above are referred to collectively as the “Termination Payments”.

In addition to the above payments upon termination for convenience, Seller shall be entitled to keep all funds previously paid by Purchaser under this Contract in accordance with Article 4 for Work performed prior to termination, and such amounts together with the above payments shall constitute payment in full of the Contract Price, and Seller shall receive no further payments under this Contract. Seller shall calculate amounts due pursuant to this Article 5 and submit it to Purchaser within thirty (30) days of termination together with documentation substantiating all costs, which amounts will be subject to audit by Purchaser. In no event shall Seller be entitled to lost profits, opportunity costs or other amounts with respect to Work that has not been performed prior to termination. Total payments under this Article 5 together with all other payments made under this Contract to Seller prior to termination shall not in any event exceed * percent (*%) of the Contract Price. Notwithstanding a termination hereunder, the Parties shall remain liable to each other for liabilities that have accrued under other terms of this Contract prior to such termination, and the Parties shall remain obligated and liable for obligations under this Contract that by their express terms survive termination, but only to the extent applicable. The Parties recognize, agree and acknowledge that Purchaser’s termination right hereunder is a permitted action under this Contract and not a breach hereof or a default hereunder. Payments resulting from this termination (or any portion thereof) will be made by Purchaser within thirty (30) days following a correct invoice therefor accompanied by reasonable documentation in support thereof. Purchaser shall own, and have salvage rights to, all materials and other Work to the extent that Purchaser has paid for the same, and Seller shall make such materials reasonably accessible to Purchaser or deliver to Purchaser, at Purchaser’s option, any materials or Work paid for by Purchaser but in the possession of Seller or its Subcontractors after termination. Termination for cause is addressed in Article 24. In addition, Seller shall assign to Purchaser any or all of its contracts with Subcontractors relating to the Work (including, but not limited to, any warranties relating to equipment or materials previously supplied by such Subcontractor) as and to the extent requested in writing by Purchaser.

The Parties understand and agree that any entitlements accruing to Seller pursuant to this Article 5 are intended and designed to compensate Seller for its reasonable costs of suspension as to the entire Project and not simply as regards Unit #1, and, therefore, any payments made by Purchaser to Seller under this Article 5 shall not be duplicative of similar payments made under the other Multi-Hearth Furnace Contracts. If Seller elects to terminate this Contract for convenience pursuant to this Article 5, Seller shall simultaneously terminate each of the other Multi-Hearth Furnace Contracts pursuant to Article 5 therein.

Article 6.	Title Transfer, Delivery, Risk of Loss, Shipment to Storage

Passage of Title. Title to each item of Equipment or materials shall be passed to Purchaser upon delivery to the Delivery Point or payment, whichever occurs first.

Delivery and Delivery Point. The “Delivery Point” shall be the location at the Site designated by Purchaser in a written notice to Seller. Purchaser may change the location of the Delivery Point with Seller’s consent, which shall not be unreasonably withheld, conditioned, or delayed. “Delivery” shall occur after off-loading the Equipment at the Delivery Point. Within two (2) Business Days after receipt of written notice from Seller that Equipment has been off-loaded at the Site, Purchaser shall provide written notice to Seller of any rejection of such Equipment, but Seller may keep such Equipment on site if the reason for the rejection may be corrected or cured during Seller’s performance of the Work.

Passage of Risk of Loss. Seller shall remain responsible for risk of loss or damage to the Equipment and materials incorporated therein until Delivery. Thereafter, the Equipment shall remain in the custody and control of Seller until incorporated into the Project but shall be covered under Purchaser and/or EPC Contractor’s “All Risk Builder’s Risk” insurance, under which Seller and its applicable Subcontractors shall be additional insureds and who shall receive a waiver of subrogation thereunder.

Shipment to Storage. Seller shall be responsible for all storage costs prior to Delivery except in the case where, after the Scheduled Ready to Ship (“RTS”) Date (“Scheduled RTS Date”), any part of the Equipment cannot be shipped to the Delivery Point because Purchaser cannot accept delivery due to reasons other than those caused by Seller. If Purchaser cannot accept delivery after the Scheduled RTS Date, Seller may ship such part of Equipment to storage upon written notice to Purchaser and approval by Purchaser of the proposed storage facility, which approval shall not be unreasonably withheld, conditioned, or delayed. For the purposes of this section, unless otherwise specified herein, the Scheduled RTS Date for any part of the Equipment shall be the date that is four (4) weeks prior to the date for delivery of such part as is specified in Attachment 3 (“Schedule of Values”). Upon Purchaser’s notice of its ability to accept Delivery of the Equipment, Seller shall resume transportation of the Equipment to the Delivery Point. To the extent the Equipment or part thereof is placed in storage as provided under this Article after the Scheduled RTS Date, the following conditions shall apply:

(i)	title shall thereupon pass to Purchaser (if it had not already passed) upon arrival at the approved storage facility, but risk of loss shall remain with Seller until Delivery;

(ii)	any amounts otherwise payable to Seller upon Delivery or title transfer shall be due and payable; and

(iii)	Purchaser shall be responsible for the reasonable storage and maintenance costs and any insurance or other related costs, and Purchaser shall pay such costs (including late payment charges imposed by the storage provider) on a monthly basis upon submission of Seller’s invoices and reasonable supporting documentation. Seller shall remain responsible for the original shipping costs to the Site but Purchaser shall be responsible for any additional shipping costs associated with the storage. Storage of Equipment will be so maintained by Seller for up to one (1) year. If storage of Equipment is required beyond one (1) year, the Parties shall negotiate a mutually agreeable solution to disposition of the Equipment, which disposal will be at Purchaser’s expense.

Seller’s Transportation Service. Except for extra shipping costs incurred as a result of storage, Seller shall provide transportation for the Equipment as a part of this Contract. Seller shall be responsible for all fees and expenses including, but not limited to, those covering preparation of consular documents, freight, and warehouse-to-warehouse and warehouse-to-Site insurance. In performing such service, Seller will comply with reasonable instructions of Purchaser or, in the absence thereof, shall act according to its best judgment. Seller shall retain risk of loss for the Equipment during transportation, subject to Articles 20 and 25, and shall be liable or otherwise held responsible for any delay in performance of the transportation service or arrival of the Equipment, except to the extent such delays are caused by shipment to storage after the Scheduled RTS Date, Purchaser or anyone under its direction or control (other than Seller or its Subcontractors). Claims by Purchaser for damaged Equipment shall be accompanied by documentation reasonably necessary to substantiate the claim.

Article 7.	Drawings

Seller shall furnish PDF files of all plans, drawings, specifications and similar documents delivered by Seller in performing the Work (“Drawings”) in accordance with the data submittal requirements set forth in Attachment 2 (“Technical Requirements”). Timely submittal of all required data is important for support of overall Project design and installation schedules. Such Drawings shall be properly identified as directed by Purchaser. All Drawings submitted by Seller shall be first submitted to Purchaser before being submitted in final form to Purchaser. Purchaser may make suggestions regarding the Drawings, but such review by Purchaser shall not relieve Seller from responsibility for errors or omissions therein. If Purchaser makes any correction, change or suggestion to any Drawing, Purchaser shall return the Drawing to Seller no later than fourteen (14) days after receipt from Seller. All changes required as a result of errors or omissions shall be made by Seller irrespective of any prior review by Purchaser. For the avoidance of doubt the provided Drawings shall be comparable to those normally supplied by Seller in connection with a new MHF installation.

All non-proprietary Drawings prepared by Seller for the Project and delivered to Purchaser shall be the sole property of Purchaser. Purchaser shall have a royalty-free, irrevocable, perpetual license to use all proprietary Drawings solely in connection with the construction, operation and maintenance of the Project, and Purchaser shall be entitled to share the Drawings with EPC Contractor as required to design and erect any interfacing or connecting structure, piping, electrical raceway, instrumentation or other similar appurtenances; provided, however, that EPC Contractor agrees to the same restrictions on use as Purchaser in a writing addressed to Seller and signed by EPC Contractor. Any disclosure of Confidential Information in the Drawings designated as provided in Article 26 shall be subject to confidentiality provisions at least as strict as those included in Article 26 and in the confidentiality agreement between the Parties included at Attachment 11 (“Confidentiality Agreement”). Seller shall deliver all Drawings to Purchaser not later than the completion of the Work.

During the progress of the Work, Seller shall keep at the Site a record of all Work performed which is different from, or in addition to, that shown on Purchaser’s drawings, a copy of which shall be provided to Purchaser promptly after their preparation or, if applicable, after their correction or modification. Such changes by Seller shall clearly and accurately show the “as-built” conditions and dimensions of all Equipment. Seller shall deliver copies of such final “as-built” drawings to Purchaser as requested and as a condition of final payment.

All documents used to develop the Drawings created by Seller and delivered pursuant to this Contract, including, but not limited to, all drafts, studies, work papers, work product, data and information delivered to Purchaser as part of the Work (collectively, “Materials”) and all of Seller’s copyrights, inventions and other intellectual property interest therein will remain owned solely and exclusively by Seller, and Purchaser shall retain no ownership interest therein, whether or not the Project is completed, except as specifically provided herein. Seller hereby grants Purchaser a non-exclusive, perpetual, irrevocable, fully paid-up license to copy, create derivative works of, and transmit all or any part of the delivered Materials solely in connection with the ownership, financing, operation, maintenance, repair or replacement of the Project, but any disclosure of any of the foregoing delivered Materials designated as Confidential Information in accordance with Article 26 shall be subject to confidentiality provisions at least as strict as those included in Article 26 and the confidentiality agreement between the Parties included at Attachment 11. Before any of the confidential or proprietary delivered Materials are disclosed to any person or entity other than Purchaser, EPC Contractor or any lender, such person or entity shall agree to confidentiality terms at least as strict as those included in Article 26.

Article 8.	Quality

Substitution of other items for those specified in the specifications by brand name is not acceptable unless the term “or approved equal” appears in the specifications or if the specified item is not available on commercially reasonable terms (including, but not limited to, the delivery schedule for such item). Should Seller wish to substitute items, Seller shall make a written request to Purchaser and will provide data to demonstrate that the substituted item(s) is, in fact, technically equivalent or better and of comparable or better quality to the specified item. All substituted items must be approved in writing by Purchaser, which approval will not be unreasonably withheld, conditioned, or delayed. Except to the extent Seller would otherwise be entitled to a Change Order, under no circumstances shall Purchaser’s acceptance or rejection of a Seller’s request for an “approved equal” item result in an increase in the Contract Price, delay in the Project Schedule, or a change in the performance requirements. Acceptance or rejection of Seller’s request shall be given within seven (7) days of receipt of such request accompanied by supporting data.

Seller shall ensure that the Equipment complies with the standards of quality specified by this Contract or those customary in the industry if no requirement is specified. Purchaser’s and/or EPC Contractor’s quality surveillance representative shall, upon reasonable prior written notice, be afforded free escorted access during working hours on reasonable notice to plants of Seller and Seller shall use reasonable efforts to procure a similar right for Purchaser and EPC Contractor and their respective designees for quality surveillance purposes with respect to Seller’s Suppliers of “non-commodity” items (i.e., refractory, steel shell, and fabricated appurtenances and mechanical equipment, including fans, shaft drives, cyclones, and furnace castings) to monitor compliance with quality requirements. The authorized quality surveillance representative of Seller, Purchaser, Owner, or EPC Contractor shall adhere to all of Seller’s and its Suppliers’ generally applicable safety and other regulations. Such representatives’ right to inspect, examine and test the Equipment shall extend through the manufacturing process, the time of shipment, and a reasonable time after arrival at the Delivery Point. Seller’s failure to adhere to the standards of quality required under this Contract shall be grounds for termination if not cured as required herein.

Notwithstanding the foregoing, Seller shall be solely responsible for the quality standards activities covering its operations and that of its Suppliers.

The making or failure to make an inspection, examination or test of, or payment for, or acceptance of the Equipment shall in no way relieve Seller from its obligation to conform to all of the requirements of this Contract and shall in no way impair Purchaser’s right to reasonably reject or revoke acceptance of nonconforming Equipment, or to avail itself of any other remedies to which Purchaser may be entitled under this Contract, notwithstanding Purchaser’s knowledge of the nonconformity, its substantiality or the ease of its discovery; provided, however, that Purchaser and EPC Contractor shall promptly advise Seller of any such nonconformity of which either becomes aware.

If at any time prior to completion of Performance Testing a problem in the Equipment develops that could potentially delay completion of Performance Testing or give rise to a claim of rejection, and provided that Purchaser or EPC Contractor gives Seller written notice of the nonconformance or defect promptly after either has actual knowledge of same, Seller shall promptly present a proposal to remedy or fix to such problem and shall promptly implement and diligently pursue a remedy to the problem. An investigation will promptly be conducted by Purchaser with Seller to determine the actual origin of the problem. Except for those Certain Purchaser Test Obligations, Seller will bear the cost of the repairs, namely, the repair, replacement, removal, disassembly of any Equipment (but not equipment or systems not part of the Work) and related transportation, reinstallation, reconstruction, re-testing, and re-inspection thereof as may be necessary to correct the nonconformity or defect or demonstrate that the previously defective Work conforms to the requirements of this Contract (including all labor costs associated therewith), but only to the extent Seller, or its Subcontractors or any other person or entity supplying Equipment or otherwise performing Work or other activities on behalf of Seller hereunder (collectively, “Seller Parties”) is responsible for the problem. Any repair or work performed by Seller resulting from the responsibility of others besides Seller or the other Seller Parties (including repair or Work (i) on Equipment within the scope of others’ obligations, (ii) resulting from improper maintenance, misuse or abuse by Purchaser or EPC Contractor, or (iii) otherwise resulting from circumstances beyond the reasonable control of Seller Parties) shall be considered extra work under this Contract, and Seller shall be reimbursed accordingly pursuant to a Change Order and, if applicable, Seller shall also be entitled to an equitable adjustment in the Project Schedule.

Article 9.	Schedule and Performance

Order Definition Meeting. Seller will schedule an Order Definition Meeting within fifteen (15) days of execution of this Contract. Seller will advise Purchaser of the final Drawing delivery schedule at the conclusion of the Order Definition Meeting.

Project Manager; Notices. No later than the date of the Order Definition Meeting, each Party will appoint an individual person as its respective Project Manager, who shall be authorized to act on each respective Party’s behalf, and each Party will identify that person to the other Party. Each Party hereby represents to the other Party that the person so identified will be authorized to act on behalf of each respective Party in matters connected with this Contract; provided, however, that this Contract shall only be amended or supplemented in writing pursuant to a Change Order, and provided, further, that each Party’s Project Manager shall be the same individual person appointed as Project Manager pursuant to other Multi-Hearth Furnace Contracts.

All notices, demands, requests, consents, approvals or other communications required or permitted to be given under this Contract shall be in writing and addressed to the respective Party’s Project Manager at the address identified by the Project Manager at the outset of the Project or such other address as a Party may designate to the other by written notice. All notices shall be sufficient if given in writing and delivered personally, the next Business Day if by overnight courier service with proof of service, or certified mail, return receipt requested and postage prepaid. Notices may be provided by facsimile if subsequently confirmed by another permitted method. Notices are effective upon receipt.

Schedule and Performance. Seller shall deliver the Drawings and Equipment and complete the Work on or before the mutually agreed upon delivery and completion dates set forth in Attachment 2 (“Technical Requirements”) and Attachment 6 (“Scheduled Completion Dates”) (each, a “Scheduled Completion Date”). Based on the Scheduled Completion Dates, Seller will develop a detailed procurement and construction schedule for the Work sufficient to: (a) achieve the key dates set forth in Attachments 2 and 6, (b) support integration with the EPC Contractor’s Project Schedule existing as of the Effective Date (“EPC Schedule”), and (c) develop a monthly cash flow forecast for the Work based on the Schedule of Values. Such detailed schedule shall be provided to Purchaser within three (3) weeks of the Effective Date. The Work is part of a larger Project and Seller acknowledges that timely delivery of its Drawings to other contractors of Purchaser is as critical as delivery of the Equipment itself. Seller shall use as much manpower and work as many hours as necessary to meet the Project Schedule; provided that Seller shall not be obligated to increase the size of its work force by more than ten percent (*%) nor add another shift nor work more than six (*) days a week in order to satisfy such obligation to meet the Project Schedule. If Seller satisfies its obligation set forth in the preceding sentence but nevertheless fails to meet the Project Schedule, Seller’s aggregate liability hereunder for such delay shall be the Liquidated Damages, as hereinafter defined. If Purchaser determines that Seller is not on a pace in the Work to meet the Project Schedule, Purchaser may, but shall not be obligated, to direct Seller to reasonably increase the size of its work force by more than * percent (*%), pursuant to the Change Order process in the immediately following paragraph. If Seller is unable to overcome such delay and meet the Project Schedule, whether or not Purchaser directs Seller to increase the size of its work force pursuant to a Change Order, the Parties understand acknowledge and agree that Purchaser’s remedy is limited to the Liquidated Damages described below. Except as specifically permitted under this Contract, and provided Purchaser pays all disputed amounts as and to the extent required under applicable provisions of Article 4 in each Multi-Hearth Furnace Contract, Seller will not halt, suspend nor stop its Work unless so directed by Purchaser, notwithstanding the existence of any disputed claims, and Seller acknowledges that any such unexcused action will constitute a deliberate and material breach of this Contract. Purchaser acknowledges that various work stoppages of up to seven (7) days in the aggregate may be included in the Project Schedule to facilitate overall Project completion and, as long as the overall Project Schedule is maintained, such planned work stoppages do not constitute a breach of this Contract.

In a Change Order, Purchaser may direct Seller to work overtime, or reasonably increase the size of its work force (e.g., by * percent (*%), but not by adding another shift or working * days a week), and Seller will provide adequate tools, equipment, labor and supervision to support such Work. The Change Order directing such additional Work will include an increase in the Contract Price to account for such directed change and, if applicable, an equitable adjustment in the Project Schedule. The limitations on working overtime and increasing the size of the work force shall apply to all Multi-Hearth Furnace Contracts in the aggregate (i.e., not more than * percent (*%) under each such Multi-Hearth Furnace Contract).

In undertaking to complete the Work within the Project Schedule, Seller has taken into consideration and made reasonable allowances for hindrances and delays incident to such Work growing out of delays in securing material or workmen. No charge or claim for additional compensation shall be made by Seller for such hindrances or delays to the extent caused by events other than Force Majeure or Purchaser-initiated Change Orders.

To the extent a delay is caused by a Force Majeure as set forth in Article 20, Seller shall be entitled to an equitable adjustment of the Contract Price, Project Schedule, and/or the other terms of this Contract. If the notice requirements set forth in Article 20 for such an event have not been met, Seller shall not be entitled to an adjustment to the extent such delay or lack of notice materially prejudices Purchaser. Subject to Article 20, Seller expressly assumes all risk of availability of its normal labor requirements and unavailability of such labor shall not be a cause for an excusable delay. Any extension granted or other adjustment in a Contract term shall be memorialized by a Change Order.

Partial shipments arriving prior to agreed Delivery dates will be allowed, provided that final Delivery is completed for the relevant item by the indicated dates and subject to the proviso that (i) Purchaser may reasonably reject a partial shipment arriving early if such early Delivery will cause undue interference with other activities at the Site or if there is a lack of appropriate laydown area for accepting the shipment early. Seller shall perform all the Work to achieve Unit Installation for Unit #1 on or before the Unit Installation Completion Date for Unit #1 set forth in Attachment 6 (“Scheduled Completion Dates”) and to achieve scheduled Substantial Completion for Unit #1 on or before the Substantial Completion Date for Unit #1 set forth in Attachment 6.

Notice and Report of Unit Installation Completion. When Seller determines that it has satisfied the conditions for Unit Installation for both Units #1 and #2 pursuant to this Contract and the Multi-Hearth Furnace Contract for Unit #2, Seller shall deliver a written notice of such determination with respect to Unit #1 (“Notice of Unit Installation Completion”) to Purchaser in the form set forth in Attachment 4 (“Form of Notice of Unit Installation Completion”). The Notice of Unit Installation Completion will contain a certification by Seller that it has satisfied all of the conditions for Unit Installation for Unit #1 pursuant to this Contract, and such notice shall be accompanied by a Notice of Unit Installation Completion furnished pursuant to the Multi-Hearth Furnace Contract for Unit #2.

Achievement of Unit Installation Completion. Within ten (10) days of receipt of each of the Notices of Unit Installation Completion by Purchaser, Purchaser shall inspect the Work and Unit #2 Work, and/or cause the Work and Unit #2 Work to be inspected by Purchaser’s Engineer and/or other designated representatives, and Purchaser shall either: (a) deliver to Seller a written acceptance of each of Seller’s Notices of Unit Installation Completion for both Units #1 and #2 by countersigning the forms set forth in Attachment 4 (“Form of Notice of Unit Installation Completion”) for both such Units, or (b) notify Seller in writing that the conditions for Unit Installation for both Units #1 and #2 have not been met, stating with specificity the reasons therefor. If Purchaser countersigns the Notice of Unit Installation Completion, the date of Purchaser’s receipt of each of Seller’s Notices of Unit Installation Completion shall be deemed the Unit Installation Completion Date for both Units #1 and #2. If Purchaser notifies Seller the conditions for Unit Installation for either Unit #1 or Unit #2 have not been met, then Seller shall either promptly undertake such action, Work and/or Unit #2 Work as is necessary to meet or verify such conditions and issue another Notice of Unit Installation Completion to Purchaser or refer the matter to dispute resolution in accordance with this Contract. If Seller prevails in the dispute, the date of Purchaser’s receipt of Seller’s Notices of Unit Installation Completion will be deemed the Unit Installation Completion Date for both Units #1 and #2.

The Parties understand and agree that Unit Installation for Unit #1 depends upon, and must coincide with, Unit Installation for Unit #2 pursuant the Multi-Hearth Furnace Contract for Unit #2, and Unit Installation for Unit #2, pursuant to such separate Multi-Hearth Furnace Contract, depends upon, and must coincide with, Unit Installation for Unit #1.

If the Work is not satisfactorily completed so as to achieve Unit Installation for both Units #1 and #2 on or before * under this Contract and the Multi-Hearth Furnace Contract for Unit #2, for reasons other than Force Majeure, Seller shall pay as liquidated damages, and not as a penalty, under this Contract (which shall be in addition to the corresponding amount payable with respect to Unit #2 pursuant to the Multi-Hearth Furnace Contract for Unit #2), * per day of delay on or after * until the Work for both Units #1 and #2 is satisfactorily completed and the Unit Installation Completion Date for both Units #1 and #2 is achieved (“Liquidated Damages”). If the applicable Work is not satisfactorily completed in accordance with this paragraph, then, for the purposes of calculating the delay period for which Liquidated Damages are owed by Seller to Purchaser, the duration of any delay shall exclude the time that transpires between the date of Purchaser’s receipt of both of Seller’s Notices of Unit Installation Completion under this Contract and the Multi-Hearth Furnace Contract for Unit #2, and the date Purchaser notifies Seller that the conditions for Unit Installation for both Units #1 and #2 have not been met. Such time shall be measured in whole days, where the date of Purchaser’s receipt of Seller’s Notices of Unit Installation Completion shall mark the commencement of the excluded time and the day of Purchaser’s notification to Seller that the conditions for Unit Installation for either Unit #1 or Unit #2 have not been met shall mark the commencement (or recommencement) of time for which Liquidated Damages are owed by Seller to Purchaser.

The Parties agree that the Liquidated Damages payable under this Contract may arise due to delay or problems with either Unit #1 or Unit #2, but shall be payable under both this Contract and under the corresponding provisions of the Multi-Hearth Furnace Contract for Unit #2 irrespective of the particular Unit or Units giving rise to such delay. The Parties agree that the amount of Liquidated Damages set forth in this Article 9 is the only Liquidated Damages imposed on Seller under this Contract and is reasonable in light of the anticipated harm caused by the delay and the difficulties of proof of loss and inconvenience or non-feasibility of obtaining any adequate remedy, and the Parties are estopped from contesting the validity or enforceability of such Liquidated Damages. Liquidated Damages constitute Seller’s sole and exclusive liability to Purchaser for delay in performance under this Contract. The foregoing Liquidated Damages Cap shall not limit any other amounts owed by Seller (e.g., indemnity, back charges for work completed by Purchaser) pursuant to this Contract. Seller’s aggregate liability for Liquidated Damages under all of the Multi-Hearth Furnace Contracts is the Liquidated Damages Cap; provided that all or any portion of the Liquidated Damages Cap may be used to satisfy Liquidated Damages liability under any one or more of the respective Multi-Hearth Furnace Contracts.

Notwithstanding the foregoing, if Seller would be liable for Liquidated Damages but the Project is otherwise delayed for reasons for which Seller is not responsible, Seller shall not be obligated to pay all or the applicable portion of such Liquidated Damages to Purchaser except to the extent Seller’s delay has a material adverse effect on the progress of the Project, including acceleration by the EPC Contractor. Purchaser shall make a good faith effort to notify Seller of any potential adverse consequence so as to provide Seller with the opportunity to avoid any such material adverse effect, but failure by Purchaser to give such notification shall not negate any claim Purchaser may have to Liquidated Damages.

Because completion of the Work is critical to the success of the Project, Purchaser shall pay a bonus to Seller for early achievement of Substantial Completion for both Units #1 and #2. The early completion bonus upon early achievement of Substantial Completion for both Units #1 and #2 shall only be payable upon achievement of Substantial Completion of both Units #1 and #2, and the total amount of the early completion bonus under this Contract shall not exceed *. Subject to the foregoing sentence, if both Units #1 and #2 achieve Substantial Completion prior to *, Purchaser shall pay as a bonus to Seller a total of * for each full day between Substantial Completion (which is applicable to both Units #1 and #2) and *; provided, however, that no bonus shall be paid if both Units #1 and #2 do not achieve Substantial Completion prior to *.

If Substantial Completion is delayed due to an Event of Default by Purchaser or Force Majeure, the Project Schedule, including, but not limited to, Substantial Completion and Unit Installation dates for calculation of the bonus calculation shall be equitably extended to compensate for such delays pursuant to a Change Order hereunder.

Article 10.	Performance Guarantees and Substantial Completion

When Ready for First Fire has been achieved for both Units #1 and #2, Purchaser shall give Seller written notice of each such event and Seller shall, within five (5) Business Days’ receipt of notice, commence its activities for commissioning and Performance Testing of both Units #1 and #2, unless, and to the extent as, otherwise specifically provided in Attachment 7 (“Performance Test Procedures, Conditions and Protocol”). Subject to Seller’s Make Good Obligation, when commissioned and tested in accordance with the requirements in Attachment 7, Seller guarantees that Unit #1 (when tested together with Unit #2) will achieve the various guarantee values set forth in Tables 1-1 and 1-2 below (“Performance Guarantees”). If the Performance Tests do not demonstrate Unit #1’s achievement of its Performance Guarantees and achievement of Substantial Completion within thirty (30) days after Purchaser provides its notice of Ready for First Fire, Seller shall undertake an analysis (including a “root cause” analysis) of the reasons Unit #1 cannot achieve the Performance Guarantees and Substantial Completion and shall submit to Purchaser a report of Seller’s analysis and proposed repairs, replacements or other modifications that it reasonably believes are necessary to cause the achievement of Substantial Completion, including, but not limited to, satisfaction of the Performance Guarantees as demonstrated by Performance Tests. In addition to delivering the report, at its sole cost, Seller shall undertake such efforts set forth below (the “Make Good Obligation”), without additional compensation by Purchaser, so as to attempt to cause Unit #1 to achieve Substantial Completion, including, but not limited to, achievement of the Performance Guarantees as demonstrated by the Performance Tests. At its sole expense, Purchaser and other entities selected by Purchaser (as it may deem necessary or required) may observe such efforts, and Seller will reasonably cooperate with the same in connection with its Make Good Obligation. Notwithstanding anything else in this Contract, the Make Good Obligation will consist solely of: *. It is understood that no Make Good Obligation shall arise for Unit #1 until Unit Installation for Unit #1 is achieved.

Seller shall continue to act pursuant to the Make Good Obligation until: (a) Unit #1 achieves Substantial Completion, including, but not limited to, achievement of the Performance Guarantees as demonstrated by Performance Tests, or (b) Seller certifies to Purchaser in writing that in Seller’s reasonable best judgment its further commercially reasonable actions under the Make Good Obligation will not result in achievement of Substantial Completion or substantially improved performance of Unit #1.

Table 1-1: Performance Guarantees

Performance Metric (See Data Sheets, Specification EHF-101)	Guarantee Point (per Unit)	Test Measurement
Activated carbon production rate, furnace outlet lb/hr	*	Per test procedure in Attachment 7.

Auxiliary Power Consumption, Total, kW (measured at AC	535 kW (maximum)	Per test procedure in Attachment 7.

Performance Metric (See Data Sheets, Specification EHF-101)	Guarantee Point (per Unit)	Test Measurement
production rate of *)

Steam Inlet Required Per Furnace, lb/lb AC	*	Per test procedure in Attachment 7.

Iodine Number	*	Per test procedure in Attachment 7.

Table 1-2: Performance Guarantees (Emissions)

Guaranteed Value (per Unit)

Total Off-Gas Volume	*

Total Heat Content	*
Sulfur compounds expressed as SO2	*
Total Nitrogen compounds (primarily NH3 and NO), expressed as NH3 weight	*
PM30	*
PM15	*
PM10	*
PM8	*
PM5	*
PM4	*

Note: Test measurement for the emission guarantee values in Table 1-2 will be in accordance with Attachment 7.

The Performance Guarantees in Tables 1-1 and 1-2 above are based on furnace feedstock characteristics of the “Target Coal Analysis” included in Attachment 2 (“Technical Requirements”) and a Unit feed rate of *. For any variations in feedstock or feed rate characteristics, the Guarantee Points and Values in Tables 1-1 and 1-2 will be adjusted to reflect actual feedstock and feed rate characteristics as mutually agreed by the Parties, and, as applicable, the Contract Price and the Project Schedule will be equitably adjusted to reflect the time incurred to discuss and agree on any such adjustment pursuant to the Change Order provisions of Article 19.

Article 11.	Reliability Bonus

If, during the EPC Reliability Bonus Test, the Project functions so that the EPC Contractor is entitled to an “Increased Throughput Bonus,” as such term is defined in the EPC Contract, then Seller shall be entitled to a bonus under this Contract in an amount equal to * for an aggregate average production level of at least * per day across all four (4) MHFs and an additional * for each additional whole * per day produced above an aggregate average production level of * per day across all four (4) MHFs; provided, however, that during such EPC Reliability Bonus Test, no MHF shall produce less than * per day (and if any MHF falls below this minimum amount no Reliability Bonus can be earned as a result of such EPC Reliability Bonus Test); provided further, that no production by any MHF above * per day shall be included in the production calculation; provided further that activated carbon produced must meet the Iodine Number Performance Guarantee specified in Table 1-1 and have a yield (*) of at least * in order to be included in determining the production amounts; and provided further, that for purposes of Seller’s eligibility for the bonus under this Article 11, the full Project (including the balance of plant for which EPC Contractor is responsible) shall be included in determining entitlement to such bonus, and Seller shall not be entitled to relief, credit or adjustment based upon performance failures or other performance problems due in whole or in part to the Project provided under the EPC Contract or which is otherwise part of EPC Contractor’s scope of work, it being the intent of the Parties that such bonus shall only be earned if the complete Project demonstrates such increased reliability (the “Reliability Bonus”).

Seller shall invoice Purchaser for any Reliability Bonus earned by it pursuant to this Article 11 upon completion of the EPC Reliability Bonus Test. Upon verification by Purchaser that Seller is entitled to the Reliability Bonus amount so invoiced, Purchaser shall pay the Performance Bonus amount in accordance with the payment procedures and protocol set forth in Article 4 (“Payments and Liens”), excepting only that no retainage on such Reliability Bonus amount shall be withheld.

Article 12.	Performance Guarantee Testing

Performance Testing. The performance tests (“Performance Tests”) set forth in Attachment 7 (“Performance Test Procedures, Conditions and Protocol”) shall be performed using the testing procedures, conditions and protocols set forth in Attachment 7 and shall be conducted after Seller’s completion of the start-up and final check-out of Unit #1 and after completion of all Certain Purchaser Test Obligations. Except for those Certain Purchaser Test Obligations, Seller shall be responsible for preparation and conduct of the Performance Tests in accordance with this Contract.

Access Period. If during its first Performance Test, Unit #1 does not meet the Performance Guarantees, Seller shall be afforded sufficient access to such Unit to allow Seller to undertake corrective action. Unit #1 will be re-tested when Seller so requests, provided Seller has given forty-eight (48) hours’ written notice to Purchaser to conduct each subsequent Performance Test.

Cost of Performance Tests and Re-Tests. Seller shall perform all Performance Tests and re-tests at its cost except that Purchaser shall furnish and pay for those Certain Purchaser Test

Obligations. Seller shall provide Purchaser with at least five (5) Business Days’ prior written notice of the first Performance Test and at least forty-eight (48) hours’ written notice of any subsequent Performance Test. Purchaser is entitled to be represented at any Performance Test. Seller’s cost of the Performance Tests includes the cost of its personnel.

Article 13.	Inspection, Expediting and Factory Tests

Inspections and Tests at Seller’s Facilities. Upon Purchaser’s request, Purchaser or its designee shall be provided access to Seller’s facilities, on reasonable notice, during regular business hours to obtain information on production progress and make inspections. Such access will not include restricted areas where other work is being performed unrelated to Equipment fabrication. Purchaser shall be provided with at least five (5) Business Days’ prior notice of any shop tests to be conducted at Seller’s facilities, where the test is to be done, and when materials will be ready for inspection or testing, so that Purchaser or its designees may, if they so desire, inspect or witness such tests before delivery to the Site, or before such Work is covered. However, such inspection shall be done in a manner so as to not unreasonably interfere with Seller’s effort and schedule. Failure to discover or reject any defective Work shall not relieve Seller from responsibility for the Work.

Inspections and Tests at Suppliers’ Facilities. Seller will use good faith efforts to obtain similar access and inspection rights for Purchaser to Seller’s Suppliers’ facilities for the purposes and to the extent described in the paragraph above, and any such access and inspection rights shall apply only to the “non-commodity” items referred to in Article 8.

Inspection Not Acceptance. Purchaser’s inspection of the Work (including, but not limited to, the Equipment) or its failure to inspect shall not relieve Seller of any of its obligations under this Contract, nor shall it give rise to any responsibility or liability of Purchaser for any defect or deficiency in the inspected Work nor shall it to be construed as acceptance of such Work by Purchaser.

Costs Associated with Expediting and Inspection. If the Work is deficient, including failure to maintain the Project Schedule or otherwise conform to the Contract Documents for any reason, Purchaser may request that Seller provide a recovery plan to restore the Project Schedule or otherwise correct such deficient Work, to the extent practicable in Seller’s judgment. If within seven (7) Business Days from Purchaser’s notice, Seller has not provided a reasonable recovery plan to Purchaser or continued in good faith and with reasonable diligence to remedy the condition, Purchaser may establish a corrective action plan pursuant to the first paragraph of Article 19, which may in part include the assignment of in-shop expediting personnel to periodically visit and, if necessary, reside at Seller’s manufacturing location(s), as appropriate. Costs incurred by Seller in performance of such corrective action plan shall be to Seller’s account. To the extent any part of the Work is not in compliance with the requirements of this Contract and such non-compliance is not excused by the terms of this Contract, Seller shall promptly repair or replace such Work at its sole expense in a manner which brings the Work into compliance with the requirements of this Contract.

Article 14.	Seller-Provided Training

Seller shall provide training in the operation and maintenance of the Equipment (other than any Purchaser-furnished equipment and work) and shall coordinate and conduct all training sessions for Purchaser’s operating and maintenance personnel to present basic principles for the operation and maintenance aspects of Unit #1. All training shall be conducted by Seller in accordance with training programs developed by Seller based on Seller’s customary training programs described in Attachment 12 (“Seller’s Customary Training Manual”), shall cover the subjects below, and shall consist of two (2) trainers and up to two (2) weeks of training. The initial training program shall occur no later than fifteen (15) days after completion of start up for Unit #1 and shall be provided by Seller or its qualified designated representatives at the Site. Seller will coordinate with Purchaser to ensure appropriate representation at necessary start-up and checkout activities to support Seller’s training program. Training shall include Seller’s customary training manual, an outline of which is included at Attachment 12, and work materials for all personnel being trained. Purchaser shall have the right to make a reasonable number of copies of such materials for future training of plant operators and workers at the Site. Purchaser shall also have the right to videotape training sessions for future use by Purchaser for the same purposes. Notwithstanding the foregoing, Seller’s obligations under this Article 14 ultimately shall encompass training Purchaser’s operating and maintenance personnel as to the entire Project, and Seller’s obligations under this Article 14 will be deemed satisfied if conducted in concert with similar obligations arising under Article 14 of the other Multi-Hearth Furnace Contracts.

Training shall include:

(i)	System and controls explanation and general operation;

(ii)	System monitoring;

(iii)	Preventive maintenance, trouble shooting and instructions;

(iv)	System upkeep and general Equipment repair;

(v)	References of relevant technical materials and Drawings;

(vi)	Equipment list and descriptions;

(vii)	Training course materials including operations and maintenance manuals;

(viii)	Operations checklists including startup and shutdown procedures and heat up and cool down schedules; and

(ix)	Emergency operations and checklists.

Article 15.	Warranty Period

Seller shall warrant the Work on the terms set forth in Article 16 below for twelve (12) months (“Warranty Period”) following the earlier of the date: (a) Unit #1 successfully passes all Performance Tests, or (b) Purchaser begins beneficial use of Unit #1, but in no event shall Seller’s warranty obligations with respect to any component of Unit #1 for which there is a separate Subcontractor Warranty extend beyond two (2) years after the date of actual Delivery of such component hereunder. Notwithstanding the foregoing, Seller shall obtain the cost for an extended “evergreen” warranty for high temperature ID fans, which shall extend for a one (1) year period from the later of: (x) Substantial Completion and (y) the last date of any warranty or repair work on such Equipment. Seller shall provide Purchaser with written notice of the additional cost of such extended “evergreen” warranty, and by delivery of written notice from Purchaser to Seller at any time prior to Financial Close for the Project, Purchaser may elect to require such extended “evergreen” warranty and the Contract Price shall be increased accordingly. If Purchaser exercises its election pursuant to this paragraph, the provision of this paragraph regarding such warranty shall supersede conflicting warranty provisions below.

Article 16.	Warranty

Warranty. During the Warranty Period, Seller warrants to Purchaser that:

(i)	the Work, including all goods and services furnished under this Contract, shall conform to, and perform in accordance with, the terms of this Contract and the other Contract Documents, and the Equipment and materials shall be new at the time of installation, free of liens and defects in material, workmanship (unless caused by Purchaser or EPC Contractor) and title, and comply with the Occupational Safety and Health Act (OSHA) (Public Law 91-596) and the regulations implementing it and all other Applicable Legal Requirements; and

(ii)	subject to Seller’s Make Good Obligation pursuant to Article 10 (or the resolution of a dispute regarding the same, pursuant to Article 28), the Work shall be complete and performed in a competent, diligent manner in accordance with applicable industry standards, and all Drawings and data submitted by Seller pursuant to the terms of this Contract shall be complete, correct and of a professional quality.

Except as provided herein, inspection, testing, acceptance or use by Purchaser or its designees of the Work in the ordinary course shall not affect Seller’s liability and obligations under this warranty, and such warranty shall survive inspection, testing, acceptance and use for the Warranty Period. Seller’s warranty shall run to Purchaser and its permitted successors and assigns.

Notwithstanding performance by each Party of all of its obligations under this Contract other than any warranty obligations (e.g., final completion of the Work), this Contract shall remain in effect until completion of all warranty obligations set forth in this Article 16.

Remedy. If the Work performed hereunder does not meet the above warranties during the Warranty Period, Purchaser shall notify Seller in writing, and promptly upon receipt of such notice, Seller shall, at no cost to Purchaser, promptly repair or replace such nonconforming Work with as little disruption to Unit operations as practicable. Except for those Certain Purchaser Test Obligations, all costs to fulfill the warranty provided under this Contract or to remedy any breach of such warranty, including, but not limited to, the engineering, repair, replacement, removal, transportation, warehousing, disassembly, reinstallation, reconstruction, re-testing and re-inspection of as may be necessary to correct the defect or nonconformity shall be at Seller’s expense; including disassembly and reassembly of the Unit, disassembly and reassembly of the Work (but not equipment or systems not part of the Work) as required to gain access to the defective or nonconforming Unit and to reinstall the Unit. If any Work is repaired or replaced and subsequently becomes defective or nonconforming again at any time before expiration of the Warranty Period, Seller at its own expense (except for those Certain Purchaser Test Obligations)

shall undertake a technical analysis, correct the defect or nonconformity, and resolve the “root cause” problem. Purchaser shall give Seller notice of observed defects promptly but Purchaser’s failure to observe or detect such deficiencies or its failure to provide such notice within a specified period, shall not relieve Seller of any of its obligations with respect to its warranty obligations to Purchaser for such nonconforming Work, except that Seller shall not be liable to the extent Purchaser’s failure to provide notice of a known defect contributes to worsening of the defect, nonconformance, or other damage to the Work while such defect or nonconformance remains uncorrected. To the extent the Work causes an outage or other delay of operations, Seller shall make the repair or replacement on a commercially reasonable best efforts basis, at Seller’s expense. Should Seller fail to promptly implement repairs or replacements as required under these warranty terms, Purchaser shall have the right upon ten (10) days’ prior written notice to Seller, if Seller has not commenced such Work, to implement such repairs as are necessary to correct the deficiency and charge back the cost thereof to Seller. Seller shall reimburse Purchaser for costs so incurred within thirty (30) days of receipt of the invoice therefor. Purchaser shall supply those Certain Purchaser Test Obligations reasonably required in connection with Seller’s remedial efforts. Seller’s obligation to perform warranty Work under this Contract is subject to receipt of notice from Purchaser of any warranty defect or nonconformance before the expiration of the Warranty Period.

Warranty on Remedial Work. Any re-performed service or repaired or replacement part furnished under the warranty terms of this Contract shall carry warranties on the same terms as set forth above, except that the applicable warranty period for the repair/replacement or re-performed Work shall not extend past the original Warranty Period.

Exclusions. Seller’s operating requirements for the Equipment shall be consistent with industry standards. Seller shall not be liable for damage to, or abuse or misuse of, the Equipment or other Work by persons other than Seller, its Subcontractors and others under its control, normal wear and tear, and damage to the extent caused by or from Purchaser’s failure to operate and/or maintain Equipment in accordance with Seller’s reasonable written instructions contained in the operations and maintenance manual (including revisions) supplied by Seller. Seller shall not be liable for incremental damage caused as a result of Purchaser’s, EPC Contractor’s or any operator’s or maintainer’s failure to promptly advise Seller of a warranty claim promptly upon discovery or knowledge thereof. Purchaser shall keep reasonable and customary records of operations and maintenance during any period in which a warranty claim may be made by Purchaser. These records shall be kept in the form of log sheets and copies and shall be made available to Seller at the location where such records are maintained by Purchaser upon Seller’s request.

Disclaimer of Implied Warranties. The foregoing warranties are exclusive and are in lieu of all other warranties whether written, oral, implied or statutory. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS AND EXTENDS NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, DESIGN, OUTPUT, THROUGHPUT, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. WITHOUT LIMITING THE FOREGOING, ANY SOFTWARE SUPPLIED IS ONLY GUARANTEED TO OPERATE FREE OF ERRORS OR DEFECTS CAUSED BY SELLER.

Article 17.	Taxes

Taxes Not Included in Contract Price. No taxes or other governmental charges are included in the Contract Price, all of which shall be for the account of Purchaser, except that Seller shall pay taxes due on its net income and the contributions due measured by wages of its employees and the employees of its Subcontractors required by Federal Unemployment Tax Act, Federal Insurance Contribution Act or the Applicable Legal Requirements of any state in which any part of the Work is performed. Purchaser shall promptly pay or reimburse Seller for the payment of any taxes or governmental charges required of Seller other than as provided in this Article 17.

Tax Exemptions. Purchaser believes that services, tangible personal property or other portions of the Work to be furnished by Seller qualify for exemption from sales or use taxes or that Purchaser has a direct pay permit, and so the amount of such sales or use taxes are not included in the Contract Price. Purchaser shall provide Seller with Purchaser’s or Owner’s direct pay permit or exemption certificate where applicable and in a timely manner as to not delay Seller. Seller agrees to cooperate in obtaining certificates necessary to claim such exemptions.

Article 18.	Pricing and Scope Assumptions

Pricing Assumptions. The Contract Price is based on the engineering, manufacture and installation of the Equipment and the performance of the other components of the Work so as to comply with:

(i)	the Technical Requirements of Attachment 2 (“Technical Requirements”),

(ii)	those codes and standards in Attachment 2 applicable to the fabrication and/or installation of the Equipment, and the other applicable components of the Work in effect on the Effective Date (“Codes and Standards”),

(iii)	Applicable Legal Requirements on the Effective Date,

(iv)	the ambient Site conditions, on the Effective Date, including, but not limited to, temperature, humidity, elevation and any seismic and wind-loading requirements as identified in Attachment 2, subject to Article 20, and

(v)	those Site-specific environmental requirements identified in Attachment 2.

Changes to Codes and Standards or to Applicable Legal Requirements. If any change to the Codes and Standards or Applicable Legal Requirements in effect on the Effective Date requires a change to the Equipment, the other Work or other terms of this Contract, an equitable adjustment to the Contract Price, the Project Schedule, Scheduled Completion Date(s) as listed in Attachment 6 (“Scheduled Completion Dates”) for the affected item(s), and other terms of this Contract shall be made under the Change Order provisions of Article 19.

Permitting Support. Purchaser shall have sole responsibility for, and risk associated with, application for and maintenance of all licenses and permits required to perform the Work at the Project Site (including, but not limited to, Site-related construction and environmental permits) other than those permits or licenses required by government authorities to be in the name of Seller. Seller shall provide reasonable assistance to Purchaser (excluding litigation assistance) in its endeavors relating to permits or governmental approvals required to be in the name of Purchaser and cooperate by providing information available to it for the purpose of obtaining such permits and governmental approvals. Purchaser shall reasonably assist Seller in its endeavors relating to permits or governmental approvals required to be in the name of Seller and fully cooperate by providing information and related assistance for the purpose of obtaining such permits and governmental approvals. Seller shall have sole responsibility for all licenses and permits required to manufacture and assemble the Equipment and perform Work at locations other than the Project Site and as needed to transport, store and make Delivery of Equipment in accordance with this Contract.

Article 19.	Changes

Purchaser-Initiated Changes. Purchaser shall have the right at any time to make any changes in the Work, including, but not limited to, ordering extra work, or altering, adding to, or deducting from the Work, or modifying the Project Schedule (or other schedule for the Work) by issuing a written order for the change in the Work (a “Change Order”) by the Authorized Representative of Purchaser. All such Work shall be executed under the terms and conditions of this Contract. If Seller claims that any instruction received from Purchaser involves a cost adjustment to the Contract Price (either an increase or decrease), a change to the Project Schedule, or a change to a Contract term, Seller shall give Purchaser written notice thereof within seven (7) Business Days after the receipt of such instruction, and in any event before proceeding to execute the Work, except in emergency endangering life or property. Seller shall submit a draft Change Order in accordance with this Article 19. The compensation established herein for any Change Order shall be the sole and exclusive consideration for such change, and any increased overhead, inefficiencies, and all other financial factors associated with a Change Order have been incorporated into the compensation established in this Article 19, but Seller shall be entitled to any change, if any, in the Project Schedule or applicable term of this Contract associated with the change.

Seller-Initiated Changes. If Seller wishes to propose a change, or if Seller is entitled to a Change Order pursuant to the terms of this Contract, Seller shall submit to Purchaser a draft Change Order.

Contents of Draft Change Order. The draft Change Order shall include:

(i)	a technical description of the proposed change in such detail as Purchaser may reasonably require,

(ii)	a lump sum firm price adjustment (increase or decrease) in the Contract Price or other method to allow for a cost adjustment, if any, caused by the proposed change,

(iii)	potential effect(s), if any, reasonably foreseen by Seller on the Scheduled RTS Date(s) for the Unit, or any other schedule or date for performance by Seller hereunder, and

(iv)	potential effect(s), if any, reasonably foreseen by Seller on Seller’s ability to comply with any of its obligations hereunder, including Seller’s warranties and Performance Guarantees.

Process for Concluding Change Order. Purchaser shall, within ten (10) days from the date of receipt of Seller’s information regarding a proposed change, either approve or disapprove the draft Change Order in writing or request additional time to consider the draft Change Order. If

Purchaser approves the Change Order, Purchaser and Seller shall execute the Change Order (which shall operate as an amendment to this Contract), and Seller shall proceed to implement the Change Order in accordance with the terms thereof and this Contract.

Failure to Agree on Change Order. If the Parties cannot timely agree on the terms of a proposed Change Order, then the disagreement shall be submitted for resolution in accordance with this Contract and while such dispute is pending, if the disputed Change Order is directed by Purchaser or otherwise required by this Contract, then Seller shall proceed with the Change Order (unless such Change Order is prohibited by the succeeding paragraph) and if the dispute involves the amount or manner of payment for the additional Work, Seller shall be paid on a time and materials basis (including a reasonable charge for administration, overhead and profit) until the dispute is resolved based on the time and materials rates set forth in Attachment 8 (“Time and Material Rates”). Seller shall not proceed with any Seller-initiated change without the express written agreement of Purchaser. No Change Order will be effective until signed by both Parties (or ordered pursuant to dispute resolution proceedings), and no Party shall unreasonably delay or withhold signature of a Change Order.

Change Not Practicable. No unilateral Change Order may change the Project Schedule, a Performance Guarantee, a Performance Test or any other term of this Contract. Furthermore, if any other change to the Work contemplated by a proposed Change Order is not practicable because the change is not feasible or will cause a violation of Applicable Legal Requirements, then Seller will so notify Purchaser in writing providing a reasonable explanation as to why the change is not practicable. If Purchaser disputes Seller’s assertion that the proposed Change Order is not practicable, such dispute will be resolved in accordance with Article 28.

Article 20.	Excusable Delays

Force Majeure. Neither Party shall be in breach of this Contract to the extent that any delay or default in performance is due to act of God, act of any governmental authority, riot, revolution, war, terrorism or threat thereof, tornado, hurricane, flood and other natural disasters, lightning and other abnormal or severe climatic conditions causing loss of more than one (1) day in any given calendar week, a Change in Applicable Legal Requirements, the loss or inability to perform for more than five (5) consecutive working days, of any foreman or any three (3) mechanics of Seller at the same time, in each case due to injury or death of such persons (but not due to termination of employment or any other cause), or any other cause which is beyond the reasonable control of the delayed or non-performing Party (including, but not limited to, interference by the other Party, Owner, or the EPC Contractor or the non-performance by the other Party or the EPC Contractor of its obligations under this Contract or the EPC Contract) (“Force Majeure”). Force Majeure shall not mean any act or event to the extent caused by the fault or negligence of any person or entity claiming Force Majeure, or the financial inability of any person or entity to pay or otherwise not perform its obligations under this Contract. In addition, Force Majeure shall not include:

(i)	except as provided above, the inability to obtain labor, equipment or other materials or supplies for the Work (except to the extent caused by an independent act, event, or condition constituting a Force Majeure), or

(ii)	equipment failures due to wear and tear or defects in manufacture or construction.

The affected Party shall promptly notify the other Party of the occurrence of a Force Majeure and shall confirm the notice in writing within twenty (20) days after discovery of the event and its impact; provided, however, that either Party affected by Force Majeure shall be entitled to give notice beyond such time limit, if the late notice itself did not materially prejudice the other Party but the Party giving the late notice shall not be entitled to relief for any incremental delay or costs occurring during the period of delay in giving such notice. The notice shall contain a reasonably detailed account of the expected effect of the Force Majeure on performance under this Contract, including the cause of the delay, an estimate of the duration of the delay, an estimate of the delay’s impact to the Project Schedule, and the affected Party’s plan to mitigate the adverse effects of the Force Majeure on its performance hereunder. Thereafter the affected Party shall keep the other Party reasonably apprised regarding the Force Majeure. The suspension of performance due to an event of Force Majeure shall be of no greater scope and no longer duration than is required by such event and its effects.

The excused Party shall use reasonable efforts to:

(i)	mitigate the duration of, and costs arising from, any suspension or delay in its performance,

(ii)	continue to perform its obligations hereunder to the extent unaffected by the Force Majeure, and

(iii)	remedy the delay and any damage caused by the Force Majeure.

If Purchaser is delayed or restricted in its ability to take Delivery and/or make use of the Work as it originally contemplated by reason of any Force Majeure, Purchaser may (in its sole discretion) postpone the Delivery dates or terminate this Contract for convenience or take such other action that it seems appropriate in accordance with the terms of this Contract.

Article 21.	Intellectual Property

Patent Rights. With respect to any material or Equipment included in the Work or delivered as part of the Work that is subject to Seller’s patent, copyright or other protected right of usage, Seller hereby provides Purchaser and its successors and assigns with an irrevocable, perpetual non-exclusive, fully paid-up right and license under such rights to use, maintain, modify and repair such Equipment for the Project at no additional cost to Purchaser.

Article 22.	General Indemnity

Seller’s Indemnity. Seller shall, at its own cost, defend, indemnify and save harmless Purchaser and its officers, directors, employees, and agents from and against any and all liability, damages, losses, claims, demands, actions, causes of action, expenses (including, but not limited to, fines, penalties, court costs, and fees and expenses of counsel), and costs (collectively, “Losses”) resulting from third party claims (excluding Purchaser, EPC Contractor and Purchaser’s lender(s) or anyone directly controlled, directed, employed or supervised by any of them) alleging or resulting from the death or injury to any person or damage or destruction to any property, to the extent:

(i)	Caused by the negligence, willful misconduct, or reckless, intentional or otherwise tortious act or omission, including strict liability, during the implementation of the Work or any curative action during the Warranty Period, by Seller or any of its Subcontractors or anyone directly or indirectly controlled, directed, or employed by any of them, or performing Work on behalf of any of them;

(ii)	Arising, with respect to employees of Seller or of its Subcontractors or anyone directly or indirectly controlled, directed, or employed by any of them, or performing Work on behalf of any of them, during the implementation of the Work or any curative action during the Warranty Period, under any workers’ compensation, disability, or similar benefits act;

(iii)	During the implementation of the Work or any curative action during the Warranty Period, under any scaffolding or structural work law or laws relating to the protection of land adjacent to that of Purchaser, caused by any act or omission which is negligent, reckless, intentional, or otherwise is Seller’s strict liability; or

(iv)	Caused by the violation or alleged violation of any governmental requirements (including any fines or penalties, except to the extent imposed or made greater by conduct of Purchaser or EPC Contractor or anyone under the direction or control of either of them) by Seller or any of its Subcontractors, or anyone directly or indirectly employed by any of them, or performing Work on behalf of any of them. Notwithstanding the previous sentence, Seller shall have no general indemnity obligation to the extent arising from a Change in Applicable Legal Requirements after the Effective Date unless memorialized in a mutually agreed upon Change Order.

In any and all claims against Seller hereunder, the indemnification obligation stated above shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Seller or any of its Subcontractors, or anyone directly or indirectly employed or supervised by any of them under the applicable workers’ compensation act, disability acts, or other employee benefits act.

Purchaser’s Indemnity. Purchaser shall indemnify and hold harmless Seller and its officers, directors, employees and agents from all Losses resulting from third party claims (excluding Seller, Subcontractors or anyone directly controlled, directed, employed or supervised by any of them) alleging or resulting from the death or injury to any person or damage or destruction to any property, to the extent: (i) caused by negligence, willful misconduct, or reckless, intentional or otherwise tortious act or omission, including strict liability, of Purchaser, EPC Contractor or anyone directly controlled, directed, employed, or supervised by Purchaser or EPC Contractor (other than Seller or Subcontractors), (ii) arising, with respect to employees of Purchaser or EPC Contractor or anyone directly controlled, directed, employed or supervised by Purchaser or EPC Contractor (other than Seller or its Subcontractors) under any workers’ compensation, disability or similar benefits act; (iii) during the implementation of the Work or any curative action during the Warranty Period, under any scaffolding or structural work law or laws relating to the protection of land adjacent to that of Purchaser, caused by any act or omission which is negligent, reckless, intentional, or otherwise is not Seller’s strict liability; or (iv) caused by the violation or alleged violation of any governmental requirements (including any fines or penalties, except to the extent made greater by conduct of Seller or Subcontractors) by Purchaser or EPC

Contractor or anyone directly or indirectly employed or supervised by Purchaser or EPC Contractor. In any and all claims against Purchaser hereunder, the indemnification obligation stated above shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Purchaser or for anyone directly or indirectly employed or supervised by Purchaser under the applicable workers’ compensation act, disability acts, or other employee benefits act.

Article 23.	Insurance

Comprehensive General Liability. Seller shall furnish and maintain Comprehensive General Liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence for bodily injury or death, and one million dollars ($1,000,000) per occurrence property damage plus Contractual Liability coverage.

Errors and Omissions. Seller shall furnish and maintain comprehensive errors and omissions insurance with combined minimum limit of five million dollars ($5,000,000) per occurrence.

Automobile Liability. Seller shall furnish and maintain automobile liability insurance with limits of not less than one million dollars ($1,000,000) for each person, one million dollars ($1,000,000) for each occurrence and one million dollars ($1,000,000) for property damages.

Worker’s Compensation. Seller will comply with all federal and state workers’ compensation or similar Applicable Legal Requirements that might impose any charge or liability on Purchaser in connection with this Contract.

Umbrella / Excess Liability Coverage: Seller shall provide and maintain with an insurance company authorized to do business in the state(s) where the Work is performed and otherwise acceptable to Purchaser, Umbrella and/or Excess Liability Insurance on an Occurrence-Based policy form with limits of at least ten million dollars ($10,000,000) each occurrence and aggregate. Such coverage shall be excess of Commercial General Liability, Commercial Automobile, and Employers Liability coverage (and if applicable, Aviation Liability and Protection and Indemnity Liability). Products and Completed Operations coverage shall be maintained for a period of five (5) years following the date of completion of this Contract.

Seller’s Pollution Liability Insurance. If requested by Purchaser, at Purchaser’s cost Seller shall maintain Seller’s Pollution Liability Insurance with a limit of not less than five million dollars ($5,000,000), if obtainable on commercially reasonable terms.

Property and Casualty Insurance. In addition to above specified insurance and as the Parties agree, Seller shall maintain any and all other types of insurance as reasonably necessary and commercially available to protect the Work from all risks of loss or damage before transfer of risk of loss to Purchaser and/or Owner. The cost of such insurance shall be Purchaser’s responsibility.

Certificates of Insurance. Upon written request by Purchaser, Seller shall furnish Purchaser with certificates of insurance evidencing that insurance has been provided to meet the above requirements. Such certificates shall state that no material change or cancellation can be effected without thirty (30) days’ prior written notice to Purchaser.

Except for Worker’s Compensation, such policies shall name Purchaser and EPC Contractor and Purchaser’s lenders as additional insureds and copies of such policies or certificates thereof shall be delivered to Purchaser. All insurance coverage shall be on a primary and non-contributing basis as respects any insurance available to any additional insured. All policies shall contain a standard Separation of Insureds, Severability of Interests, or Cross Liability clauses. Seller and its Subcontractors shall obtain waivers of subrogation on all of their insurance. Such waivers shall be for the benefit of Purchaser and EPC Contractor and all other additional insureds. Failure to maintain the required insurance may result in the termination of this Contract, at Purchaser’s option. Furthermore, if Seller fails to maintain the insurance set forth in this Article 23, Purchaser shall have the right, but not the obligation, to purchase such insurance at Seller’s expense.

Article 24.	Events of Default; Termination for Cause; Suspension

Seller Events of Default. Each of the following shall constitute an “Event of Default” by Seller:

(i)	if Seller becomes insolvent, makes an assignment for the benefit of its creditors, has a receiver or trustee appointed for the benefit of its creditors, or files for protection from creditors under any bankruptcy or insolvency laws; or

(ii)	if Seller breaches or fails to comply or perform its material obligations hereunder (except that Seller’s liability for failure to achieve Unit Installation for Units #1 and #2 is as set forth in Article 9, and Seller shall have no liability, other than the express Make Good Obligation efforts described in Article 10, for failing to achieve Substantial Completion or any Performance Guarantee with respect to Unit #1);

(iii)	failure by Seller to make prompt payments to its Subcontractors for material or labor except: (a) for such payments as may reasonably be in dispute, and (b) to the extent Purchaser has failed to pay Seller;

(iv)	the interest of Seller passes to any person, entity, partnership or corporation other than as permitted under this Contract;

(v)	any representation or warranty made by Seller herein is false or misleading in any material respect when made and such misrepresentation has a material adverse effect on the Party to whom such representation and warranty is provided and such error or omission is not corrected within sixty (60) days after receipt of written notice thereof by the other Party;

(vi)	Seller fails to pay any amount that Seller is required to pay to Purchaser under this Contract within thirty (30) days after receipt by Seller of written demand from Purchaser unless such amount is in dispute;

(vii)	Seller abandons or suspends progress of the Work for five (5) Business Days or more due to any reason other than Force Majeure or as permitted under this Contract; and

(viii)	An Event of Default by Seller occurs under any other Multi-Hearth Furnace Contract.

Grounds for Termination by Purchaser. Purchaser shall have the right to terminate this Contract for cause upon the occurrence of a Seller Event of Default; provided, however, that (a) Purchaser shall first have provided Seller with written notice of the nature of such breach in reasonable detail and of Purchaser’s intention to terminate this Contract as a result of such breach, and (b)

Seller shall have failed within thirty (30) days after receipt of such notice (ten (10) days for breach of a payment obligation) to commence and diligently pursue the correction of such breach (and not have cured such breach within sixty (60) days after receipt of such notice), except that if a Party wishes to terminate this Contract pursuant to this paragraph, in no event shall such right to terminate be effective until after the Parties have followed the “referral to senior management” process set forth in the first paragraph of Article 28, but in no event shall the Parties be obligated to pursue the other dispute resolution procedures described in Article 28 unless a genuine dispute exists with respect to such dispute. If Purchaser terminates this Contract pursuant to this Article 24, then Purchaser shall also be entitled to terminate all of the other Multi-Hearth Furnace Contracts pursuant to Article 24 thereunder. If Purchaser terminates any of the other Multi-Hearth Furnace Contracts pursuant to Article 24 thereunder, then Purchaser shall also be entitled to terminate this Contract pursuant to this Article 24.

Remedy in the Event of Termination by Purchaser. Subject to Article 25, if Purchaser terminates this Contract as provided above, Seller shall be liable to Purchaser for all costs incurred by Purchaser in excess of the amount it would have been obligated to pay to Seller under this Contract to obtain a replacement supplier to perform the uncompleted Work on substantially the same terms and conditions, excepting price.

Suspension by Purchaser. Purchaser may at any time suspend the Work or any portion thereof upon giving written notice to Seller. Seller shall strictly comply with Purchaser’s notice and shall reasonably work to minimize the cost of such suspension. Any part of the Work not suspended shall continue to be diligently prosecuted by Seller. In the event of any such suspension, Seller shall be compensated for its reasonable costs to perform additional work and activities in order to implement such suspension, including demobilization, remobilization, costs of Subcontractor cancellation and/or suspension and reasonable overhead and profit on such costs; provided, however, that Seller shall act commercially reasonably to minimize such costs; and provided, further, that within three (3) Business Days after written notice of such suspension, Seller shall use its reasonable efforts to provide an estimate of such cost computed on a daily basis. Purchaser may, at any time, direct Seller to resume the Work and Seller shall use commercially reasonable efforts to resume all suspended Work as expeditiously as possible. If a question arises as to satisfactory performance by Seller, Purchaser shall have the right to direct Seller to stop Work without cost to Purchaser until a timely inspection thereof has been made and compliance with this Contract has been assured. However, if Seller has been performing reasonably, there shall be an equitable adjustment to the Contract Price, Project Schedule, and/or any other applicable Contract term for any costs incurred by Seller as a result of such stoppage pursuant to a Change Order. Costs incurred by Seller as a result of any suspension shall be paid on a monthly basis.

Purchaser Events of Default. Each of the following shall constitute an “Event of Default” by Purchaser:

(i)	if Purchaser becomes insolvent, makes an assignment for the benefit of its creditors, has a receiver or trustee appointed for the benefit of its creditors, or files for protection from creditors under any bankruptcy or insolvency laws;

(ii)	if Purchaser breaches or fails to comply or perform its material obligations hereunder;

(iii)	the interest of Purchaser passes to any person, entity, partnership or corporation other than as permitted under this Contract;

(iv)	any representation or warranty made by Purchaser herein is false or misleading in any material respect when made;

(v)	Purchaser abandons or suspends progress of the Work for sixty (60) days or more due to any reason other than Force Majeure or a default by Seller hereunder;

(vi)	Purchaser fails to pay any undisputed amount that Purchaser is required to pay to Seller under this Contract when due; and

(vii)	any Event of Default by Purchaser occurs under any other Multi-Hearth Furnace Contract.

Grounds for Termination by Seller. Seller shall have the right to terminate this Contract for cause upon the occurrence of a Purchaser Event of Default; provided, however, that (a) Seller shall first have provided Purchaser with written notice of the nature of such breach in reasonable detail and of Seller’s intention to terminate this Contract as a result of such breach, and (b) Purchaser shall have failed within thirty (30) days after receipt of such notice (ten (10) days for breach of a payment obligation) to commence and diligently pursue the correction of such breach (and not have cured such breach within sixty (60) days after receipt of such notice). Notwithstanding any cure period, Seller shall be entitled to the Late Payment Rate for amounts not paid when due. If Seller terminates this Contract pursuant to this Article 24, then Seller shall also be entitled to terminate all other Multi-Hearth Furnace Contracts pursuant to Article 24 thereunder. If Seller terminates any of the Multi-Hearth Furnace Contracts pursuant to Article 24 thereunder, Seller shall also be entitled to terminate this Contract pursuant to this Article. 24.

Remedy in the Event of Termination by Seller. If Seller terminates this Contract as provided above, Purchaser shall pay to Seller the Termination Payments set forth in Article 5 (“Termination for Convenience”). Furthermore, nothing in this Article 24 shall limit Seller’s rights under Article 4.

Article 25.	Limitation of Liability

Limitation. Other than claims pursuant to Article 16 or 22 or Section SC-S3 of Attachment 10 (“Supplemental Terms for On-Site Services”), and claims covered by insurance required hereunder (it being the Parties’ specific intent that the limitation of liability shall not relieve the insurers’ obligations for such insured risks), the total liability of Seller for payments to Purchaser, on all claims of any kind, whether in contract, tort (including negligence), strict liability, or otherwise, arising out of Seller’s performance or breach of this Contract or Purchaser’s use of any Equipment shall not exceed * of the Contract Price. The total liability of Purchaser for payments to Seller, other than the Contract Price and in respect of claims pursuant to Article 16 or Article 22, interest at the Late Payment Rate, and (except with respect to insurance deductibles) claims covered by insurance covering Purchaser (it being the Parties’ specific intention that the limitation of liability shall not relieve the insurers’ obligations for insured risks) on all claims of any kind, whether in contract, tort (including negligence), strict liability, or otherwise, arising out of the performance or breach of this Contract or use of any Equipment shall not exceed * of the Contract Price. The provisions of this first paragraph of

Article 25 do not apply to the Seller’s Make Good Obligation under Section 10, but Seller’s obligations under Section 10 shall not exceed those specified in Section 10.

Exclusion of Consequential Damages. In no event shall a Party be liable to the other Party for special, consequential, punitive, incidental, indirect, or exemplary damages under any theory of liability whatsoever. Except to the extent Seller’s Liquidated Damages under Article 9 may be considered as such, in no event, whether as a result of breach of contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, shall a Party be liable to the other Party for loss of profit or revenues, loss of use of the Work or any associated equipment, cost of capital, cost of substitute equipment, facilities, services or replacement power, downtime costs, fines or penalties charged to Purchaser or Seller for failure to comply with Applicable Legal Requirements or permits, claims of Purchaser’s customers for such damages, or for any special, consequential, punitive, incidental, indirect, or exemplary damages. The foregoing shall not limit either Party’s obligation to pay any damages that may be awarded to a third party in connection with any claim to the extent that a Party is obligated to indemnify the other Party for such third party claim under this Contract.

Article 26.	Proprietary Information

Confidentiality. At the time of furnishing confidential or proprietary information or documentation, which shall include, including, but not limited to, confidential or proprietary information learned as the result of any inspection of Seller’s or its Suppliers or Subcontractors’ facilities (“Confidential Information”), the disclosing Party (“Discloser”) shall designate by label, stamp, or other mark that the Confidential Information is confidential. If the Confidential Information is disclosed orally or in other intangible form, Discloser shall within thirty (30) days thereafter indicate the confidential nature of the Confidential Information. The receiving Party (“Receiver”) shall:

(i)	treat the Confidential Information as confidential,

(ii)	restrict the use of the Confidential Information to matters relating to performance of this Contract, and

(iii)	restrict access to the Confidential Information to its employees whose access is necessary in the implementation of this Contract.

Receiver may release the Confidential Information to its agents, consultants, contractors, lenders, equity investors and Affiliates (“Representatives”); provided, however, that these Representatives:

(i)	are informed of the confidential and proprietary nature of the Confidential Information and shall be bound by the same standard of care as Receiver,

(ii)	have a need to know the Confidential Information,

(iii)	limit their use of the Confidential Information solely to purposes related to the Project, and

(iv)	are not competitors of Discloser.

All tangible copies of the Confidential Information will be returned to Discloser upon request except that Receiver may keep one (1) archival copy of the information and may make a reasonable number of copies of the Confidential Information to the extent necessary for the operation and maintenance of the Project.

Exclusions. The foregoing restrictions do not apply to Confidential Information which:

(i)	is contained in a printed publication which was released to the public by Discloser prior to the date of disclosure to Receiver;

(ii)	is, or becomes, publicly known otherwise than through a wrongful act of Receiver, its employees, or agents;

(iii)	is in possession of Receiver, its employees or agents prior to receipt from Discloser as evidenced by written records dated before the disclosure to Receiver;

(iv)	is furnished to others by Discloser without confidentiality restriction; or

(v)	is approved in writing by Discloser for disclosure by Receiver, its agents or employees to a third party;

provided, however, that Confidential Information shall not be deemed to be within one of the foregoing exceptions if it is merely embraced by more general information available on a non-confidential basis to Receiver. Upon receipt of a demand or request for the disclosure of any Confidential Information, Receiver shall promptly notify Discloser and afford it an opportunity to seek a protective order or other appropriate form of security or remedy. If the Parties fail to obtain a protective order or similar protection, Receiver shall furnish only that portion of the Confidential Information that is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Confidential Information. Notwithstanding the foregoing, (a) except for the Drawings and Materials designated as Confidential Information pursuant to this Article 26, in no event shall any component of the Work be considered Confidential Information under this Contract, (b) nor shall any information provided by Seller to Purchaser which is necessary for Purchaser to enjoy the full benefit and unfettered right to possess, sell or otherwise control the Work, including all Equipment supplied as a component of the Work, constitute Confidential Information under this Contract, and (c) neither Party shall be prevented by any provision in this Article 26 from disclosing Confidential Information required by Applicable Legal Requirements, except that Receiver shall promptly notify Discloser of the required disclosure and, to the extent the Parties mutually determine, resist or limit such disclosure, and cooperate with Discloser to so resist or limit such disclosure.

Article 27.	Assignment and Financing Provisions

Eligible Assignees. An “Eligible Assignee” is: (i) an Affiliate of Purchaser, or (ii) an engineering and/or construction contractor under contract with Purchaser for balance of plant construction and/or the installation of the Equipment; provided, however, that the Eligible Assignee offers Purchaser evidence of its ability (both financial and otherwise) to fulfill the obligations of Purchaser hereunder.

Purchaser’s Right to Assign to Eligible Assignees. Purchaser may assign its rights and delegate its obligations under this Contract to an Eligible Assignee; provided, however, that (i) Purchaser shall notify Seller of its intent to assign no less than ten (10) Business Days prior to the execution of any such assignment, (ii) Purchaser shall provide evidence to the reasonable satisfaction of Seller that the Eligible Assignee has the ability (both financial and otherwise) to fulfill the obligations of Purchaser hereunder and (iii) Purchaser also assigns its rights and delegates its obligations under the other Multi-Hearth Furnace Contracts to such Eligible Assignee.

Collateral Assignment and Cooperation with Financing. Purchaser may also assign a collateral interest in this Contract to one or more lenders or its designees who are not Eligible Assignees as collateral security for financing of the Project. Seller shall provide such assistance as Purchaser may reasonably request and at Purchaser’s expense in connection with financing for the Project, including, but not limited to, providing a consent to assignment with such lender(s) on terms mutually acceptable to such lender(s) and Seller. Seller shall not be obligated to agree to changes to this Contract that increase its costs or risks without a reasonable adjustment of the terms of this Contract. Seller shall make available to Purchaser, Purchaser’s lenders and lender’s engineer information relating to the status of the Work, including information relating to the engineering, construction, estoppel certificates and such other matters as Purchaser may reasonably request, but such information to the extent designated as Confidential Information pursuant to Article 26, shall be deemed Confidential Information of Seller.

All Other Assignments and Transfers by Purchaser. All other assignments or transfers by Purchaser of any or all of its duties or rights under this Contract (by operation of law or otherwise) are subject to Seller’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed.

Seller’s Right to Assign. Seller may not assign its rights or delegate its obligations under this Contract without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned, or delayed, so long as Seller is also assigning such rights or delegating such obligations under each of the other Multi-Hearth Furnace Contracts.

Conditions. Any assignment shall be subject to all limitations of liability contained in this Contract. Neither Party may assign this Contract except in accordance with this Article. Any purported assignment not in accordance with this Article shall be void and without effect.

Article 28.	Dispute Resolution

Referral to Senior Management. Any and all controversies, disputes or differences between the Parties, if not amicably settled by the Parties within thirty (30) days following written notice of dispute, shall be referred to senior management of the Parties for resolution unless an earlier time has been provided herein. If the dispute has not been resolved within thirty (30) days following referral to senior management, or such longer period as the Parties may mutually agree, then either Party may, upon ten (10) days’ notice to the other Party, institute appropriate action in accordance with the following paragraph.

Any disputes regarding (a) payments or amounts payable pursuant to this Contract, or (b) the content or value of the Punch List, which disputes are not resolved between the Parties by referral to senior management as described in the preceding paragraph, shall be resolved by arbitration in accordance with Attachment 15. Any controversies or disputes not resolved between the Parties by referral to senior management or not resolved by arbitration pursuant to the preceding sentence shall be resolved in an action brought in the state or federal courts in the County of Monroe, state of New York, and the Parties consent to the exclusive personal jurisdiction of such state and federal courts for such purpose. Each Party: (x) to the fullest extent permitted by Applicable Legal Requirements, irrevocably waives any objection which it may now or hereafter have to the personal jurisdiction or venue of such courts with respect to any dispute (e.g., that any proceeding brought in such a court has been brought in an inconvenient forum); and (y) agrees that it will not file any motion or assert any defense in any such proceeding involving any such dispute that is inconsistent with the foregoing waivers and consent.

Article 29.	Governing Law

This Contract shall be construed and interpreted in accordance with the laws of the state of New York, excluding its conflict of law rules.

Article 30.	[Reserved]

Article 31.	Contract Documents and Order of Precedence

This Contract, together with the enumerated Attachments (1-19) hereto (all of which are incorporated herein by this reference) shall comprise this Contract and shall together be referred to as the “Contract Documents.”

Upon discovery, Seller or Purchaser shall promptly notify the other in writing of any conflicts, ambiguities, inconsistencies, errors, or omissions in, between or among any of Contract Documents or Applicable Legal Requirements and shall cooperate in effecting a resolution of the same that is consistent with the principles expressed in this Article 31. In the event of any inconsistencies between this Contract and the other Contract Documents, the following order of precedence in the interpretation hereof or resolution of such conflict hereunder shall prevail:

(i)	duly authorized and executed Change Orders and written amendments to this Contract executed by both Parties;

(ii)	this Contract;

(iii)	the Attachments; and

(iv)	Drawings produced and delivered pursuant to this Contract (in respect of which, precedence shall be given to Drawings of a larger scale over those of smaller, figured dimensions on the Drawings shall control over scaled dimensions, and noted materials shall control over undimensioned graphic indications).

Where an irreconcilable conflict exists among Applicable Legal Requirements, this Contract, the Drawings and the specifications in the Materials, the earliest item mentioned in this sentence involving a conflict shall control over any later mentioned item or items subject to such conflict. Notwithstanding the foregoing terms of this Article 31, if a conflict exists within or between parts of the Contract Documents, or between the Contract Documents and Applicable Legal

Requirements, the more stringent or higher quality requirements shall control. Where a conflict exists among Codes and Standards applicable to Seller’s performance of the Work, the most stringent provision of such Codes and Standards shall govern.

Article 32.	Effective Date

The Effective Date of this Contract shall be the date when it has been signed by both Parties. Notice to Proceed for Work at the Site shall be provided in writing in separate releases by Purchaser to Seller and shall be issued on or before September 8, 2008.

Article 33.	Entire Agreement

This Contract, together with the other Multi-Hearth Furnace Contracts, represents the entire agreement between the Parties and no modification, amendment, rescission, waiver or other change shall be binding on either Party unless assented-to in writing by the Party’s Authorized Representative.

Article 34.	Miscellaneous Provisions

Third-Party Beneficiaries. Except as provided in Article 25, and except with respect to Purchaser’s lenders in connection with the financing for the Project, these provisions are for the benefit of the Parties hereto and not for any other third party.

Export Control. All sales hereunder of U.S.-origin goods and related technical data shall at all times be subject to the export control laws and regulations of the U.S. Government and any amendments thereof. Purchaser shall not make any disposition by way of transshipment, export, diversion or otherwise, except as such laws and regulations may expressly permit, of U.S.-origin goods and related technical data supplied by Seller.

Survival. The Articles with the following titles shall survive termination of this Contract: Taxes, Intellectual Property, General Indemnity, Limitation of Liability, Proprietary Information and Miscellaneous Provisions.

Non-Waiver. Waiver by either Party of any right under this Contract shall not be deemed a continuing waiver or a waiver of any other right hereunder by such Party.

Invalidity. The invalidity in whole or in part of any part of this Contract shall not affect the validity of the remainder of this Contract, and the Parties request the applicable tribunal to construe and conform the invalid part to most closely reflect the intent of the Parties.

Counterparts. This Contract may be signed in any number of counterparts, each of which shall constitute one and the same instrument.

[The Remainder of This Page Left Intentionally Blank.]

IN WITNESS WHEREOF the Parties have caused this document to be executed by their Authorized Representatives as of the Effective Date.

Seller		Purchaser

INDUSTRIAL FURNACE COMPANY, INC.		RED RIVER ENVIRONMENTAL PRODUCTS, LLC

By:	/s/ William T. Lill	By:	/s/ Richard Schlager
	(Signature)		(Signature)

	William T. Lill		Richard Schlager
(Printed Name)
Managing Member
Vice President
	(Title)		September 5, 2008
(Date)
September 5, 2008
(Date)

		By:	/s/ Jean Bustard
(Signature)

Jean Bustard

Member

September 5, 2008
(Date)

Attachment 1

Defined Terms

In addition to the terms defined elsewhere herein, the following defined terms will be used throughout this Contract:

“Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with a Party. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities or partnership or other ownership interests or by contract or otherwise.

“Applicable Legal Requirements” means all laws (including common law), statutes, regulations, codes, rules, treaties, ordinances, judgments, directives, permits, decrees, decisions, approvals, interpretations, injunctions, writs, orders or other similar legal requirements in effect of any governmental authority relating to the Work, either of the Parties, the Project or any of the activities of either of the Parties contemplated by this Contract.

“Application for Payment” has the meaning ascribed in Article 4 of this Contract.

“Attachment” means, as applicable, the Attachments attached to this Contract and incorporated by reference herein.

“Authorized Representative” means the Parties’ respective Project Managers and any other individual(s) designated in writing as authorized to bind Purchaser or Seller respectively to Change Order(s) or otherwise to modify this Contract.

“Bond” has the meaning ascribed in Article 3 of this Contract.

“Business Day” means a Day on which banks or businesses are not required or authorized by law or executive order to close in the state of New York.

“Certain Purchaser Test Obligations” means Purchaser’s supply of operators and material handlers, fuel and other utilities, instrument and control systems and other instrumentation, material handling equipment needed to accept Unit input and remove Unit output, and independent laboratory services needed to perform the Performance Tests and re-tests.

“Certificate of Unit Installation Completion” has the meaning ascribed in Article 9 of this Contract.

“Change in Applicable Legal Requirements” means a change to an Applicable Legal Requirement, or a change in the interpretation or application of an Applicable Legal Requirement by the cognizant executive or judicial authorities occurring after the Effective Date.

“Change Order” means a written agreement signed by both Parties to change the Equipment, Services, and/or other terms of this Contract which describes the change, identifies the writing as

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a Change Order, and sets out adjustments, if any, in the Contract Price, the Project Schedule, and any other term of this Contract which is affected.

“Codes and Standards” has the meaning ascribed in Article 18 of this Contract.

“Confidential Information” has the meaning ascribed in Article 26 of this Contract.

“Contract” means this Multiple Hearth Furnace (MHF) Contract (Crowfoot Project) Unit #1 between the Parties.

“Contract Documents” means this Contract and all its enumerated Attachments, Change Orders, and other amendments, supplements and other modifications.

“Contract Price” means the total firm price as consideration for the Work, as set forth in Article 2 of this Contract, as adjusted from time to time in accordance with this Contract.

“Day” or “day” means, in the singular or plural, a calendar day or days, unless the term “Business Day” or “Business Days” is used, or as specifically noted otherwise.

“Delivery” of the Equipment shall occur upon the event described in Article 6 of this Contract.

“Delivery Point” has the meaning ascribed in Article 6 of this Contract.

“Discloser” has the meaning ascribed in Article 26 of this Contract.

“Drawings” has the meaning ascribed in Article 7 of this Contract.

“Effective Date” means the date described in Article 32 of this Contract.

“Eligible Assignee” has the meaning ascribed in Article 27 of this Contract.

“EPC Contract” means that certain Engineering, Procurement and Construction Contract to be entered into by BE&K Construction Company, LLC and Purchaser, pursuant to which EPC Contractor shall provide engineering, design, procurement, construction, construction management, testing, commissioning and related services for the Project, as such may thereafter be amended, supplemented and otherwise modified.

“EPC Contractor” means BE&K Construction Company, LLC, and its successors and permitted assigns under the EPC Contract.

“EPC Reliability Bonus Test” means that twenty-four (24) hour period during the EPC Contractor’s performance of the “Reliability Test,” as such term is defined in the EPC Contract, or immediately following successful completion of such Reliability Test, conducted pursuant to Section 6.7.8 of the EPC Contract to evaluate Seller’s eligibility for the Reliability Bonus.

“EPC Schedule” has the meaning ascribed in Article 9 of this Contract.

“Equipment” means all of the equipment to be provided by Seller described in Article 1 of this Contract.

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“Financial Close for the Project” means that Purchaser has closed with equity investors and/or debt providers to secure one hundred percent (100%) of the anticipated costs of completing the Project and the proceeds thereof are available to Purchaser.

“Force Majeure” has the meaning ascribed in Article 20 of this Contract.

“Hazardous Materials” has the meaning ascribed in Article 1 of this Contract.

“Late Payment Rate” means the lesser of: (a) the prime rate of interest (sometimes referred to as the base rate) for corporate loans as published in The Wall Street Journal under “Money Rates” as such rate may be in effect from time to time during the period the delinquent amount remains outstanding, plus four percent (4%) per annum, or (b) the highest per annum interest rate allowed by Applicable Legal Requirements.

“Liquidated Damages” has the meaning ascribed in Article 9 of this Contract.

“Liquidated Damages Cap” means * of the total aggregate amount of the Contract Prices under all of the Multi-Hearth Furnace Contracts, as such Contract Prices may be modified from time to time pursuant to Change Orders thereunder. The aggregate amount of Liquidated Damages paid pursuant to this Contract and all of the other Multi-Hearth Furnace Contracts shall not exceed, in the aggregate, the Liquidated Damages Cap.

“Local Laws” shall be those local Applicable Legal Requirements that are: (a) identified in Attachment 2 and (b) in effect as of the Effective Date. If no local Applicable Legal Requirements are set forth in Attachment 2, the Work shall not incorporate any consideration of local Applicable Legal Requirements.

“Losses” has the meaning ascribed in Article 22 of this Contract.

“Major Subcontractor” has the meaning ascribed in Article 4 of this Contract.

“Make Good Obligation” has the meaning ascribed in Article 10 of this Contract.

“Materials” has the meaning ascribed in Article 7 of this Contract.

“MHF” has the meaning ascribed in the foreword to this Contract.

“Milestone” means those major Project milestones related to the Work to be performed hereunder by Seller, as identified in Attachment 3.

“Multi-Hearth Furnace Contract(s)” means any, some or all of the four (4) contracts, of even date herewith, by and between the Parties, entitled “Multiple Hearth Furnace (MHF) Contract (Crowfoot Project)” for Unit #1, Unit #2, Unit #3 or Unit #4.

“Notice of RTS” means Seller’s notice of readiness to ship the Equipment, or relevant portion thereof, from the relevant factory or warehouse.

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“Notice of Unit Installation Completion” has the meaning ascribed in Article 9 of this Contract and must relate to both Units #1 and #2.

“Notice to Proceed” has the meaning ascribed in Article 32 of this Contract.

“Order Definition Meeting” means a project kick-off meeting between Seller’s Project team and Purchaser’s Project team.

“Owner” means ADA-ES, Inc., a Colorado corporation.

“Parent Guaranty” has the meaning ascribed in Article 3 of this Contract.

“Party” and “Parties” have the meanings ascribed in the foreword to this Contract.

“Payment Schedule” means the schedule of payments as outlined in Article 4 of this Contract based on the Schedule of Values attached to this Contract as Attachment 3, as modified in accordance with this Contract.

“Performance Guarantees” means all of the guarantee amounts set forth in Article 10 of this Contract as tested and measured in accordance with Attachment 7.

“Performance Testing” means the performance testing set forth in Attachment 7.

“Performance Tests” has the meaning ascribed in Article 12 of this Contract.

“Project” means Purchaser’s activated carbon generation project.

“Project Manager” has the meaning ascribed in Article 9 of this Contract.

“Project Schedule” means the schedule set forth in Attachment 6, as modified in accordance with this Contract.

“Punch List” means a comprehensive list of Work to be completed within sixty (60) days after Substantial Completion that shall initially be prepared upon Unit Installation and which may be supplemented thereafter until agreement thereto by both Parties in connection with the occurrence of Substantial Completion.

“Purchaser” means the entity so identified in the foreword to this Contract.

“Purchaser’s Engineer” means an engineer designated in writing by Purchaser, addressed to Seller, delivered within ten (10) days of Financial Close for the Project.

“Ready For First Fire” means the Equipment is expected to be substantially in the material condition of Unit Installation, where the status of Ready for First Fire shall serve as notice by Purchaser to Seller that Unit #1, upon completion of Purchaser-furnished work and services expressly required by this Contract, including those Certain Purchaser Test Obligations, shall be available for commencement of the Performance Tests.

“Receiver” has the meaning ascribed in Article 26 of this Contract.

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“Reliability Bonus” has the meaning ascribed in Article 11 of this Contract.

“Representatives” has the meaning ascribed in Article 26 of this Contract.

“RTS” means “Ready to Ship.”

“Scheduled Completion Date” has the meaning ascribed in Article 9 of this Contract.

“Scheduled RTS Date” has the meaning ascribed in Article 6 of this Contract.

“Seller” means the entity so identified in the foreword to this Contract.

“Seller Parties” has the meaning ascribed in Article 8 of this Contract.

“Services” means all of those services described in Attachment 2.

“Site” means the location of the Project and place where the Equipment will be installed, together with laydown and parking areas for the use of Seller, as described in the Recitals to this Contract.

“State Laws” shall be those state Applicable Legal Requirements that are: (a) identified in Attachment 2, and (b) in effect as of the Effective Date. If no State Laws are set forth in Attachment 2, the Work shall not incorporate any consideration of State Laws.

“Subcontractor” means any subcontractor, Supplier, materialman, or any other person or entity having a contract with Seller or any subcontractor thereto to supply equipment, materials, services, labor or other Work.

“Substantial Completion” means each of the following conditions has been completed or has occurred with respect to both Units #1 and #2:

1) Unit Installation for both Units #1 and #2 has been achieved;

2) the most recent completed Performance Test for Units #1 and #2 demonstrate concurrent achievement, and when each Unit is operated as an individual Unit, individual achievement, of the Performance Guarantees and compliance with all Applicable Legal Requirements applicable to Seller under this Contract and necessary for the Equipment to be capable of operations in compliance therewith;

3) during the completed Performance Test for Units #1 and #2: (a) the Equipment is not operated outside its continuous rated limits, (b) only the normal contingent of up to two (2) control room personnel and four (4) field operators per shift performing their anticipated normal operations were required to operate both Units #1 and #2 during the conduct of such completed Performance Test and (c) no temporary or special equipment that is not part of the Work was required to conduct or complete such completed Performance Test;

4) there are no liens (except those for which a Seller lien bond has been provided in accordance with the terms of this Contract) resulting from the actions or failure to act of Seller, its personnel or any of its Subcontractors, other than liens resulting from the failure of Purchaser to pay all amounts due to Seller in accordance with the terms of this Contract;

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5) Seller (a) has provided to Purchaser all spare parts for Units #1 and #2 that are required to be provided pursuant to this Contract, or (b) shall have used reasonable efforts to provide such spare parts by the date of Substantial Completion. The occurrence of Substantial Completion shall not be delayed solely by Seller’s failure to provide spare parts for either or both Unit #1 and/or Unit #2, but Seller shall provide all remaining spare parts required for the Units #1 and/or Unit #2, as applicable, within thirty (30) days after the date of Substantial Completion;

6) Seller (a) has provided to Purchaser a final operations and maintenance manual and other submittals specifically required to be submitted prior to or as a condition of Substantial Completion for Units #1 and #2, or (b) shall have used reasonable efforts to provide such final operations and maintenance manual and such other submittals. The occurrence of Substantial Completion shall not be delayed solely by Seller’s failure to provide such final manual and other submittals, but Seller shall furnish Purchaser with a preliminary operations and maintenance manual to achieve Substantial Completion and thereafter shall furnish the final version to Purchaser within sixty (60) days after the date of Substantial Completion;

7) Seller and Purchaser have agreed upon, or (by resolution via dispute resolution or otherwise) arrived at the content of the Punch List;

8) Seller has completed the Work for Unit #1 and Unit #2 so that the Equipment is capable of being operated in the normal course of business in accordance with the operating procedures set forth in the operations and maintenance manual and prudent industry practices, except for any remaining items set forth in the Punch List; and

9) Seller has completed the training of Purchaser-provided personnel that have been made available on a timely basis pursuant this Contract.

“Supplier(s)” means any corporation, partnership, or individual having a contract with Seller to supply material, equipment, labor, goods, or services to Seller in connection with its obligations under this Contract, other than contracts for labor or other services to be performed at the Site.

“Termination Payments” has the meaning ascribed in Article 5 of this Contract.

“Unit” means an individual multi-hearth furnace, together with all associated appurtenances and support equipment as described in Attachment 2.

“Unit #1” has the meaning ascribed in Article 1 of this Contract.

“Unit #2” has the meaning ascribed for “Unit #2” in the Multi-Hearth Furnace Contract for Unit #2, of even date herewith, by and between the Parties.

“Unit #2 Work” has the meaning ascribed for “Work” in the Multi-Hearth Furnace Contract for Unit #2, of even date herewith, by and between the Parties.

“Unit #3” has the meaning ascribed for “Unit #3” in the Multi-Hearth Furnace Contract for Unit #3, of even date herewith, by and between the Parties.

“Unit #4” has the meaning ascribed for “Unit #4” in the Multi-Hearth Furnace Contract for Unit #4, of even date herewith, by and between the Parties.

Page A1-6

“Unit Installation” means completion of all Work necessary to initiate dryout of the applicable Unit including: erection, refractory installation, Seller-furnished equipment installation, Seller-furnished stack and ducting installation, and to the extent provided by Seller as part of the Work, all piping systems are interconnected, flushed, and tested, as applicable; all wiring is interconnected; point-to-point continuity tests have been successfully performed; loop checks are completed; all other required electrical checks (e.g., analog loop 5 point tests, insulation tests, initial control loop tuning, etc.) are successfully completed; the rotating components of the Equipment are checked for rotation and motored (with its hydraulic starter system where appropriate); a draft operations and maintenance manual has been provided and Seller-furnished Equipment required for the operation of the Equipment has been installed, checked-out, and is ready for commissioning. For the sake of clarity, it is understood that Unit Installation shall not require completion of the Punch List.

“Unit Installation Completion Date” means the date that all Seller-furnished Work required by this Contract has been completed by Seller for the applicable Unit and any remaining Purchaser-furnished work may commence in preparation for final completion.

“Warranty Period” has the meaning ascribed in Article 15 of this Contract.

“Work” means the Equipment and Services to be supplied by Seller under this Contract.

Page A1-7

Attachment 2

Technical Requirements

Package No. EHF-101, Rev 1, August 20, 2008

Multi-Hearth Furnace

Page A2-1

Attachment 3

Schedule of Values

The following table outlines major Project Milestones and the associated payments for Work to be completed in conformance with this Contract. The terms and conditions for payment are set forth in Article 4 of this Contract. This Attachment 3 is intended as a mechanism to assist in the assessment of the level of Work completed and to assist with establishing and forecasting the associated Payment Schedule. This Attachment 3 is not intended as a detailed reflection of the Project Schedule or an accurate reflection of specific costs associated with the specific Milestone; however, this Attachment 3 shall be the basis of payment under this Contract for the completion of such Milestones.

Page A3-1

Attachment 4

Form of Notice of Unit Installation Completion

(Date)

Mr. Tony Smith

Contract Manager

Red River Environmental Products, LLC

c/o ADA-ES, Inc

8100 SouthPark Way, Suite B

Littleton, CO 80120-4525

Subject:	Notice of Unit Installation Completion – Crowfoot Project Red River Environmental Products, LLC, Multiple Hearth Furnace (MHF) Contract, dated [ ]

Mr. Smith:

Industrial Furnace Company, Inc. (IFCO) is pleased to submit this Notice of Unit Installation Completion for Unit # 1 of the Crowfoot Project.

This notice certifies that IFCO has satisfied all the conditions for Unit Installation for Unit # 1 pursuant to the referenced Contract.

When Unit Installation for Unit #1 has been achieved, Red River Environmental Products, LLC shall countersign this Notice to show the Unit Installation Completion Date, in accordance with the referenced Contract. This Notice is delivered with the Notice of Unit Installation Completion for Unit #2 of the Crowfoot Project pursuant to the referenced Contract.

IFCO will work with Red River Environmental Products, LLC to facilitate timely achievement of Substantial Completion.

Regards,

(signature)

(date)
Project Manager, Industrial Furnace Company, Inc.

Countersigned

(signature)

(date)
[Project Manager]
Red River Environmental Products, LLC

Page A4-1

Attachment 5

Lien Waiver Forms

SELLER’S CERTIFICATE OF COMPLETION

AND FINAL RELEASE AND WAIVER OF LIENS

Industrial Furnace Company, Inc. (“SELLER”), by [                    ], its Authorized Representative, hereby certifies that all work required to be done under the Multiple Hearth Furnace (MHF) Contract (Crowfoot Project) Unit #1, dated [                    ], (“Contract”) with Red River Environmental Products, LLC (“Purchaser”), and in connection with improvements on premises owned by Purchaser at Armistead, Red River Parish, Louisiana has been completed in accordance with the Contract Documents.

SELLER certifies that all laborers, materialmen and suppliers have been paid (or if not, SELLER has provided Purchaser reasonably satisfactory security as provided in Article 4 of the Contract against the claims or demands of such laborers, materialmen and suppliers) and that there are no outstanding claims or demands between SELLER and Purchaser or between SELLER and Owner, except for payment of the retainage in the amount of [                    ] dollars ($            ).

Upon payment in full of the retainage, SELLER shall have no, and hereby waives any further claim or claims whatsoever with respect to Purchaser or Owner, including, but not limited to, claims for payment of the Contract Price. SELLER does hereby waive and release any and all liens or right of lien of the aforesaid Contract, as well as any other claims or demands it may have attributable to the Work performed under the Contract, and agrees to indemnify and hold Purchaser harmless from and against any and all claims of laborers, materialmen and suppliers of SELLER.

This certificate does not relieve SELLER of its continuing warranty and guarantee obligations under the Contract, and this certificate shall not be construed as an acceptance of defective Work or of improper materials.

DATE: / /

SELLER:

BY:
Authorized Signature

Subscribed and sworn before me this      day of                      20     .

NOTARY PUBLIC:

Page A5-1

COMMISSION EXPIRES:

STATE OF
COUNTY OF

On this      day of                     , 200    , before me personally appeared                                         , to me personally known and known to me to be the same person described in and who executed the within instrument, consisting of two (2) pages, of his/her own free will and duly acknowledged that he/she executed the same with full authority to do so.

Notary Public

(SEAL)

Page A5-2

SELLER’S PARTIAL

RELEASE AND WAIVER OF LIENS AND CLAIMS

Industrial Furnace Company, Inc. (“SELLER”), by [                    ], its Authorized Representative, hereby certifies that all work performed in accordance with Invoice No. [                    ] and under the Multiple Hearth Furnace (MHF) Contract (Crowfoot Project) Unit #1, dated [                    ] (“Contract”) with Red River Environmental Products, LLC (“Purchaser”), and in connection with improvements on premises owned by Purchaser at Armistead, Red River Parish, Louisiana, has been completed in accordance with the Contract Documents.

Upon payment in full of the Invoice No. [                    ], SELLER certifies that, except for pending claims identified in Exhibit 1 hereto (i) all laborers, materialmen and suppliers have been paid to date and (ii) there are no outstanding claims or demands between SELLER and Purchaser and between SELLER and Owner.

Upon payment in full of the Invoice No. [                    ], SELLER shall have no, and hereby waives, any further claim or claims whatsoever with respect to Purchaser or Owner, including, but not limited to, claims for payment of the Contract Price as of the date hereof. SELLER does hereby waive and release any and all liens or right of lien of the aforesaid Contract, as well as any other claims or demands it may have attributable to the Work performed as of the date hereof under the Contract, and agrees to indemnify and hold Purchaser harmless from and against any and all claims of laborers, materialmen and suppliers of SELLER.

NOW, THEREFORE, upon receipt of payment of said Invoice, SELLER does hereby waive, release and relinquish all claim or right of lien which SELLER may now have upon the premises above described except for claims or right of lien for Contract and/or Change Order Work performed to the extent that payment is retained or will subsequently become due.

DATE: / /

SELLER:

BY:
Authorized Signature

Subscribed and sworn before me this      day of                      20     .

NOTARY PUBLIC:

COMMISSION EXPIRES:

Page A5-3

Exhibit 1

to Seller’s Partial Release and Waiver of Liens and Claims

Pending Claimant	Pending Claim Amount	Expected Date of Resolution
1.

Page A5-4

Attachment 6

Scheduled Completion Dates

Description	Scheduled Completion Date

Unit Installation, MHF #1	*
Unit Installation, MHF #2	*
Substantial Completion MHF #1	*
Substantial Completion MHF #2	*

Page A6-1

Attachment 7

Performance Test Procedures, Conditions and Protocol

Page A7-1

1.0 INTRODUCTION

1.1 Summary of Test Program

Pursuant to the Contract with Purchaser to provide Multiple Hearth Furnaces for Purchaser’s activated carbon facility, Seller will oversee a test program to measure and verify performance of the four (4) new MHFs to be provided under separate Multi-Hearth Furnace Contracts. The purpose of this test program is to demonstrate the MHFs (individually and collectively) meet or exceed all of the mutually-agreed guarantee values established in the Multi-Hearth Furnace Contracts, quantify the product capacity of the MHFs, validate the quality of the MHF product, validate auxiliary power consumption, confirm total heat content of the offgas, and verify the controlled emissions of total suspended particulate (TSP), nitrogen compounds and sulfur compounds. This test program is required only for the purpose of the Multi-Hearth Furnace Contracts, and may or may not be part of any regulatory requirement or submission. The results of the testing program will provide information to confirm performance of the Equipment supplied as part of the Multi-Hearth Furnace Contracts. This information will provide a basis for achievement of Substantial Completion.

The emission tests will be carried out in accordance with this document with input and assistance from Seller, Purchaser, the EPC Contractor, and the Independent Testing Company. Rigid sampling rules, testing requirements, and chain-of-custody requirements may be waived by Purchaser at the recommendation of the Independent Testing Company. Seller will be responsible for coordinating the testing with Purchaser’s operators, the EPC Contractor, and the Independent Testing Company. Purchaser’s Plant operators will be responsible for collecting all field samples. Seller and EPC Contractor will coordinate their efforts to produce the information to be gathered from the Project DCS system. An Independent Testing Company will be responsible for collecting all gas and particulate emission samples and for obtaining all laboratory analyses of all samples, including, without limitation, feed material, product material and cyclone ash.

Section 2.0 of this Attachment 7 presents a description of the Seller’s supply/source. Section 3.0 outlines the test program, objectives, and test matrix. Section 4.0 describes the sampling locations to be used in this test program. Sampling and analysis methodologies are presented in Section 5.0. Quality assurance/quality control (QA/QC) procedures specific to this test program are described in Section 6.0. Section 7.0 presents the general reporting format to be implemented in writing the final report.

Page A7-2

Performance Tests

Parameter	Metric
*	*
*	*
*	*
*	*
*	*

Emissions at ID fan outlet location in 4.1
*	*

Tests are to run as close to the guarantee point (47TPD) as possible to minimize any correction and associated uncertainties during the performance tests.

Performance Adjustments

Variable	Performance Adjustment Process
Feedstock
Fixed Carbon	(*)
Sulfur	(*)
Moisture	(*)

(*)	Adjustment guidlines to be developed and agreed to during test procedure development prior to start of testing or after lab analysis of feed coal.

1.2 Test Program Organization

The following is a list of those individuals responsible for the organization of this test program.

*

1.3 Reporting

Preliminary test results to include recorded testing data, spreadsheets, notes on any variances and a summary of results will be provided by Seller in a summary report to the Purchaser the day after testing is completed. The test report will be updated and provided to Purchaser as laboratory results are completed. A complete test report will be completed by Seller and submitted to Purchaser within 45-60 days after test completion. Seller and Purchaser will strive to submit, review, and evaluate test data and results expeditiously to ensure timely completion of associated contract milestones

Page A7-3

2.0 SOURCE DESCRIPTION

2.1 Process Description

Seller will construct four (4) MHFs, including cyclones, located at Purchaser’s Site in Armistead, Louisiana. Purchaser, through the EPC Contractor, will install equipment to feed material to the MHFs, material handling equipment to remove product from the MHF outlets, and emissions control equipment downstream of the MHFs and cyclones. In addition, Purchaser will provide the Programmable Logic Controller (PLC)-based plant Distributed Control System (DCS), which interfaces with the Seller-provided PLC-based MHF control system. Lignite feedstock will be fed continuously to the MHFs, which are each guaranteed to produce a minimum of *of activated carbon. For the purposes of this test program, the unit will operate at this guaranteed rating. Supplemental fuel (natural gas), when required, will be provided on all even-numbered hearths and burned by two (2) MHF burners per hearth. Particulate emissions generated within the MHF will be controlled by a high-efficiency cyclone.

2.2 Process Monitoring

Each MHF test program shall consist of a 24-hour continuous MHF operation (test run) with all testing to be concurrent with the 24-hour period. Specific individual monitoring test data shall be taken and analyzed prior to any averaging of test data (Table 3-1 identifies proposed test data averaging).

During this test program, the MHFs shall operate at not less than 100% of their guaranteed production capacity. For each test day, a minimum of hourly grab samples of lignite feedstock will be collected during the test run (timing of lignite grab sampling to be coordinated with product sampling to account for MHF residence time). Each hourly sample will subsequently be analyzed in an independent laboratory to determine both proximate and ultimate analyses, and for high heating value. The following parameters will be monitored continuously and the plant DCS system will record and log each result a minimum of once per minute during the test run:

*

The above monitoring data will be included in the final report.

3.0 TEST PROGRAM

3.1 Objectives

The purpose of this test program is to measure the guaranteed parameters as outlined in the Performance Tests Table above, including *, auxiliary power consumption, * from each MHF. Oxygen will be measured by the Independent Testing Company in the *. Other gases and particulate emissions testing will be conducted in accordance with U.S. Environmental Protection Agency (EPA) or ASTM test procedures. Table 3-1 lists the parameters to be measured, the sampling method, the sampling times, and test data averaging for each test.

3.2 Test Matrix

Table 3-1 presents the sampling and analytical matrix to be used at the MHF Test. Emissions/Offgas sampling shall be at the * sampling location. Offgas grab samples will be taken and analyzed by an

Page A7-4

Independent Lab. Sampling/testing will not be initiated until the start-up procedures have been completed and MHFs have stabilized at the desired production rate for the test.

Page A7-5

TABLE 3-1

Test Matrix

Performance Test Program

Purchaser’s Activated Carbon Production Facility

Multiple Hearth Carbon Furnaces

Armistead, Louisiana

Test Parameters	Sampling Method	Sampling Duration	Analytical Responsibility	Sampling Rate	Test Data Average
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*
*	*	*	*	*	*

Page A7-6

4.0 DESCRIPTIONS OF SAMPLING LOCATIONS

4.1 MHF ID Fan Exhaust Gas Sampling Locations

*

4.2 Process Sampling Location

*

Similar collection will be performed for the activated carbon production samples. During the course of each MHF test run, one (1) five-liter (5L) activated carbon sample will be collected hourly and placed into a clean container. Each sample container will be labeled with the test number and sampling period. The carbon production rate will be determined during testing by monitoring the Product Weigh Belt recordings through the DCS. MHF product day silo load cells provide a reference weight through the DCS as well.

Page A7-7

5.0 SAMPLING AND ANALYTICAL METHODOLOGIES

The following test methods are proposed to be utilized during the MHF test run (emissions and performance):

EPA Method 1	Sample and velocity traverses for stationary sources
EPA Method 2	Determination of stack gas velocity and volumetric flow rate (type S Pitot tube)
EPA Method 3A	Determination of oxygen and carbon dioxide concentrations in emissions from stationary sources
EPA Method 4	Determination of moisture content in stack gases
EPA Method 5	Determination of particulate emissions from stationary sources
EPA Method 6C	Determination of sulfur dioxide emissions from stationary sources (instrumental analyzer procedure)
EPA Method 7E	Determination of nitrogen oxides emissions from stationary sources (instrumental analyzer procedure)
EPA Method 16B	Determination of total reduced sulfur emissions from stationary sources
ASTM D4607	Determination of iodine number of activated carbon
ASTM D2854 (2006)	Method for product density
ASTM D1946	Procedure for fixed gas analysis
ASTM D5865	Gross calorific value of coal and coke
ASTM D3172	Proximate analysis
ASTM D3176	Ultimate analysis
EPA-600/R94-038C	Air Pollution Measurement Systems

The following sections describe the sampling and analytical procedures to be utilized during the emissions testing.

5.1 Volumetric Flow Rate Tests

The volumetric flowrate of the exhaust gases, at the * will be determined using EPA Methods 1 through 4. The required number of traverse points, in accordance with EPA Method 1, will be used. * measurements will be taken at each traverse point during each test run. Duct temperature measurements will also be taken at each traverse point using a Type-K thermocouple and digital temperature readout. The duct static pressure will also be measured during each test run. Methods to be considered are pitot tube and manometer set up and/or anemometer readings or other methods appropriate for this high temperature gas.

The MHF offgas moisture content will be determined from the moisture catch of the constant rate sampling train during the emissions testing in accordance with EPA Method 4. A minimum sample volume of thirty (30) cubic feet will be collected during each of the *-hour periods of the performance test. The moisture content of the flue gas will be calculated as the ratio of the moisture catch corrected to standard conditions to the sum of the dry sample volume and the moisture catch, both corrected to standard conditions.

5.2 Offgas Particulate Tests

TSP matter will be quantified in accordance with EPA Method 5. The isokinetic tests will be performed every * hours. The EPA Method 5 sampling train will consist of a glass nozzle, a heated glass lined probe, a pre-weighed quartz filter heated in an enclosed box, a set of six (6) glass impingers connected in series, and a vacuum pump and dry gas meter. At the completion of each test run the sampling train will

Page A7-8

be leak checked to ensure no leakage greater than 0.02 cubic feet per minute. The sampling train operating parameters will be recorded at each traverse point (i.e., temperature pressures and velocity head) on preprinted data sheets to be developed prior to the TSP test. After the post leak check, the sampling train components will be taken to the clean up area. The following is a description of the TSP sampling recovery procedures.

Container 1	filter
Container 2	acetone washings from nozzle, glass lined probe and front half of filter

Sample containers 1 and 2 will be brought back to the Independent Testing Laboratory for gravimetric analysis. Minimum duplicate weighing (constant weight) will be performed on each sample fraction at ambient temperature and ambient pressure. No external heat will be applied to either the filter or acetone washings. All weighing will meet the criteria for constant weight measurements as specified in EPA Method 5.

*

The particulate size distribution in the gas stream will be measured with an Andersen Mark III Cascade Impactor. The cyclone catch will be sent to an independent lab that specializes in particle size distribution analysis.

Gas stream particle distribution and cyclone bottoms solids distribution test data shall be presented in a graph format for comparison to cyclone removal guarantee.

5.3 Continuous Emissions Monitoring Tests

Flue gas CO2 sulfur dioxide (SO2) and Oxygen content will be measured with a properly calibrated, transportable, CEM system (Test CEMS) or with instruments specialized for the specific constituents. Sampling and analysis will occur at the *. A daily instrument calibration check and individual test run system calibration check will be performed on each analyzer in accordance with EPA Methods 3A and 7E, or other appropriate methods.

*-minute test runs for CEMS parameters will be performed with the data recorded electronically in one-minute averages. The average concentration over the *-minute test period will be recorded for each test run.

Page A7-9

The CEMS will consist of heated probe, heated out-of-duct filter, calibration valve, heated Teflon transfer sample line, system, leakless vacuum pump, Teflon transport line, sample gas manifold (with bypass vent), and individual flow control valve for each specific analyzer. Instrument calibrations will be performed with National Institute of Standards and Technology-certified compressed gas mixtures of target gases with a nitrogen balance. A three (3) or four (4) point analyzer calibration error (<2%) check will be conducted, prior to testing, by injecting the calibration gases directly into the gas analyzers and recording the responses. Zero (0) and upscale calibration checks are conducted both before and after each test run in order to quantify measurement system calibration drift (<3%) and sampling system bias (<5%). During these checks, the calibration gases are introduced into the sampling system at the probe outlet so that the calibration gases are analyzed in the same manner as the MHF duct gas samples. Drift is the difference between the pre- and post-test run calibration check responses. Sampling system bias is the difference between the test run calibration check responses (direct analyzer calibration) and the initial calibration error responses (direct analyzer calibration) to the zero (0) and upscale calibration gases.

Analyzer outputs will be recorded continuously with a PC-driven data acquisition system. One (1)- minute averages will be produced for each gas component.

5.3.1 Emissions Sample Tests

*. Samples will be collected using the sample collection procedure described in EPA Method 3. Samples collected shall be sufficient to allow the Independent Lab to provide a full offgas composition for *. The sealed samples will be transmitted to an independent laboratory for analysis, using ASTM D1946, Procedure for Fixed Gas Analysis.

5.3.2 Offgas Heat Content

The chemical heating value of the gas will be calculated from determination of the combustible species in the gas by taking Tedlar bag samples for analysis by an Independent Testing Laboratory or by analysis with a semi-continuous, on-line chromatograph.

Alternatively, the chemical heating value of the gas will be determined by analysis with a semi-continuous, on-line calorimeter or a bomb calorimeter.

The * will be determined by determining the composition of the gas by taking Tedlar bag samples for analysis by an Independent Testing Laboratory or by analysis with a semi-continuous, on-line chromatograph. The temperature of the gas will be taken by the thermocouple(s) and the * will be calculated from the composition, the specific heat capacities and the temperature.

Page A7-10

5.4 Lignite Tests

Lignite samples shall be riffled and split into four aliquots, and one sent to the testing laboratory. The remainders will be held by ADA, IFCO, and BEK.

Each lignite sample will be sealed and transmitted to an independent laboratory for ultimate and proximate analyses. The proximate analysis will measure the moisture content, volatile matter, fixed carbon, and ash as weight percentages. The ultimate analysis will measure hydrogen, carbon, nitrogen, sulfur, oxygen, chlorine, and ash as weight percentages. The samples will be tested for BTU content using ASTM D5865, Gross Calorific Value of Coal and Coke.

5.5 Plant Control System Tests

The production rate of activated carbon will be measured by a weighing device supplied by Purchaser or EPC Contractor outside of the scope of this Contract. The steam usage will be measured by flow monitoring devices supplied as part of this Contract by Seller. The power consumption will be measured by an electric meter supplied by the Purchaser or EPC Contractor outside of the scope of this Contract. The data output from these devices will be gathered by the plant DCS system and/or manually taken and recorded and stored. Purchaser and EPC Contractor will assist Seller in preparing a report from the stored data, which will be given to the Independent Testing Company for inclusion in its final report.

5.6 Product Testing

Product samples will be sealed and transmitted to the Independent Lab or Purchaser to perform the ultimate and proximate analyses. These tests are the same as for the lignite testing with the added testing for product density and Iodine number.

(What follows in Section 6 are typical quality control procedures and report formatting, which are not a part of this test protocol, but which should be included in the Independent Testing Company’s protocol.)

Page A7-11

6.0 QUALITY ASSURANCE/QUALITY CONTROL PROCEDURES

6.1 QC Procedures

Specific quality control (QC) procedures will be followed to ensure the continuous production of useful and valid data throughout the course of this test program. The QC checks and procedures described in this section represent an integral part of the overall sampling and analytical scheme. Strict adherence to prescribed procedures is quite often the most applicable QC check. A discussion of both the sampling and analytical QC checks that will be utilized during this program is presented below.

6.1.1 Equipment Inspection and Maintenance

Each item of field test equipment purchased by the Independent Testing Company is assigned a unique, permanent identification number. An effective preventative maintenance program is necessary to ensure data quality. Each item of equipment that is returned from the field is inspected before it is returned to storage. During the course of these inspections, items are cleaned, repaired, reconditioned, and recalibrated where necessary. Each item of equipment transported to the field for this test program is inspected again before being packed to detect equipment problems that may originate during periods of storage in an effort to minimize lost time on the job site due to equipment failure. Occasional equipment failure in the field is unavoidable despite the most rigorous inspection and maintenance procedures. For this reason, independent testing companies routinely transport replacement equipment for all critical sampling train components to the job site.

6.1.2 Equipment Calibrations

Prior to the start of the test program, Purchaser will receive copies of all sampling equipment calibrations and test CEMS calibration gas standards as described in their stack testing guidelines.

New items for which calibration is required are calibrated before initial field use. Equipment whose calibration status may change with use or time shall be inspected in the field before testing begins and again upon return from each field use. When an item of equipment is found to be out of calibration, it will be repaired and recalibrated or retired from service. All equipment shall have been periodically recalibrated in full, regardless of the outcome of these regular inspections. Calibrations shall be conducted in a manner and at a frequency which meets or exceeds EPA specifications. The Independent Testing Company shall follow the calibration procedures outlined in the EPA Methods, and those recommended within the Quality Assurance Handbook for Air Pollution Measurement Systems: Volume III (EPA-600/R94-038c). When these methods are inapplicable, the Independent Testing Company shall use methods such as those prescribed by the ASTM. Data obtained during calibrations will be recorded on standardized forms, which are checked for completeness and accuracy by the Independent Testing Company. Data reduction and subsequent calculations shall be performed using the Independent Testing Company’s computer facilities. Calculations shall be checked no less than twice for accuracy. Copies of calibration forms are included in the test report.

Emissions sampling equipment requiring calibration includes, without limitation, sampling nozzles, pitot tubes, pressure gauges, thermometers, dry gas meters, and barometers.

6.1.3 Analytical Quality Control Procedures

Page A7-12

All analyses for this program will be performed using accepted laboratory procedures in accordance with the specified analytical protocols. Adherence to prescribed QC procedures for the EPA Methods used for this test program will ensure data of consistent and measurable quality. Analytical QC will focus on the use of control standards to provide a measure of analytical precision and accuracy. Reagent blanks and laboratory blanks will be used to check for contamination. Calibration procedures vary by analyzer. Each standard curve is run in duplicate and the mean values are used to calculate the calibration line. Also, specific acceptance criteria are defined below for various analytical operations, including, without limitation, calibrations, control standard analyses, drift checks, and blanks.

Table 6-1

Quality Control Samples

Test Method and QC Sample	Criterion	QC Limits
EPA Methods 7E
Analyzer Calibration Error	Less than 2% of the span
Sampling System Bias	Less than 5% of span
Zero Drift	Less than 3% of span
Calibration Drift	Less than 3% of span

6.1.4 Calculations Quality Control Procedures

Calculations for determining flow rates, moisture contents, isokinetics, and particulate and gaseous concentrations are made using a computer program developed by the Independent Testing Company. This program utilizes the calculation procedures and equations specified in EPA Methods 2, 4, 5 and 6C. The program has been successfully used for numerous test efforts and has been validated by independent performance audits. Sample calculations are performed by the software program and a definition of terms will be provided in the final report. Data will be transported to the software directly from the field data sheets.

6.2 QA/QC Checks of Data Reduction

The Independent Testing Company’s project manager will run an independent check (using a validated computer program) of the calculations with predetermined data before the field test to ensure that calculations done in the field are accurate. The Independent Testing Company’s project manager will also conduct a spot check on-site to assure that data are being recorded accurately. After the test, the Independent Testing Company’s QA/QC manager will check the data input to assure that the raw data have been transferred to the computer accurately.

Page A7-13

6.3 Sample Identification and Custody

Sample custody procedures for this program are based on EPA recommended procedures. Seller is responsible for ensuring that proper custody and documentation procedures are followed for the field sampling and field analytical efforts.

All sampling data, including information regarding sampling times, locations, and any specific considerations associated with sample acquisition are recorded in black ink on pre-formatted data sheets. Copies of completed field data sheets will be provided at the end of each day of testing.

Following sample collection, all samples are given a unique alphanumeric sample identification (ID) code. Sample labels and integrity seals are completed and affixed to the sample container. An example sample ID is as follows:

Test Method	–	Run Number	–	Sample Container (component)	–	Date/Time	--	Location
M29	--	3	--	5C (HCl)		8-25-08/8AM		cyclone

The remaining samples are stored in a secure area until shipment. The sample volumes are determined and recorded and the liquid levels on each bottle are marked. All samples are packed and shipped according to U.S. Department of Transportation guidelines. As the samples are packed for shipment to the appropriate laboratories, chain-of-custody forms are completed for each shipment box, and these forms are enclosed in each respective box. Samples will be held by the laboratories for the maximum holding periods.

Page A7-14

7.0 REPORT FORMAT

7.1 Final Report Outline

The Table of Contents for this final report will be as follows:

TABLE OF CONTENTS

1.0	INTRODUCTION		x
	1.1	Summary of Test Program	x
	1.2	Key Personnel	x

2.0	SOURCE AND SAMPLING LOCATION DESCRIPTIONS		x
	2.1	Process Description	x
	2.2	Flue Gas and Process Sampling Locations	x

3.0	SUMMARY AND DISCUSSION OF RESULTS		x
	3.1	Objectives and Test Matrix	x
	3.2	Field Test Changes and Problems	x
	3.3	Individual Test Results	x

4.0	SAMPLING AND ANALYTICAL PROCEDURES		x
	4.1	Emission Test Methods	x
	4.2	Sample Identification and Custody	x

5.0	QA/QC ACTIVITIES		x

APPENDICES

Appendix A	Test Results and Calculations
Appendix B	Field Data Sheets
Appendix C	Process Monitoring Data
Appendix D	Analytical Reports
Appendix E	Equipment Calibrations
Appendix F	Figures and Diagrams

Page A7-15

7.2 Data Reduction and Summary

Tables 7-1 and 7-2 show the format to be used to summarize the data.

Table 7-1

Summary of Test Data

Red River Environmental Products Activated Carbon Facility

Multiple Hearth Furnace

Louisiana

	Units	Test Data – Samples 1 through 24
Method/Component		Sample 1	Sample 2	Sample 3	Sample 4
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
Auxiliary Power Consumption	Kilowatts per hour

Page A7-16

Table 7-2

Summary of Averaged Test Data

Red River Environmental Products Activated Carbon Facility

Multiple Hearth Furnace

Louisiana

Method/Component	Units	Average Test Data – 1 through 12
		Average 1	Average 2	Average 3	Average 4
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*
Auxiliary Power Consumption	Kilowatts per hour

Page A7-17

Exhibit 10.50(a) to Form 10-Q for the Quarter Ended September 30, 2008 filed by ADA-ES, Inc. (File No. 000-50216) on November 7, 2008

Attachment 8

Time and Material Rates

Services performed under this Contract on a time and materials basis will be computed in accordance with the rate sheet included below. Annual adjustments to the Time and Material Rates of this Attachment 8 will be made in the ordinary course of Seller’s business, shall be consistent with its rates to other similarly situated customers, and shall be based upon documented cost increases incurred by Seller.

Seller shall be reimbursed for travel, lodging, and normal out-of-pocket expenses incurred in connection with the performance of the services. Travel shall be at coach class within the continental United States. Travel expenses shall be billed at cost.

*

Page A8-1

Exhibit 10.50(a) to Form 10-Q for the Quarter Ended September 30, 2008 filed by ADA-ES, Inc. (File No. 000-50216) on November 7, 2008

Attachment 9

EPC Schedule

The following EPC Schedule is solely for purposes of the provisions of Article 9 of this Contract, and subsequent revisions to the EPC Schedule are as between Purchaser and EPC Contractor. Any such subsequent variations after the Effective Date that adversely affect Seller’s ability to meet the Project Schedule shall, pursuant to Article 9, entitle Seller to an equitable adjustment to the Contract Price or the Project Schedule, or both pursuant to a Change Order in accordance with this Contract.

Page A9-1

Attachment 10

Supplemental Terms for On-Site Services

SC-S1. Purchaser’s Obligations at the Site

Purchaser will render reasonable assistance to Seller’s personnel at the Site as described in Attachment 2 (“Technical Requirements”).

SC-S2. Health and Safety Matters

Seller shall perform all Site work in accordance with Applicable Legal Requirements for worker health and safety. Seller shall take all necessary precautions, at all times, for the safety of Seller’s, Purchaser’s, and third party personnel at Site. This includes, but is not limited to, instruction of Seller’s safety practices, proper and safe handling of hazardous substances and protection of Seller’s personnel from exposure thereto, energization/de-energization of all power systems (electrical, mechanical and hydraulic) using a safe and effective lock-out/tag-out procedure, and conducting periodic safety meetings during construction and start-up.

Seller shall perform the Work according to a Site-specific Health and Safety plan, approved by both Seller and Purchaser.

Purchaser may, from time to time, conduct safety audits to ensure safe conditions exist and make written recommendations to Seller concerning same in writing. Neither the conduct or non-conduct of safety audits nor the making of any recommendation by Purchaser shall relieve Seller of the responsibility to provide a safe place to work.

If Purchaser documents that the safe execution of the Work at the Site is, or is apt to be, imperiled by local conditions that are beyond the reasonable control of Seller, then Purchaser shall notify Seller in writing and Seller shall remove some or all of its personnel from the Site or take other remedial action. Such actions shall be memorialized in a Change Order entitling Seller to an equitable adjustment in the Contract Price and/or Project Schedule, as appropriate.

SC-S3. Hazardous Materials

If, at the Site, Purchaser encounters Hazardous Materials introduced to the Site by Seller or any Subcontractor and which require special handling and/or disposal, Seller shall, at its cost, immediately take whatever precautions are required to legally eliminate such Hazardous Materials. Seller agrees to properly dispose of all Hazardous Materials produced or generated in the course of Seller’s work at the Site.

Purchaser shall indemnify Seller for any and all claims, damages, losses, causes of action, demands, judgments and expenses arising out of or relating to (i) the presence of any Hazardous Materials which are present on the Site prior to the commencement of Seller’s Work or (ii) improperly handled or disposed of by Purchaser or (iii) brought on to the Site or produced thereon by parties other than Seller, its affiliates, Subcontractors, and agents and their employees. Seller shall indemnify Purchaser for any and all claims, damages, losses, causes of action, demands, judgments and expenses to the extent arising out of or relating to the actual

Page A10-1

release of any Hazardous Materials that (i) were brought on to the Site or produced thereon by Seller, its affiliates, Subcontractors and agents and their employees, or (ii) were improperly handled or disposed of by Seller, its affiliates, Subcontractors and agents and their employees, in each case, to the extent that such release was caused directly by Seller, its affiliates, Subcontractors and agents and their employees.

SC-S4. Integration and Coordination

Seller shall use reasonable efforts to arrange the performance of the Work, including the activities of it and its Subcontractors (and Purchaser shall use similar reasonable efforts to similarly cause its work, the work of the EPC Contractor and each of their respective separate contractors) so that the Work and the work of Purchaser’s and the EPC Contractor’s forces or any of their respective separate contractors are properly coordinated, joined in an acceptable manner and performed in the proper sequence without any disruption or damage to the Work, or any work of Purchaser’s and the EPC Contractor’s forces or their respective separate contractors.

Page A10-2

Attachment 11

Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Agreement”), dated as of                          , 2008, is entered into by and between Industrial Furnace Company, Inc., a New York corporation on behalf of itself and its subsidiaries (“Seller”), and Red River Environmental Products, LLC, a Delaware limited liability company on behalf of itself and its affiliates and subsidiaries (“Purchaser”) (each, a “Party”, and collectively, the “Parties”).

WHEREAS, Purchaser is developing an activated carbon facility in Armistead, Red River Parish, Louisiana (“Project”) that requires the development of infrastructure-related facilities, the manufacture, delivery, erecting and commissioning of multiple-hearth furnace (“MHF”) equipment, and services and training in support thereof;

WHEREAS, Seller is engaged in the business of manufacturing, delivering, erecting and commissioning various kinds of MHF equipment and of providing services and training in support of the installation and use thereof;

WHEREAS, Seller and ADA-ES, Inc. (“ADA-ES, Inc.”), a Colorado corporation and parent company of which Purchaser is a wholly-owed subsidiary, entered into that certain Non-Disclosure Agreement, dated April 23, 2007 (the “Original Agreement”), attached hereto as Exhibit 1;

WHEREAS, pursuant to negotiations regarding the MHF equipment and related services (the “Potential Transaction”) each Party may provide the other Party with certain information and/or documentation deemed, and so identified by, the disclosing Party to be Confidential Information, as such term is defined, and on the same terms as, the Original Agreement; and

WHEREAS, Purchaser and Seller wish to act pursuant to, and under a continuation of the Original Agreement, with modifications contained in this Agreement, and otherwise to arrive at an agreement as to the handling, transfer, disclosure or non-disclosure, safeguarding, returning and otherwise the disposition of such Confidential Information as between the Parties.

NOW THEREFORE, for good and valuable consideration, including the Parties’ provision of such Confidential Information to the other, the Parties hereby agree as follows:

1.	Definitions.

a.	For the purposes of these additional provisions to the Original Agreement that comprise this Agreement:

“Applicable Legal Requirements” means all laws (including common law), statutes, regulations, codes, rules, treaties, ordinances, judgments, directives, permits, decrees, decisions, approvals, interpretations, injunctions, writs, orders or other similar legal requirements in effect of any governmental authority relating to the Work, either of the Parties, ADA-ES, Inc., the Project or any of the activities of either of the Parties contemplated by the Potential Transaction.

“Disclosing Party” means the Party providing Confidential Information to the other Party.

Page A11-1

“Receiving Party” means the party receiving Confidential Information from the Disclosing Party

b.	All terms defined in the Recitals hereto shall have the meaning ascribed therein.

c.	All other capitalized terms used herein shall have the meaning ascribed in the Original Agreement.

2.	This Agreement shall adopt fully, as if made between the Parties hereto, the entirety of the Original Agreement as written, with Purchaser performing the obligations of ADA-ES, Inc. under the Original Agreement and with the following additional provisions:

a.	Paragraph 9. Disclosures in Contemplation of Financing of the Project. Each of the Parties may also disclose the Confidential Information, to the extent necessary, to (a) current and potential lenders to the Project and/or the Purchaser or such lenders’ affiliates and (b) the designees (including but not limited to, counsel, rating agencies, consultants, contractors and other professional advisors) of such lenders; provided, however, that the recipient of such Confidential Information shall (i) need to know the Confidential Information for the purposes of evaluating the Project, (ii) have been informed of the confidential nature of the Confidential Information, and (iii) are required by the Receiving Party to maintain such Confidential Information as confidential.

b.	Paragraph 10. Disclosures Requested or Compelled by Government. Except as otherwise expressly provided herein, in the event that the Receiving Party is requested or compelled to disclose any Confidential Information pursuant to any Applicable Legal Requirements, to include, but not be limited to, disclosures required by the U.S. Securities and Exchange Commission, the Receiving Party shall comply with such request or requirement and thereafter give the Disclosing Party prompt notice of such disclosure; provided, however, that the Disclosing Party shall redact or otherwise limit the Confidential Information to the maximum extent permitted by Applicable Legal Requirements.

3.	All notices with regard to this Agreement should be forwarded,

if intended for Seller, to:

Industrial Furnace Company, Inc.

40 Humboldt Street

Rochester, New York 14609

Attn:    Mr. Bill Mansfield

Telephone:	(585) 654-3021
Fax:	(585) 654-3071;

if intended for Purchaser, to:

Red River Environmental Products, LLC

c/o ADA-ES, Inc.

8100 SouthPark Way, Unit B

Littleton, Colorado 80120

Attn:    Mr. Tony Smith

Telephone:	(303) 734-1727
Fax:	(303) 734-0330

4.	Notwithstanding any return or destruction of the Confidential Information, the Receiving Party and its Representatives shall continue to be bound by the obligations of confidentiality and other

Page A11-2

obligations hereunder.

5.	This Agreement contains the entire agreement of the Parties hereto with respect to its subject matter.

By signing below, each of the Parties agrees to the foregoing as of the date first noted above.

INDUSTRIAL FURNACE COMPANY, INC.,	RED RIVER ENVIRONMENTAL
as Seller	PRODUCTS, LLC,
as Purchaser

Name:	Name:
Title:	Title

Page A11-3

Exhibit 1

Original Agreement

Page A11-4

NON-DISCLOSURE AGREEMENT

THIS NON-DISCLOSURE AGREEMENT (this “Agreement”) is made effective as of April 23, 2007 by and between ADA-ES, Inc. (“ADA”) and Industrial Furnace Company (the “Company”). In connection with discussions between ADA and the Company (individually, a “Party” and collectively, the “Parties”) regarding a proposed transaction between them (the “Proposed Transaction”), each of the Parties may receive from time to time hereafter Confidential Information from the other. The Parties agree as follows:

1. Confidential Information.

(a) For purposes hereof “Confidential Information” shall mean any and all materials and information which any Party makes available to the other Party or which has or may come into possession of any Party in connection with the Proposed Transaction and which is labeled or marked confidential, including, without limitation, the following: information relating to the business, financial condition, operations, assets and liabilities of a Party or its affiliates; business plans; software programs and enhancements, upgrades and modifications thereof; user and other manuals; documents; specifications; financial reports, statements and projections; client lists, marketing material, data, data listing, and other information; project plans and case studies; references; and all copies, summaries, outlines or other representations of any of the foregoing.

(b) The Confidential Information will be used by the Parties solely for the purpose of evaluating the Proposed Transaction.

(c) Each Party hereby acknowledges that the Confidential Information obtained by it is valuable and proprietary trade secret information of the other Party, the disclosure of which would be harmful to such other Party. Each Party agrees to hold such Confidential Information in the strictest confidence and not to disclose same or release it to any other person except to its Representatives (as defined below) who need to know the information for purposes of evaluating the Proposed Transaction and as otherwise permitted hereunder. It is further agreed that each Party shall take reasonable measures to ensure that its agents, representatives, officers, directors, employees, consultants, agencies or potential financial or equity partners (collectively, “Representatives”) do not disclose such Confidential Information, except as permitted hereunder.

(d) No Party will reverse engineer, disassemble, decompile or copy the Confidential Information except as permitted hereunder. No Party shall, directly or indirectly (including in the conduct of its business), use, or permit to be used, the Confidential Information obtained from any other Party to that other Party’s detriment, whether or not the former Party benefits from such detrimental use.

(e) The term person as used in this Agreement shall be broadly interpreted to include, without limitation, the media, any governmental agency, department or other body or instrumentality and any corporation, partnership, limited liability company, association, group, individual or other entity.

Page A11-5

2. Excluded Information. The term “Confidential Information” does not include any Confidential Information disclosed by a Party which (a) at the time of disclosure to the receiving Party or thereafter is generally available to and known by the public (other than as a result of a disclosure in violation of this Agreement), (b) was available to such Party on a non-confidential basis from a source other than a Party, provided that such a source is not and was not bound by a confidentiality agreement with such Party, or (c) has been independently acquired or developed by such Party without violating any of the obligations under this Agreement. Confidential Information shall not be deemed to fall within the exceptions of subparts (a) to (c) above merely because it is included in a document which also includes information that does fall within such exceptions.

3. Other Disclosures. In addition to the foregoing, each Party will not disclose to any person (other than to such party’s Representatives), without the prior written consent of the other Party, that (a) any investigations, discussions or negotiations are taking place concerning the Proposed Transaction, (b) the Confidential Information has been exchanged, (c) a Party has expressed an interest or submitted an indication of interest in connection with the Proposed Transaction, or (d) any of the terms, conditions or other facts with respect to such indication of interest of the Proposed Transaction, including the status thereof, other than the fact that a Party is no longer pursuing the Proposed Transaction in the event such Party decides not to pursue the Proposed Transaction. Nothing contained herein shall in any way prohibit any of ADA’s direct or indirect subsidiaries or their respective Representatives, from providing any information, data and/or advice to, or entering into any transactions with, third parties which may involve the assets which are the subject of the Proposed Transaction; provided, that, such subsidiaries and its Representatives do not use or disclose any Confidential Information of the Company or its affiliates that is prohibited from disclosure hereby.

4. Legally Compelled Disclosures. In the event that a Party becomes legally compelled (by deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar process issued by a court of competent jurisdiction or by a government body) to disclose any of the Confidential Information, prompt prior written notice of any such requirement shall be provided to the other Party so that such Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, and irrespective of whether or not compliance with the provisions hereof is waived, only that portion of the Confidential Information which the Party subject to such legal compulsion is advised in writing by its counsel is legally required to be disclosed shall be disclosed and reasonable efforts shall be made to obtain assurance that confidential treatment will be accorded such Confidential Information.

5. Return of Information. If so requested by a Party, (i) all Confidential Information shall be returned to the originating Party or destroyed by the receiving Party, at the receiving Party’s option, and (ii) each Party shall destroy all additional copies of the other Party’s Confidential Information in its possession and all copies of any analyses, compilations, studies or other documents prepared, used or created containing or reflecting any Confidential Information.

6. Representations. The originating Party hereby represents and warrants that it has the right and authority to disclose the Confidential Information disclosed or to be disclosed by it, pursuant to, and for the purposes of, this Agreement and shall indemnify and hold the receiving

Page A11-6

Party harmless for any liability incurred by it to third parties resulting from the breach of such representation and warranty. Each Party hereby acknowledges that although each Party shall endeavor to include in the Confidential Information provided by such Party all information known to such Party which such Party believes to be relevant for the purpose of the other Party’s investigation, unless otherwise stated in writing, neither Party has made or shall make any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information.

7. Equitable Relief; Jurisdiction. Each Party agrees that a Party shall be entitled to seek equitable relief, including without limitation, injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement by the other Party, in addition to all other remedies available at law or in equity. Each Party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Colorado or of the United States of America located in the State of Colorado for any actions, suits or proceedings arising out of or relating to this Agreement and each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in such courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Parties irrevocably waive any right to a trial by jury for any claims or counterclaims arising hereunder.

8. Miscellaneous. The Parties understand and agree that no contract or agreement providing for the entering into of the Proposed Transaction shall be deemed to exist between the Parties as a result of the execution and delivery of this Agreement or in connection with the exchange of the Confidential Information unless and until a further written agreement has been executed and delivered. This Agreement may be modified or waived only by a separate writing signed by each of the Parties. This Agreement contains the entire agreement between the Parties regarding its subject matter and supersedes all prior agreements, understandings, arrangements and discussions between the Parties regarding such subject matter. It is further understood and agreed that no failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Each Party agrees that all of the provisions of this Agreement will apply to all affiliates of the Parties, as such term may be broadly interpreted, to the same extent as if they were signatories to this Agreement. This Agreement is for the benefit of the Parties and their successors in interest. This Agreement may be executed in two or more counterparts, with each counterpart constituting a single original. This Agreement shall terminate upon the sooner to occur of the execution by the Parties of a definitive agreement in connection with a Proposed Transaction and two (2) years from the date hereof.

Page A11-7

IN WITNESS WHEREOF, the Parties have entered into this Agreement effective as of the date first above written.

ADA-ES, Inc.

By:
	Name:	Richard Schlager
	Title:	Vice President

Industrial Furnace Company, Inc.

By:
	Name:	William A. Mansfield
	Title:	V.P. - Engineering

Page A11-8

Attachment 12

Industrial Furnace Company, Inc.

Customary Training Manual

Table of Contents

Book 1	Operational Procedures & Mechanical Equipment

	Section 1	Equipment Summary
	Section 2	Standard Operating Mode Procedures
	Section 3	Manufacturer’s Recommended Spare Parts Lists
	Section 4	Oxygen Analyzer
	Section 5	Feed Screw Conveyor
	Section 6	Belt Weigh Scale
	Section 7	Conveyor Belt Scrapers
	Section 8	Conveyor Belt Drive Motor
	Section 9	Air Compressor

Book 2	Mechanical Equipment Continued

	Section 1	Induced Draft Fan
	Section 2	Emergency Bypass Damper (Poptop)
	Section 3	Exhaust and Cooling Air Dampers
	Section 4	Ash Cooling Screws
	Section 5	Nuclear Level Sensing Switch
	Section 6	Recommended Maintenance Schedule
	Section 7	Natural Gas Regulator
	Section 8	Pulsamatic Rotary Speed Switch
	Section 9	Mechanical As-Built Drawings

Book 3	Exhaust Gas Scrubber

Book 4	Control As-Built Drawings & Mfr’s Data

	Section 1	MCC One-Line Diagram
	Section 2	FGR Fan
	Section 3	Induced Draft Fan
	Section 4	Burner Control
	Section 5	Network Control
	Section 6	Main Process Control
	Section 7	Main Gas Control
	Section 8	Feed Screw Conveyor Control
	Section 9	Motor Control
	Section 10	Belt Scrapers Control
	Section 11	Afterburner Gas Control
	Section 12	Self-Cleaning Strainer Control
	Section 13	Control Equipment Cutsheets

Book 5	PLC Program

	Section 1	IP Assignments

Page A12-1

Section 2	FGR Fan Ladder Logic
Section 3	Induced Draft Fan Ladder Logic
Section 4	Burner Local Control Panels Ladder Logic
Section 5	Feed Conveyor Ladder Logic
Section 6	Main Process Panel Ladder Logic
Section 7	Main Gas Control Panel Ladder Logic
Section 8	Feed Screw Conveyor Ladder Logic
Section 9	Furnace Motors Ladder Logic
Section 10	Belt Scrapers Ladder Logic
Section 11	Afterburner Gas Control Panel Ladder Logic
Section 12	HMI Screen Programming
Section 13	Computer Service Contract
Section 14	PLC Communications Instructions
Section 15	Computer Operating Procedures

Page A12-2

Attachment 13

Form of Performance/Payment Bond

Performance Bond

CONTRACTOR (Name and Address):

Industrial Furnace Company, Inc.

40 Humboldt Street

Rochester, New York 14609

OWNER (Name and Address):

Red River Environmental Products, LLC

c/o ADA-ES, Inc.

8100 SouthPark Way, Suite B

Littleton, Colorado 80120-4525

CONSTRUCTION CONTRACT

Date:

Amount:

Description (Name and Location):

(Crowfoot Project) Multiple Hearth Furnace (MHF)

Contract, Project No. 65214, RFP No. EFH-101

Date (Not earlier than Construction Contract Date): Amount: Modifications to this Bond: SURETY Fidelity and Deposit Company of Maryland P.O. Box 1227 Baltimore, Maryland 21203
☐ None ☐ See Page 3
BOND

CONTRACTOR AS PRINCIPAL	SURETY

Company:	[ ]

	Corporate Seal		Corporate Seal
Signature:		Signature:
Name and Title:		Name and Title:

(Any additional signatures appear on page 3)

(FOR INFORMATION ONLY-Name, Address and Telephone)

AGENT or BROKER:	OWNER’S REPRESENTATIVE

Page A13-1

1 The Contractor and the Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner for the performance of the Construction Contract, which is incorporated herein by reference. Where Surety is composed of entities acting as co-sureties, the co-sureties bind themselves and their successors and assigns, in the amount of this bond (the “Amount”) jointly and severally as well as severally only for the purpose of allowing a joint action or actions against any or all of the co-sureties, and for all other purposes each co-surety binds itself, jointly and severally with Contractor for the payment of the Amount.

2 If the Contractor performs the Construction Contract, the Surety and the Contractor shall have no obligation under this Bond.

3 If there is no Owner Default, the Surety’s obligation under this Bond shall arise after:

3.1 The Owner has provided written notice to the Contractor and the Surety at its address described in Paragraph 10 below that the Owner is considering declaring a Contractor Default. If the Owner, the Contractor and the Surety agree, the Contractor shall be allowed a reasonable time but in no event more than thirty (30) days after such notice, to perform the Construction Contract, but such an agreement shall not waive the Owner’s right, if any, subsequently to declare a Contractor Default; and

3.2 The Owner has declared a Contractor Default and formally terminated the Contractor’s right to complete the Construction Contract; and

3.3 The Owner has agreed to pay the Balance of the Contract Price to the Surety in accordance with the terms of the Construction Contract or to a contractor acceptable to Owner to perform the Construction Contract in accordance with the terms of the contract with the Owner.

4 When the Owner has satisfied the conditions of Paragraph 3, the Surety shall promptly and at the Surety’s expense take one of the following actions;

4.1 Arrange for the Contractor, with consent of the Owner, to perform and complete the Construction Contract; or

4.2 Obtain bids or negotiated proposals from qualified contractors acceptable to the Owner for a contract for performance and completion of the Construction Contract, arrange for a contract to be prepared for execution by the Owner and the contractor selected with the Owner’s concurrence to be secured with performance and payment bonds executed by a qualified surety equivalent to the bonds issued on the Construction Contract, and pay to the Owner the amount of damages described in Paragraph 6 in excess of the Balance of the Contract Price incurred by the Owner resulting from the Contractor’s default; or

4.3 Waive its right to perform and complete or obtain a new contractor and with reasonable promptness under the circumstances:

4.3.1 After investigation, determine the amount for which it maybe liable to the Owner and, as soon as practicable after the amount is determined, tender payment therefor to the Owner; or

4.3.2 Deny liability in whole or in part and notify the Owner citing reasons therefor.

5 If the Surety doers not proceed as provided in Paragraph 4 with reasonable promptness, the Surety shall be deemed to be in default on this Bond fifteen (15) days after receipt of written notice from the Owner to the Surety demanding that the Surety perform its obligations under this Bond, and the Owner shall be entitled to enforce any remedy available to the Owner. If the Surety proceeds as provided in Subparagraph 4.3, and the Owner refuses the payment tendered or the Surety has denied liability, in whole or in part, without further notice the Owner shall be entitled to enforce any remedy available to the Owner.

6 After the Owner has terminated the Contractor’s right to complete the Construction Contract, and if the Surety elects to act under Subparagraph 4.1 or 4.2, above, then the responsibilities of the Surety to the Owner shall not be greater than those of the Contractor under the Construction Contract, and the responsibilities of the Owner to the Surety shall not be greater than those of the Owner under the Construction Contract. To the limit of the amount of this Bond, but subject to commitment by the Owner of the Balance of the Contract Price to mitigation of costs and damages on the Construction Contract, the Surety is obligated without duplication for:

6.1 The responsibilities of the Contractor for correction of defective work and completion of the Construction Contract;

6.2 Additional legal, design professional and delay costs resulting from the Contractor’s Default, and resulting from the actions or failure to act of the Surety under Paragraph 4; and

6.3 Liquidated Damages, in no case less than actual damages caused by delayed performance or non-performance of the Contractor.

7 No right of action shall accrue on this Bond to any person or entity other than the Owner or its heirs, executors, administrators or successors.

8 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontractors, purchase orders and other obligations. Surety hereby stipulates and agrees that no change extension of time, amendment, modification or addition to the terms of the Construction Contract or the work to be performed thereunder shall in any way affect its obligations under this bond.

9 Any proceeding, legal or equitable, under this Bond may be instituted in any court of competent jurisdiction in accordance with the applicable provisions of the Construction Contract and shall be instituted within two (2) years after Contractor Default or within two years after the Contractor ceased working or within two (2) years after the Surety refuses or fails to perform its obligations under this Bond, whichever occurs first. If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction shall be applicable.

10 Notice to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the signature page.

Page A13-2

11 When this Bond has been furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. The intent is that this Bond shall be construed as a statutory bond and not as a common law bond.

12 This bond shall be governed by and construed in accordance with the laws of the state of New York and any reference herein to Contractor or Surety in the singular shall include all entities in the plural who or which are signatories under the Principal or the Surety heading below.

13 DEFINITIONS

13.1 Balance of the Contract Price: The total amount payable by the Owner to the Contractor under the Construction Contract after all proper adjustments have been made, including allowance to the Contractor of any amounts received or to be received by the Owner in settlement of insurance or other claims for damages to which the Contractor is entitled, reduced by all valid and proper payments made to or on behalf of the Contractor under the Construction Contract.

13.2 Construction Contract: The agreement between the Owner and the Contractor identified on the signature page, including all amendments, modifications and changes thereto.

13.3 Contractor Default: Failure of the Contractor, which has neither been remedied nor waived, to perform or otherwise to comply with the terms of the Construction Contract.

13.4 Owner Default: Failure of the Owner, which has neither been remedied nor waived, to pay the Contractor as required by the Construction Contract or to perform and complete or comply with the other terms thereof.

Page A13-3

CONTRACTOR AS PRINCIPAL		SURETY:
Company:	(Corporate Seal)	Company;	(Corporate Seal)

Signature:		Signature:
Name and Title:		Name and Title:
Address:		Address:

Page A13-4

Labor and Material Payment Bond

THIS BOND IS ISSUED SIMULTANEOUSLY WITH PERFORMANCE BOND IN FAVOR OF THE OWNER CONDITIONED ON THE FULL AND FAITHFUL PERFORMANCE OF THE CONTRACT

KNOW ALL MEN BY THESE PRESENTS: that	(Here insert full name and address or legal title of Contractor)

as Principal, hereinafter called Principal, and,	(Here insert full name and address or legal title of Surety)

as Surety, hereinafter called Surety, are held and firmly bound unto	(Here insert full name and address of legal title of Owner)

as Obligee, hereinafter called Owner, for the use and benefit of claimants as hereinbelow defined, in the amount of Dollars ($            ) (the “Amount”), for the payment whereof Principal and Surety bind themselves, their heirs, executors, administrators, personal representatives, successors and assigns, jointly and severally, firmly by these presents. Where Surety is composed of entities acting as co-sureties, the co-sureties, bind themselves, their respective successors and assigns, in such Amount jointly and severally as well as severally only for the purpose of allowing a joint action or actions against any or all of the co-sureties, and for all other purposes each co-surety binds itself, jointly and severally with Principal, for the payment of the Amount.

WHEREAS,

Principal has, by written agreement dated [                    ], 20     entered into a contract with Owner for the manufacture, delivery, installation, startup, testing and commissioning of certain equipment, together with provision of certain installation support and training services, which contract is by reference made a part hereof, and is hereinafter referred to as the Contract. The Contract and all items incorporated into the Contract, together with any and all changes, extensions of time, amendments, modifications or additions to the Contract or to Principal’s obligations to be performed thereunder are hereby incorporated herein by reference.

Page A13-5

NOW. THEREFORE, THE CONDITION OF THIS OBLIGATION is such that, if Principal shall promptly make payment to all claimants as hereinafter defined, for all labor and material used or reasonably required for use in the performance of the Contract, then this obligation shall be void; otherwise it shall remain in full force and effect, subject, however, to the following conditions:

1. A claimant is defined as one having a direct contract with the Principal or with a Subcontractor of the Principal and whose claim derives, directly or indirectly and in full or in part, from the performance of the activities and services under the Contract.

2. The above named Principal and Surety hereby jointly and severally agree with the Owner that every claimant as herein defined, who has not been paid in full before the expiration of a period of ninety (90) days after the date on which the last of such claimant’s work or labor was done or performed or such longer period as may be allowed by applicable law, or materials or equipment were furnished by such claimant, may sue on this bond for the use of such claimant, prosecute the suit to final-judgment for such sum or sums as may be justly due claimant, and have execution thereon. No such suit shall be commenced hereunder against the Owner, and the Owner shall not be liable for the payment of any costs or expenses of any such suit.

3. No suit or action shall be commenced hereunder by any claimant:

a. Unless claimant, other than one having a direct contract with the Principal, shall have given written notice to any two of the following: the Principal, the Owner, or the Surety above named, within thirty (30) days after such claimant did or performed the last of the work or labor, or furnished the last of the materials or equipment for which said claim is made, stating with substantial accuracy the amount claimed and the name of the party to whom the materials or equipment were furnished, or for whom the work or labor was done or performed. Such notice shall be served by mailing the same by registered mail or certified mail’ postage prepaid, in an envelope addressed to the Principal, Owner or Surety, at any place where an office is regularly maintained for the transaction of business, or served in any manner in which legal process may be served in the state in which the aforesaid project is located, save that such service need not be made by a public officer.

b. After the expiration of one (1) year following the date on which Principal ceased Work on said Contract, it being understood, however, that if any limitation embodied in this bond is prohibited by any law controlling the construction hereof such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.

c. Other than in a state court of competent jurisdiction in the county of Monroe of the state of New York or in the United States District Court for the district in which Monroe County, New York, or any part thereof, is situated, and not elsewhere.

4. The amount of this bond shall he reduced by and to the extent of any payment or payments made in good faith hereunder, inclusive of the payment by Surety of mechanics’ liens which may be filed of record against said improvement, whether or not claim for the amount of such lien be presented under and against this bond.

5. Surety shall, upon request from any claimant, provide such claimant with a copy of this bond.

6. Surety hereby stipulates and agrees that no change, extension of time, amendment, modification or addition to the terms of the Contract shall in any way affect its obligations under this bond, and it does hereby waive notice of any such change, extension of time, amendment, modification or addition.

7. This Payment Bond shall be governed by and construed in accordance with the laws of the state of New York and any reference herein to Principal or Surety in the singular shall include all entities in the plural who or which are signatories under the Principal or the Surety heading below.

Page A13-6

(WITNESS)	, Principal

Name:
Title:

(WITNESS)	, Title

Name:
Title:

Page A13-7

Attachment 14

Form of Parent Guaranty

GUARANTY

This GUARANTY (this “Guaranty”), dated as of                     , 2008 is made by ADA-ES, Inc., a corporation validly existing under the laws of the state of Colorado, (“Guarantor”) in favor of Industrial Furnace Company, Inc., a corporation organized under the laws of the state of New York (“IFCO”).

WHEREAS, IFCO and Red River Environmental Products, LLC, a limited liability company organized under the laws of the state of Delaware (“Purchaser”), intend to enter into certain Multiple Hearth Furnace (MHF) Contracts (Crowfoot Project) (the “Contracts”), for four (4) multi-hearth furnaces and associated equipment, together with certain installation support and training services in connection with Purchaser’s project (“Project”) located on the south side of Parish Road 604 in Armistead, Red River Parish, Louisiana, (“Site”);

WHEREAS, Purchaser and IFCO are parties to a Limited Notice to Proceed dated December 27, 2007, as amended and extended pursuant to letter agreements dated February 8, 2008, March 13, 2008 and April 8, 2008 (as amended and extended, the “Limited Notice to Proceed”) relating to the Project

WHEREAS, Purchaser is a direct wholly-owned subsidiary of Guarantor and, accordingly, Guarantor will derive substantial direct and indirect economic benefit from the undertakings of IFCO to the Purchaser pursuant to the Contracts;

WHEREAS, Purchaser has agreed to cause Guarantor to guarantee its performance under the Limited Notice to Proceed and work under and pursuant to the Contracts occurring on or before the Financial Close for the Project, on, and to the extent, of the terms of this Guaranty;

WHEREAS, IFCO has agreed to accept this Guaranty from Guarantor, and in reliance on this Guaranty to enter into the Contracts; and

WHEREAS, Guarantor has agreed to guarantee the obligations of Purchaser as described in this Guaranty.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, the adequacy and sufficiency of which are hereby acknowledged, IFCO and Guarantor hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Contracts.

2. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees the due, punctual and complete payment and performance of each and every obligation of Purchaser under the Limited Notice to Proceed and work under and pursuant to the Contracts occurring on or before the Financial Close for the Project, whether such obligation presently exists or is created, incurred or arising from time to time hereafter, all as and when required to be performed under the Limited Notice to Proceed and the Contracts, in all respects strictly in accordance with the terms, conditions and limitations contained in the Limited Notice to Proceed and the Contracts (collectively, the “Guaranteed Obligations”), and agrees that if for any reason whatsoever Purchaser shall fail or be unable to duly, punctually and fully pay or perform any Guaranteed Obligation as and when due, Guarantor shall, in the event of a Purchaser Event of Default in performance of any of the Guaranteed Obligations by Purchaser under the Limited Notice to Proceed and the Contracts, upon written demand of IFCO, with prior written notice to Purchaser, forthwith pay or perform or cause to be performed such Guaranteed Obligation, without regard to any exercise or non-exercise by IFCO of any right, remedy, power or privilege under or in respect of the Limited Notice to

Page A14-1

Proceed and the Contracts against Purchaser. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, a termination of the Limited Notice to Proceed and the Contracts by IFCO for an Event of Default by Purchaser occurring on or before the date of the Financial Close for the Project, if any, shall not impair, diminish, release or otherwise affect Guarantor’s obligations hereunder. This Guaranty is a guarantee of payment and performance and not of collection. All payments by Guarantor hereunder shall be made by deposit of immediately available funds to an account identified by IFCO. The Guarantor hereby guarantees that payments hereunder shall be made in U.S. dollars and in the manner required for the relevant payment due from Purchaser under the Limited Notice to Proceed. This Guaranty shall continue in full force and effect until the earlier of (i) Financial Close for the Project or (ii) Purchaser or Guarantor shall have satisfactorily performed or fully discharged all of the Guaranteed Obligations; provided, however notwithstanding any provision in this Guaranty to the contrary, Guarantor shall have the full benefit of all defenses, setoffs, counterclaims, reductions, diminution or limitations of any Guaranteed Obligations available to Purchaser pursuant to or arising from the Limited Notice to Proceed and the Contracts or otherwise and Guarantor’s obligations and liability arising from this Guaranty shall be no greater than that of Purchaser under the Limited Notice to Proceed and the portions of the Contracts to be performed prior to the Financial Close for the Project.

3. Guaranty Absolute. The liability of Guarantor under this Guaranty with respect to the Guaranteed Obligations shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of the Guaranteed Obligations or the Limited Notice to Proceed or the Contracts or any other agreement or instrument relating thereto to which Purchaser or Guarantor is a party unless the invalidity or unenforceability of such Guaranteed Obligation results from the successful assertion of invalidity or unenforceability by IFCO or Purchaser;

(b) any failure to exercise any right, remedy, power or privilege under or in respect of, the Limited Notice to Proceed or the Contracts or any liability of any other party (including, but not limited to, any other guarantor) with respect to any of the Guaranteed Obligations or the Limited Notice to Proceed or the Contracts, or any subordination of the payment or performance of any of the Guaranteed Obligations to the payment or performance of any other indebtedness, liability or other obligations of the Purchaser;

(c) any furnishing to IFCO of any other guarantee or collateral for any Guaranteed Obligation or any exchange, non-perfection, failure to preserve, waste, deterioration, sale or disposition of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty of or security for the performance of all or any of the Guaranteed Obligations;

(d) the insolvency of Purchaser or the Guarantor or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, arrangement, dissolution or liquidation of Purchaser or the Guarantor or any defense which Purchaser or the Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or Purchaser making a general assignment for the benefit of its creditors or admitting in writing its inability to pay its debts as they become due;

(e) any change in ownership of Purchaser or any change, whether direct or indirect, in Guarantor’s relationship to Purchaser, including, but not limited to, any such change by reason of any merger or any sale, transfer, issuance, admission or withdrawal of partners, or other disposition of any equity interest of Purchaser, Guarantor or any other entity;

(f) any change in or waiver of the time, place or manner of payment, or any other term, of any of the Guaranteed Obligations, or any waiver of or any renewal, extension, increase, amendment or modification of or addition, consent or supplement to or deletion from, or any other action or inaction under or in respect of any of the Guaranteed Obligations or the Limited Notice to Proceed or the Contracts (any such change, waiver, renewal, extension, increase, amendment, modification, addition,

Page A14-2

consent, supplement, deletion or other action or inaction with respect to the Contracts automatically becoming part of the Guaranteed Obligations) or any other document, instrument or agreement referred to therein so long as such action is made in accordance with the terms of the Limited Notice to Proceed or the Contracts, or any assignment or transfer of the Guaranteed Obligations or the Limited Notice to Proceed or the Contracts;

(g) other than a defense of payment in full or performance in full that may be available to or asserted by Guarantor under the Limited Notice to Proceed or the Contracts, any other circumstance (with or without notice to or knowledge of the Guarantor) which might otherwise constitute a defense against, or a legal or equitable discharge of, Purchaser’s liability with respect to the Guaranteed Obligations or Guarantor’s liability under this Guaranty; or

(h) notice of the occurrence of any of the foregoing.

This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment made, or any part thereof, by Purchaser under the Limited Notice to Proceed or the Contracts or by Guarantor hereunder is ordered rescinded or must otherwise be returned to Purchaser or Guarantor or their respective representatives, upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Purchaser or otherwise, all as though such payment had not been made.

4. Waiver. Guarantor hereby unconditionally waives the following:

(a) any right to require that any suit, action or proceeding be brought against Purchaser or any other Person or to require IFCO to proceed against or exhaust any right or take any action against or with respect to Purchaser, any other Person or any property or to pursue any other remedy in its power before being entitled to proceed under this Guaranty;

(b) presentment, demand, protest or any notice which may be required by any law, statute, rule, regulation, order, writ, injunction or decree of any and all national, federal, state, county, city, municipal, local or regional authorities, departments, bodies, commissions, corporations, branches, directorates, agencies, ministries, counts tribunals, judicial authorities, legislative bodies, administrative bodies, regulatory bodies, autonomous or quasi-autonomous entities or taxing authorities or any department, municipality or other political subdivision thereof (each a “Government Authority”) to preserve intact any right which IFCO may have against the Guarantor under this Guaranty, including but not limited to, notice or proof of acceptance of or reliance upon this Guaranty, the Guaranteed Obligations and notice of any of the matters referred to in Section 3 hereof;

(c) any requirement that IFCO act with promptness or diligence in enforcing its rights under the Limited Notice to Proceed or the Contracts or this Guaranty;

(d) any failure by IFCO to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Purchaser or any other Person;

(e) any defense based upon any election of remedies by IFCO or any taking, modification or release of any collateral for the Guaranteed Obligations, or any failure to perfect any security interest in, or the taking of, or failure to take any other action with respect to, any collateral securing the Guaranteed Obligations or any failure to make or rescission of a demand for payment or performance of the Guaranteed Obligations;

(f) any defense based upon any failure of IFCO to advise Guarantor of any information known to IFCO regarding Purchaser or Purchaser’s non-performance under the Limited Notice to Proceed or the Contracts;

Page A14-3

(g) any defense based upon the addition, substitution or release, in whole or in part, of any Person, including without limitation another guarantor, primarily or secondarily liable for or in respect of the Guaranteed Obligations; and

(h) to the fullest extent permitted by law, all other defenses generally available to a surety or guarantor.

5. Consent to Venue and Jurisdiction.

(a) IFCO and Guarantor each hereby irrevocably agree that the venue for any litigation arising out of or relating to this Guaranty shall be the courts of the state of New York and federal district courts, in each case located in Monroe County, New York and each irrevocably waives any objection which IFCO or Guarantor may now or hereafter have to the bringing of any action, suit or proceeding in such respective jurisdictions, including any objection to the laying of venue based on the grounds of forum non conveniens and any objection based on the grounds of lack of in personal jurisdiction. By the execution of this Guaranty, each of IFCO and Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment under this Guaranty in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(b) Guarantor hereby irrevocably consents to the service of process of summons, complaint and other legal process in any action, suit or proceeding arising out of or relating to this Guaranty by delivering personally or by overnight courier service copies of such papers at the address designated in Section 10 hereof. Nothing in this Section shall affect the right of IFCO to serve legal process in any other manner permitted by law or affect the right of IFCO to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.

(c) To the extent that either IFCO or Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, IFCO and Guarantor each hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

6. Representations. Guarantor hereby represents and warrants as follows:

(a) Guarantor (i) is a duly organized and validly existing Colorado corporation, duly authorized to do business in each other jurisdiction in which the failure to maintain such authorization could, individually or in the aggregate, affect its ability to perform its obligations under this Guarantee and is in good standing under the laws of the states of each such other jurisdiction, and (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged;

(b) Guarantor has the corporate power to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and (b) the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c) Neither the execution, delivery or performance by Guarantor of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and

Page A14-4

provisions hereof will (i) violate any provision of the organizational documents of Guarantor, or (ii) in any manner that would have a material adverse effect on the Guarantor or on its ability to perform its obligations hereunder, contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Government Authority or require the authorization or approval of or any Government Authority, or (iii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon or assignment of any of the property or assets of Guarantor pursuant to the terms of any agreement or other instrument to which Guarantor is a party or by which it or any of its property or assets is bound or to which it is subject; and

(d) As of the date hereof, there are no actions, suits or proceedings pending or, to the best of the knowledge of Guarantor, threatened against or affecting Guarantor before any Government Authority of which there is a likelihood that the outcome could, individually or in the aggregate, affect its ability to perform its obligations hereunder.

(e) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Government Authority and no consent or approval of any other Person (including, without limitation any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery or performance by, or the validity or enforceability as against, Guarantor of this Guaranty.

7. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by IFCO, Guarantor shall not, until all of Purchaser’s obligations under the Limited Notice to Proceed and all other Guaranteed Obligations shall have been indefeasibly fulfilled, (a) be entitled to be subrogated to any of the rights of IFCO against Purchaser or any other guarantor or in any collateral security or guaranty or right of offset held by IFCO for the performance and payment of any or all of the Guaranteed Obligations, or (b) seek any reimbursement or contribution from Purchaser or any other guarantor in respect of any payment, set-off or application of funds made by Guarantor. Guarantor agrees that any claim it has or may be entitled to against Purchaser shall be and are hereby made subject to and subordinate to the prior payment in full of all of the Guaranteed Obligations.

8. No Petition. Guarantor shall not, without the prior consent of IFCO, (a) voluntarily commence, or join with or solicit any other Person in commencing, any case or other proceeding seeking liquidation, reorganization or other relief with respect to Purchaser or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Purchaser, or (b) authorize or permit Purchaser to (i) commence any such proceeding, or (ii) consent to any such relief, or to the appointment of any such official in any case or proceeding.

9. Amendments; No Waiver. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall, in any event, be effective unless the same shall be in writing and signed by IFCO and Guarantor, and then any such waiver or consent shall apply only to the specific occasion which is the subject of such waiver or consent and shall not apply to the occurrence of the same or any similar event on any future occasion. No failure on the part of IFCO or Guarantor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof, or the exercise of any other right operate as a waiver thereof.

10. Notices. All notices and other communications provided for hereunder must be in writing to be effective and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telegram or courier service, when actually received by the party to whom notice is sent, (b) if delivered by telex or facsimile, on the first Business Day following the day transmitted, or (c) if delivered by mail (whether actually received or not), at the close of business on the third Business Day following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party, at the address and/or facsimile numbers of such party set forth below (or at such other address as such party may designate by written notice to the other party in accordance with this Section):

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If to Guarantor:

ADA-ES, Inc.

8100 SouthPark Way, Unit B

Littleton, Colorado 80120

Telephone: (303) 734-1727

Facsimile: (303) 734-0330

Attention: Tony Smith

with a copy to:

Jonathan Lagarenne

997 Lenox Drive, Building 3

Lawrenceville, New Jersey 08648-2311

Telephone: (609) 896-4588

Facsimile: (609) 896-1469

If to IFCO:

Industrial Furnace Company, Inc.

30 Humboldt Street

Rochester, New York 14609

Telephone: (585) 654-3021

Facsimile: (585) 654-3071

Attention:

with a copy to:

Nixon Peabody LLP

Suite 1100 Clinton Square

Rochester, New York 14604

Attention: Peter H. Durant

Telephone: (585) 263-1000

Facsimile: (866) 947-1223

11. Continuing Guaranty; Assignments.

(a) This Guaranty shall (i) be binding upon Guarantor and its successors and permitted assigns and (ii) inure to the benefit of and be enforceable by IFCO and its successors, transferees and assigns. Guarantor shall have no right, power or authority to delegate all or any of its obligations hereunder. This Guaranty shall extend to any variation or amendment to any Contract (made in accordance with its terms) and to any agreement supplemental thereto agreed between Purchaser and IFCO.

(b) Guarantor shall not assign this Guaranty or any portion hereof, or any of the rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of IFCO.

(c) IFCO shall be entitled to assign this Guaranty and its rights herein without the consent of Guarantor. Such right of assignment shall include, but not be limited to, any collateral assignment by IFCO to a trustee or provider of funds or credit in connection with any financing of the Project.

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12. Waiver of Jury Trial. Guarantor hereby irrevocably and unconditionally waives any and all right to trial by jury in any action, suit or counterclaim arising in connection with this Guaranty.

13. Governing Law. This Guaranty shall be governed by, and interpreted and construed in accordance with, the substantive laws of the State of New York, without giving effect to any choice of law rules which may direct the application of the laws of another jurisdiction.

14. Severability. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws in any jurisdiction, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of the Guaranty as to such jurisdiction; and the remaining provisions of the Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from the Guaranty and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ADA-ES, Inc., a Colorado corporation

By:
Name:
Title:

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Attachment 15

Arbitration Procedures

1.	Scope of Arbitration Requirement. With respect to any dispute regarding (a) payments or amounts payable under this Contract and/or (b) the content or value of the Punch List, which dispute(s) is/are not resolved after referral to the Parties’ senior management, pursuant to the first paragraph of Article 28 of this Contract, arbitration conducted pursuant to the procedures in this Attachment 15 is mandatory, final and otherwise binding on the Parties.

2.	Procedures.

a.	Governing Rules. Any dispute to be resolved by arbitration shall be settled in accordance with the American Arbitration Association–Construction Industry–Fast Track Procedures with the following exceptions:

b.	Selection of Arbitrators. Within two (2) Business Days after one Party sends the other Party notice of the commencement of arbitration, each Party shall select one neutral individual to act as arbitrator, and the two selected arbitrators shall, within two (2) Business Days of their appointment, select a third, neutral arbitrator as chairman. Each arbitrator (including the chairman) shall be an individual having experience in commercial contracts and/or agreements and, in particular, the implementation and interpretation of contracts and/or agreements relating to complex construction projects. No arbitrator shall be a present or former employee or agent of, or consultant or counsel to, either Party or any Affiliate thereof. If the arbitrators selected by the Parties are unable or fail to agree upon the selection of the chairman within two (2) Business Days after their appointment, then the chairman shall be selected by the American Arbitration Association.

c.	Limited Discovery. Consistent with the expedited nature of the arbitration, each Party shall, upon the written request of the other Party, promptly provide the other Party with written copies of documents relevant to the issue(s) raised in the dispute. Any disagreement regarding discovery, or the relevance or scope thereof, shall be determined by the chairman, which determination shall be final and conclusive. All discovery shall be completed within ten (10) Business Days following the appointment of the chairman.

d.	Scope of Arbitrators’ Decision. Each Party shall submit to the arbitrators in writing and exchange with each other in advance of the hearing, if any, their last, best and final offers. The arbitrators shall be limited to awarding only one or the other of the two offers submitted.

e.	Award; Timing. The arbitration award shall be made within thirty (30) days of the appointment of the chairman, and the arbitrators shall agree to comply with this schedule before accepting appointment. If the arbitration award is not made within thirty (30) days of the appointment of the chairman, then either Party may terminate the arbitration proceeding upon prior notice to the other Party, and the dispute will thereafter be resolved by legal proceedings in court.

3.	Allocation of Costs and Expenses. Each Party shall bear its own costs and expenses and an equal share of the arbitrators’ fees and the administrative fees of the entire arbitration. The place of arbitration shall be Monroe County, New York, unless otherwise agreed by both of the Parties.

4.	Registration of Award; Governing Law. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The provisions of this

Page A15-1

Attachment 15 shall be governed by the laws of the state of New York, without regard to the conflict of law principles thereof.

5.	Availability of Injunctive Relief. Notwithstanding anything in this Contract to the contrary, nothing in this Attachment 15 to or in Article 28 of this Contract is intended to, nor shall it, prevent either Party from seeking injunctive or other equitable relief at any time as may be available under law or in equity in order to specifically enforce a right or obligation under this Contract in existence prior to that Party seeking such injunctive or other equitable relief.

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Attachment 16

Site Requirements

SAFETY, HEALTH AND ENVIRONMENTAL SITE REQUIREMENTS

Seller is responsible for the safety and health of its employees. Full compliance with OSHA, MSHA, and ANSI Standards incorporated by reference, federal, state, and local regulations is mandatory. In addition, BE&K requires that Seller and its employees comply with the following requirements on all BE&K projects, in addition to Purchaser requirements.

(Subcontractor Safety, Health and Environmental Requirements, Rev. 7-12-06)

1.	Safety and Health Orientation. Each Seller employee must attend the BE&K Safety Orientation and the Site-specific client portion of the orientation, if required. Normally, such orientations will typically be two (2) hours in duration, but this is an estimate for planning purposes only.

2.	Written Safety and Health Program. Seller must have a written safety and health program, and written Hazard Communication Program.

3.	Personal Protective Equipment and Clothing (Seller will avoid costly delays by ensuring that all its employees have, or are provided, required PPE and clothing).

a)	Safety glasses that meet ANSI Z-87.1 requirements must be worn at all times when on BE&K projects except in administrative areas. Safety glasses must have rigid side shields. No contact lenses are to be worn in the work area unless required for medical reasons, excluding administrative areas.

b)	Goggles and a face shield must be worn when cutting or grinding, or in designated areas.

c)	Hard soled, safety toed shoes or boots (ANSI Z-41 approved) are required to be worn while working on all BE&K projects. Such footwear is not required in administrative areas. Tennis shoe or athletic shoe style safety shoes are not permitted.

d)	Hard hats (not bump caps) are required, and must conform to ANSI Z-89.1, Class B. Hard hats are required to be worn with the bill forward (except for welders wearing hoods) on all BE&K projects. The hard hat must not be painted and must have Subcontractor’s identification logo or name on the front of the hat.

e)	Hearing protection must be worn whenever noise is measured above 90dB, or normal conversation cannot be conducted, or when the area is posted as noise-hazardous.

f)	Shirts must have at least a four-inch (4”) sleeve and shirttails must be tucked into the trousers unless welding. Trousers must never be tucked into boots. Tank tops and shorts are prohibited. Perforated or mesh shirts and pants are prohibited. Nylon or polyester clothing is prohibited where it may be exposed to fire or excessive heat.

g)	Neck ties, hair below the top of the shoulders, finger rings, including wedding bands, dangling necklaces, bracelets, or ear rings must never be worn on BE&K project non-administrative areas.

h)	Full-body style safety harnesses, dual shock absorbing fall protection lanyards and devices to attach lanyards to beams, such as beam straps, will be used on BE&K projects as described below.

i)	Abrasion resistant gloves must be carried by each worker and worn when handling any sharp or abrasive materials that could cause hand injury. Gloves must not be worn around rotating equipment. All gloves will be provided by the subcontractor to their workers at no cost to the employee.

4.	Fall Protection

a)	On all BE&K construction projects, one hundred percent (100%) fall protection is required when working more than six feet (6’) above the next lowest level, whether through installation of railing systems, use of fall protection harnesses and lanyards, or any other OSHA approved method. On maintenance projects, the fall protection height requirements may be four feet (4’).

b)

When erecting or working on steel structures, the preferred method is to pre-install railing systems and other fall protection devices such as life-lines that facilitate tie-off. The first access for initial connection of steel

(Subcontractor Safety, Health and Environmental Requirements, Rev. 7-12-06)

beams should be in a JLG-type bucket lift but it may be conducted by climbing vertical beams if tied-off to a retractable lifeline. Subsequent access to steel for bolt-up must be by personal lifting devices such as stairs, JLG-type bucket lifts, ladders, or scaffolds. When on steel, one hundred percent (100%) tie-off is always required when above six feet. (6’)

c)	When erecting or dismantling scaffolds on a construction Site, one hundred percent (100%) fall protection is required above six feet (6’). On maintenance sites, fall protection may be required above four feet (4’).

d)	Fall protection harnesses must be worn and a retractable lifeline used anytime a worker is climbing or descending on scaffold ladders that are more than 15 feet above the ground of the next lowest level. The retractable lanyard must be attached to a suitable anchor- point.

e)	When working on incomplete scaffolds, such as those that are “BE&K yellow-tagged”, 100% tie-off is required.

f)	Fall protection harnesses and lanyards must be inspected by a competent person monthly.

g)	When in JLG-type baskets, fall protection must be worn and all workers tied-off.

h)	Roof leading edge protection must be provided when working within six feet (6’) of the edge when that edge is more than six feet (6’) above the next lowest level.

FAILURE TO COMPLY WITH THE FALL PROTECTION CRITERIA ABOVE (4a-h) SHALL RESULT IN IMMEDIATE REMOVAL OF THE VIOLATING EMPLOYEE.

5.	Ladders

a)	Only fiberglass or wooden ladders are allowed on BE&K projects. Metal ladders are prohibited. Purchaser requirements may not permit wooden ladders; you must check.

b)	Extension ladders will be held at the base until tied-off at the top.

c)	Ladders must be inspected and the inspection documented by a competent person and each ladder tagged and/or taped monthly.

6.	Vehicles and Mobile Equipment

a)	Each Seller employee must have a valid license to operate any vehicles or mobile equipment on the project. Subcontractor employees will be required to show such license to a BE&K representative.

b)	Daily pre-use inspections will be performed on each vehicle or item of mobile equipment. The BE&K checklist (Volume Two, Safety and Health Procedures Manual, Form 40-03-1) or equivalent must be used and the documentation retained for review.

c)	All incoming vehicles and mobile equipment must be safety-checked before use and operator training must be documented and available for review.

d)	Installed seat belts will be used by vehicle and equipment operators.

(Subcontractor Safety, Health and Environmental Requirements, Rev. 7-12-06)

e)	All mobile equipment and other construction vehicles (not cars or pickups with unobstructed rear views) must have operable back-up alarms.

f)	Any mobile equipment used in an enclosed area such as a basement or warehouse, shall be propane or electric powered.

(Subcontractor Safety, Health and Environmental Requirements, Rev. 7-12-06)

7.	Environmental Requirements

a)	Seller is to provide current Material Safety Data Sheets (MSDS) before any materials/chemicals are brought to the Site.

b)	Trash and waste will be properly disposed of in designated containers.

c)	Equipment fluid leaks will be contained and the equipment repaired before continued use.

d)	BE&K supervisors and client/owner managers must be notified immediately when any chemical or oil spill occurs, no matter how small. Spill control and clean-up will only be accomplished by trained personnel. Seller shall be responsible for costs involved with clean up of spills it causes.

8.	Confined Spaces

a)	Seller must provide all of its employees/attendants (hole watchers) who enter confined spaces with rescue and emergency equipment, continuous atmospheric monitoring instruments, respirators, fire extinguishers, and any other equipment required by OSHA or MSHA as appropriate.

b)	All project confined spaces are to be considered “permit-required” and will not be entered unless a permit is signed by BE&K or the Purchaser.

c)	If a Seller employee enters a permit-required confined space, Subcontractor must have an on-site trained rescue force available as specified by OSHA or MSHA as appropriate, or have arranged for that service from the client/owner or an outside service company. Seller must check to see if rescue forces from the fire department will be on hand and include training, equipping, and the standby of rescue personnel for its personnel who may enter permit-required confined spaces.

d)	If BE&K personnel are also in the confined space, BE&K will conduct continuous atmospheric monitoring. When there is no BE&K personnel in the space, the Subcontractor is required to perform initial and continuous atmospheric monitoring.

9.	Excavations

a)	An excavation permit will be obtained from BE&K or the client/owner before digging, no matter what the depth of the hole, trench or excavation.

b)	Protective systems such as trench boxes or shoring must be in place in all trenches five feet (5’) or more in depth unless benching or sloping in compliance with OSHA Standards is maintained.

c)	All subcontractor employees involved with trenching and excavations must be trained in the hazards and precautions.

d)	A competent person must inspect each trench daily prior to worker entry and intermittently during trenching operations.

e)	Spoil piles must be kept at least three (3) feet back from the edges of a trench.

f)	Safe access and egress into and out of trenches must be provided in every case.

(Subcontractor Safety, Health and Environmental Requirements, Rev. 7-12-06)

10.	Miscellaneous Requirements

a)	Assured grounding and Ground Fault Circuit Interrupters (GFCI) are required on all electrical equipment and electrical tools and must be furnished by Seller. If in doubt, ask the project supervisors or safety coordinator at the Site.

b)	Seller must use hot work, confined space, and line breaking permits required by BE&K or the client/owner.

c)	Scaffolding will be inspected by qualified persons and tagged with BE&K or similar tags approved by the BE&K safety coordinator. If Seller erects scaffolds, it must have a competent person assigned.

d)	Lifts over 2,000 pounds require completion of the BE&K pre-lift checklist form (Volume Two, Safety and Health Procedures Manual, Form 40-06-1). Lifts over 6,000 pounds require the approval of a BE&K rigging superintendent designated by BE&K.

e)	Seller must supply lockout locks for employees. These locks must not be used for other purposes and supervisors must ensure keys are controlled.

f)	Compressed air hoses and couplings must be inspected daily before use. All hose couplings must have positive locking devices. Chicago-type fittings must be secured with wire or clips.

g)	Electrical cords, hoses, and welding leads must be routed overhead when feasible, so as to avoid tripping hazards and damage to the cords, hoses and leads. Hoses, cords and leads routed on the ground will be protected from damage caused by vehicles running over them.

h)	Electrical equipment cords, including extension cords brought onto the project, must not have cuts, or other defects, and must be free of repairs. Splices completed by a qualified electrician are allowed if the insulation is intact and usage characteristics are the same as a new cord.

i)	Seller must ensure that all job-related injuries and illnesses, no matter how minor, are reported to BE&K immediately. Seller must submit a weekly report on all occupational injuries and illnesses to BE&K’s Subcontract Coordinator, including the completed individual injury report form.

j)	Toolbox safety meetings must be conducted daily, and one (1) weekly meeting must be fully documented with content and attendance. Copies of handouts provided to Seller’s workers are to be given to BE&K’s Subcontract Coordinator or Safety Coordinator for retention.

k)	A Subcontractor representative must attend BE&K-led safety committee meetings.

l)	When thirty (30) or more of Seller workers are on the job, Seller must provide a safety coordinator approved by BE&K as competent to perform safety responsibilities for the scope and size of the project and, unless waived by the BE&K Project Manager, be present on the project during regular working hours.

m)	Seller shall maintain training records for each of its employees on a BE&K site and will immediately provide those records to BE&K upon request.

n)	Seller shall require each work- crew to complete a pre-task Job Safety Analysis (JSA), attached as Exhibit E-1 used by BE&K (Volume One, Safety and Health Management Systems, Form M03-02-1), or one that is similar in content and purpose. A JSA must be completed prior to each task on each shift.

11.	EVACUATION MAP AND ALARM SIGNALS IT IS THE RESPONSIBILITY OF THE SELLER TO OBTAIN AND COMMUNICATE TO ITS EMPLOYEES EVACUATION MAPS AND ROUTES OUT OF THEIR WORK AREA AND TO IDENTIFY ALARM SIGNALS AS MAY BE APPLICABLE TO THE PROJECT SITE.

(Subcontractor Safety, Health and Environmental Requirements, Rev. 7-12-06)

Seller agrees to comply with OSHA, MSHA and the aforementioned requirements.

Any questions concerning these requirements that surface during the bid stage must be directed to the Subcontract Administrator.

Any questions of an emergency nature may be directed to the Corporate Safety Department or the Corporate Law Department that can both be reached by calling (205) 972-6000.

(Subcontractor Safety, Health and Environmental Requirements, Rev. 7-12-06)

Attachment 17

Site Layout

Page A17-1

Set 1/2" LP
125
120
POLE LINE
W/ SECURITY LIGHTS
FOR PARKING LOT
GUARD HOUSE
SECURITY GATE
CONST PARKING
Existing Gravel Road
CONF
CRAFT
SUPT
ADMIN
SAFETY
CONTRACTOR OFFICE COMPOUND
FRONT-SIDE LAYDOWN
ACCESS ROAD
EAST LAYDOWN
MUF LAYDOWN
SOUTH LAYDOWN
SECURITY FENCING (TYP.)
5800
5600
5400
5200
5000
4800
1600
1800
2000
2200
2400
2600
2800
3000
CROWFOOT PROJECT
RED RIVER PARISH, LOUISIANA – LA2
TEMPORARY CONSTRUCTION PLAN
RELEASED FOR INFORMATION
By______ Date______
000-CSK-101

Page A17-2

Attachment 18

Description of Water, Electric, Power and Other Utilities Required by Seller

Mechanical:

Water: 10 gpm (psi not important)

Shop Air: 90 psi, CFM TBD

Gas: 37,000 CFH @ 10 psi min., 40 psi max.

Electrical:

490 kW, 480V, 3ph

Page A18-1

Attachment 19

Spare Parts List and Delivery Schedule

All parts under this Attachment 19 shall be provided by Seller to Purchaser no later than thirty (30) days after the date of Substantial Completion, in no case later than *, as may be extended pursuant to Change Order(s).

Furnace
Rabble Teeth -- Supply only 1 set for one in-hearth and 1 out-hearth, less spacers	1 set
Rabble Arms	2 ea.
Top Bearing	1 ea.
Graphite Inserts for Top Bearing	1 set
Bottom Bearing Assembly, Complete	1 ea.
Step Buttons for Bottom Bearing	[TBD	]
Intermediate Lute Cap	1 ea.
Mechanical Equipment
Cooling Air Fan Shaft Bearings	1 set
Injection Air Fan Shaft Bearings	2 sets
I.D. Fan Wheel and Shaft Assembly	1 ea.
I.,D. Fan Shaft Bearings	1 set
Cyclone Recycle Centering Screw	1 ea.
Cyclone Recycle Furnace Feed Screw	1 ea.
Pop-top Damper Cylinder Seal Kit	1 ea.
Pop-top Damper Solenoid Valve	1 ea.
Pop-top Shaft Bearings	1 set
Combustion System
Spark Igniter for MHF Burners	4 ea.
Automatic Gas Safety Shutoff Valve	1 ea.
Gas Ratio Regulator	1 ea.
Main Gas Safety Shutoff Valve	1 ea.
Main Gas Regulator Repair Kit	1 ea.

Page A19-1